Exhibit 10.1
Execution Version
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 20, 2025, is entered into among MAXIMUS, INC., a Virginia corporation (the “Borrower”), the guarantors party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the Tranche A-1 Term Lenders (as defined below), and amends that certain Amended and Restated Credit Agreement, dated as of May 30, 2024 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”, the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), among the Borrower, the banks and other financial institutions or lending entities from time to time party thereto, and the Administrative Agent.
WHEREAS, pursuant to Section 2.25(a) of the Credit Agreement, the Borrower has requested that each Tranche A-1 Term Lender provide New Term Loans in an aggregate principal amount equal to $250,000,000 (the “Tranche A-1 Term Loans”), which Tranche A-1 Term Loans shall have the terms set forth in the Amended Credit Agreement;
WHEREAS, each Person that executes and delivers a counterpart to this Amendment as a Tranche A-1 Term Lender (each, a “Tranche A-1 Term Lender”) agrees to make Tranche A-1 Term Loans to the Borrower on the First Amendment Effective Date (as defined below) in the amount set forth opposite such Tranche A-1 Term Lender’s name on Schedule I hereto, the proceeds of which will be used by the Borrower to (x) repay Revolving Loans outstanding under the Credit Agreement, (y) repurchase Capital Stock of the Borrower and (z) pay fees and expenses in connection with this Amendment and the foregoing;
WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the Borrower, the Administrative Agent and the Tranche A-1 Term Lenders have indicated their willingness to amend the Credit Agreement as set forth in Article II of this Amendment to give effect to the Tranche A-1 Term Loans;
WHEREAS, JPMorgan Chase Bank, N.A. (the “First Amendment Lead Left Arranger”), BofA Securities, Inc., Truist Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC shall act as the lead arrangers (collectively, together with the First Amendment Lead Left Arranger, the “First Amendment Lead Arranger”) in connection with this Amendment and the Tranche A-1 Term Loans;
WHEREAS, Bank of America, N.A., Truist Bank, U.S. Bank National Association and Wells Fargo Bank, National Association shall act as the co-syndication agents (the “First Amendment Co-Syndication Agents”) in connection with this Amendment and the Tranche A-1 Term Loans;
WHEREAS, PNC Bank, N.A., HSBC Bank USA, N.A. and HSBC UK Bank plc shall act as the co-documentation agents (the “First Amendment Co-Documentation Agents”) in connection with this Amendment and the Tranche A-1 Term Loans; and
WHEREAS, this Amendment will become effective on the First Amendment Effective Date on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Execution Version
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement.
ARTICLE II
AMENDMENTS TO THE CREDIT AGREEMENT
Each of the parties hereto agrees that, effective on the First Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached as Exhibit A hereto.
The Commitments of the Lenders as of the First Amendment Effective Date (as defined below) (after giving effect thereto) shall be as set forth on Schedule II hereto (which Schedule II shall replace the Commitment Schedule as of the First Amendment Effective Date and become part of the Credit Agreement).

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01 Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower, on behalf of itself and each other Loan Party, represents and warrants to each other party hereto, on and as of the First Amendment Effective Date, that the following statements are true and correct on and as of the First Amendment Effective Date:
(a)    each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”), in each case as if made on and as of the First Amendment Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of such earlier date; and
(b)    no Default or Event of Default has occurred and is continuing.
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
Section 4.01 First Amendment Effective Date. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied:
(a)    Execution and Delivery of this Amendment. On or prior to the First Amendment Effective Date, (i) each of the Borrower, the Administrative Agent and each Tranche A-1 Term Lender shall have signed a counterpart of this Amendment (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent.

Execution Version
(b)    Opinion of Counsel. The Administrative Agent shall have received an executed legal opinion of (i) Willkie Farr & Gallagher LLP, special New York counsel to the Loan Parties, (ii) Williams Mullen, special Maryland and Virginia counsel to the Loan Parties, (iii) Nelson Mullins Riley & Scarborough LLP, special Tennessee and Colorado counsel to the Loan Parties and (iv) Krieg DeVault LLP, special Indiana counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:
(i)    a certificate of the Borrower and each of Loan Parties, dated as of the First Amendment Date, substantially in the form of Exhibit L to the Credit Agreement, with appropriate insertions and attachments; and
(ii)    good standing certificates and bring-down telegrams or facsimiles, if any, for the Borrower and each of the other Loan Parties.
(d)    Notice of Borrowing. Receipt by the Administrative Agent of a Borrowing Notice with respect to the Tranche A-1 Term Loans in accordance with the requirements of Section 2.2(b) of the Amended Credit Agreement.
(e)    KYC Information. The Administrative Agent shall have received from the Borrower at least three (3) Business Days prior to the First Amendment Effective Date documentation and other information requested by any Lender no less than ten (10) Business Days prior to the First Amendment Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.
(f)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit M to the Credit Agreement;
(g)    Financial Covenant. The Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 of the Credit Agreement (without giving effect to the incurrence of the Tranche A-1 Term Loans for purposes of clause (b) of the definition of “Consolidated Net Total Leverage”).
(h)    Lien Searches. The Collateral Agent shall have received the results of recent lien searches, in each of the jurisdictions in which Uniform Commercial Code financing statements will be made or Intellectual Property security agreements will be filed, as applicable, to evidence or perfect security interests required to be evidenced or perfected, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3 or Liens to be discharged on or prior to the First Amendment Effective Date;
(i)    Representations and Warranties. The representations and warranties contained in Article III hereof shall be true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent that such representations and warranties relate to an earlier date, in

Execution Version
which case they shall be true and correct in all material respects as of such earlier date, in each case subject to the qualifications set forth therein.
(j)    Fees and Expenses. On the First Amendment Effective Date, the Borrower shall have paid to the Administrative Agent, the First Amendment Lead Left Arranger and the Tranche A-1 Term Lenders all fees and other amounts due and payable under or in connection with this Amendment on or prior to the First Amendment Effective Date, in each case to the extent invoiced at least three (3) Business Days prior to the First Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower in respect of the transactions contemplated hereby.
(k)    Officer’s Certificate. The Administrative Agent shall have received a certificate of the Borrower certifying the Borrower’s compliance with the condition set forth in clause (g) above.

Section 4.02 Effects of this Amendment.
(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement as in effect immediately prior to giving effect hereto or any of the Loan Documents. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)    From and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall in each case be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
ARTICLE V
ACKNOWLEDGMENTS OF TRANCHE A-1 TERM LENDERS
Section 5.01 Acknowledgement of Tranche A-1 Term Lenders. Each Tranche A-1 Term Lender expressly acknowledges that neither any of the Agents nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys in fact have made any representations or warranties to it and that no act by any Agent or such other Person hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or any such other Person to each Tranche A-1 Term Lender. Each Tranche A-1 Term Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to provide its Tranche A-1 Term Loans hereunder and enter into this Amendment,

Execution Version
the Amended Credit Agreement and to any other Loan Document to which each Tranche A-1 Term Lender shall become a party. Each Tranche A-1 Term Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Amended Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Tranche A-1 Term Lender hereby (a) confirms that it has received a copy of the Amended Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Amendment and the other Loan Documents to which each Tranche A-1 Term Lender shall be a party, (b) agrees that it shall be bound by the terms of the Amended Credit Agreement and the other Loan Documents as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of such Loan Documents are required to be performed by it as a Lender and (c) irrevocably designates and appoints the Agents as the agents of each Tranche A-1 Term Lender under the Amended Credit Agreement and the other Loan Documents, and each Tranche A-1 Term Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Amended Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Amended Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.
ARTICLE VI
REAFFIRMATION
Section 6.01 Reaffirmation. By signing this Amendment, each Loan Party hereby (a) confirms that notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, the obligations of the Loan Parties under the Amended Credit Agreement (including with respect to the Tranche A-1 Term Loans contemplated by this Amendment) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Amended Credit Agreement, the Guarantee and Collateral Agreement, the other Security Documents and the other Loan Documents, (ii) constitute “Obligations” for purposes of the Amended Credit Agreement, the Guarantee and Collateral Agreement, the other Security Documents and all other Loan Documents, (b) confirms and ratifies each Guarantor’s continuing unconditional obligations as Guarantor under the Guarantee and Collateral Agreement with respect to all of the Obligations, (c) confirms that each Loan Document to which any Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms (in the case of the Credit Agreement, as amended hereby) and (d) confirms that each Tranche A-1 Term Lender shall be a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents. The Borrower, on behalf of itself and each other Loan Party, ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations.
ARTICLE VII
MISCELLANEOUS
Section 7.01 Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly

Execution Version
set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Amended Credit Agreement and that this Amendment is a Loan Document.
Section 7.02 Incremental Term Loan Amendment. The Administrative Agent, the Tranche A-1 Term Lenders and the Borrower acknowledge and agree that the amendments set forth herein are necessary or appropriate to affect the provisions of Section 2.25 of the Credit Agreement.
Section 7.03 Severability; Miscellaneous Provisions. The provisions of Sections 10.9, 10.12, 10.17 and 10.22 of the Amended Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.
Section 7.04 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic (i.e., “pdf” or “tiff”) transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
Section 7.05 Headings. The headings of the several Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
Section 7.06 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 10.11 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED MUTATIS MUTANDIS AND SHALL APPLY HERETO.
[Signature Pages Follow]

Execution Version
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
MAXIMUS, INC., a Virginia corporation,
as Borrower

By:	/s/ David Mutryn
Name: David Mutryn
Title: Chief Financial Officer and Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS US SERVICES, INC., an Indiana corporation, as Guarantor

By:	/s/ David Mutryn
Name: David Mutryn
Title: Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS HUMAN SERVICES, INC., a Virginia corporation, as Guarantor

By:	/s/ David Mutryn
Name: David Mutryn
Title: Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS FEDERAL SERVICES, INC., a Virginia corporation, as Guarantor

By:	/s/ Michael Palensky
Name: Michael Palensky
Title: Secretary

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS FEDERAL CONSULTING, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: Secretary

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
VETERANS EVALUATIONS SERVICES, INC., a Texas corporation, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
VETERANS EVALUATIONS SERVICES, INC., a Illinois corporation, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
VES GROUP, INC., a Texas corporation, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
ASCEND MANAGEMENT INNOVATIONS, LLC a Tennessee limited liability company, as Guarantor

By:	/s/ David Mutryn
Name: David Mutryn
Title: Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS CONSULTING SERVICES, INC., a Virginia corporation, as Guarantor

By:	/s/ David Mutryn
Name: David Mutryn
Title: Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS FEDERAL SYSTEMS, LLC, a Maryland limited liability company, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
INTERACTIVE TECHNOLOGY SOLUTIONS, LLC, a Maryland limited liability company, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
ITEQ HOLDING COMPANY, INC., a Maryland corporation, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS FEDERAL IT, LLC, a Maryland corporation, as Guarantor

By:	/s/ Catherine Scavello
Name: Catherine Scavello
Title: President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
MAXIMUS HIGHER EDUCATION, INC., a Virginia corporation, as Guarantor

By:	/s/ David Mutryn
Name: David Mutryn
Title: Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
POLICY STUDIES LLC., a Colorado limited liability company, as Guarantor

By:	/s/ David Mutryn
Name: David Mutryn
Title: Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
PSI SERVICES HOLDING LLC., a Delaware limited liability company, as Guarantor

By:	/s/ David Mutryn
Name: David Mutryn
Title: Treasurer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Ryan Viaclovsky
Name: Ryan Viaclovsky
Title: Authorized Officer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
JPMORGAN CHASE BANK, N.A.,
as a Tranche A-1 Term Lender

By:	/s/ Ryan Viaclovsky
Name: Ryan Viaclovsky
Title: Authorized Officer

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
BANK OF AMERICA, N.A.,
as a Tranche A-1 Term Lender

By:	/s/ Ena Ukachi
Name: Ena Ukachi
Title: Senior Vice President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
Truist Bank,
as a Tranche A-1 Term Lender

By:	/s/ Anika Kirs
Name: Anika Kirs
Title: Director

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
U.S. BANK NATIONAL ASSOCIATION,
as a Tranche A-1 Term Lender

By:	/s/ Andrew Armour
Name: Andrew Armour
Title: Senior Vice President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
Wells Fargo Bank, N.A.,
as a Tranche A-1 Term Lender

By:	/s/ Daniel Kinasz
Name: Daniel Kinasz
Title: Executive Director

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
PNC BANK, NATIONAL ASSOCIATION,
as a Tranche A-1 Term Lender

By:	/s/ Eric H. Williams
Name: Eric H. Williams
Title: Senior Vice President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
HSBC UK Bank plc
as a Tranche A-1 Term Lender

By:	/s/ Jenni Adams
Name: Jenni Adams
Title: Regional Director, International Subsidiary Banking - POA

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
HSBC Bank USA, National Association
as a Tranche A-1 Term Lender

By:	/s/ Alyssa Champion
Name: Alyssa Champion
Title: Senior Vice President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
First National Bank of Pennsylvania
as a Tranche A-1 Term Lender

By:	/s/ M. Claire Harshbarger
Name: M. Claire Harshbarger
Title: Assistant Vice President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
Atlantic Union Bank,
as a Tranche A-1 Term Lender

By:	/s/ William W. Palmer
Name: William W. Palmer
Title: Senior Vice President

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
TAIWAN COOPERATIVE BANK, LTD., acting through its NEW YORK BRANCH, as a Tranche A-1 Term Lender

By:	/s/ Wen-Ching Wang
Name: Wen-Ching Wang
Title: S.V.P. & General Manager

[Signature page to First Amendment to Amended and Restated Credit Agreement]

Execution Version
Schedule I
Tranche A-1 Loan Commitments

Tranche A-1 Lender	Tranche A-1 Term Commitment
JPMORGAN CHASE BANK, N.A.	$22,921,500.00
BANK OF AMERICA, N.A.	$22,921,500.00
TRUIST BANK	$22,921,500.00
U.S. BANK NATIONAL ASSOCIATION	$22,921,500.00
WELLS FARGO BANK, NATIONAL ASSOCIATION	$22,921,500.00
PNC BANK, NATIONAL ASSOCIATION	$53,912,250.00
HSBC UK BANK PLC	$15,000,000.00
HSBC BANK USA, NATIONAL ASSOCIATION	$6,400,000.00
FIRST NATIONAL BANK OF PENNSYLVANIA	$25,580,250.00
ATLANTIC UNION BANK	$19,500,000.00
TAIWAN COOPERATIVE BANK, LTD.	$15,000,000.00
TOTAL:	$250,000,000

Execution Version

Schedule II
SCHEDULE 2.1
Commitments

Lender	Revolving Commitment	Tranche A Term Loans	Tranche A -1Term Commitment
JPMorgan Chase Bank, N.A.	$107,140,000.00	$74,938,500.00	$22,921,500.00
Bank of America, N.A.	$107,140,000.00	$74,938,500.00	$22,921,500.00
Truist Bank	$107,140,000.00	$74,938,500.00	$22,921,500.00
Wells Fargo Bank, National Association	$107,140,000.00	$74,938,500.00	$22,921,500.00
U.S. Bank National Association	$107,140,000.00	$74,938,500.00	$22,921,500.00
HSBC Bank USA, National Association	$66,888,962.73	$56,515,973.51	$6,400,000.00
BMO Bank N.A.	$80,360,000.00	$67,899,000.00
Atlantic Union Bank		$19,500,000.00	$19,500,000.00
First National Bank of Pennsylvania	$26,790,000.00	$22,629,750.00	$25,580,250.00
Land Bank of Taiwan		$24,375,000.00
PNC Bank, National Association	$26,790,000.00	$22,629,750.00	$53,912,250.00
State Bank of India		$34,125,000.00
HSBC UK Bank plc	$13,471,037.27	$11,383,026.49	$15,000,000.00
Taiwan Cooperative Bank, Ltd.			$15,000,000.00
Total	$750,000,000.00	$633,750,000.00	$250,000,000

Tranche B Terms Loans are on file with the Administrative Agent.

Execution Version

EXHIBIT A
Amended Credit Agreement
[Attached]

CONFORMED THROUGH FIRST AMENDMENT
Execution Version

$1,900,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
    dated May 30, 2024,
as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of March 20, 2025 among
MAXIMUS, INC.,
as the Borrower,
The Lenders from time to time party hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and Issuing Lender,
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
TRUIST SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC
and
U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Lead Bookrunners,

BANK OF AMERICA, N.A.,
TRUIST BANK
WELLS FARGO BANK, NATIONAL ASSOCIATION
and
U.S. BANK NATIONAL ASSOCIATION
as Co-Syndication Agents,

and
HSBC BANK USA, N.A.,
and
BMO BANK N.A.
as Co-Documentation Agents

Execution Version
TABLE OF CONTENTS
PAGE
SECTION 1.    DEFINITIONS    ~~2~~1
1.1    Defined Terms    ~~2~~1
1.2    Other Definitional Provisions    ~~58~~57
1.3    Pro Forma Calculations    ~~59~~58
1.4    Additional Alternative Currencies    ~~61~~60
1.5    Exchange Rates; Currency Equivalents    ~~62~~61
1.6    Accounting Terms and Determination    ~~62~~61
1.7    Letter of Credit Amounts    62
1.8    Interest Rates; Benchmark Notification    62
1.9    Application of Multiple Relevant Provisions    ~~63~~62
1.10    Divisions    63
1.11    MIRE Event    ~~64~~63
SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS    ~~64~~63
2.1    Term Commitments    ~~64~~63
2.2    Procedure for ~~Initial~~ Term Loan Borrowings    ~~65~~64
2.3    Repayment of Term Loans    ~~65~~64
2.4    Revolving Commitments    ~~66~~65
2.5    Procedure for Revolving Loan Borrowing    66
2.6    Swing Line Loans    ~~67~~66
2.7    Defaulting Lenders    ~~70~~69
2.8    Repayment of Loans    ~~71~~70
2.9    Commitment Fees, etc.    71
2.10    Termination or Reduction of Revolving Commitments    ~~72~~71
2.11    Optional Prepayments    72
2.12    Mandatory Prepayments    73
2.13    Conversion and Continuation Options    ~~76~~75
2.14    Minimum Amounts and Maximum Number of Term Benchmark Tranches    77
2.15    Interest Rates and Payment Dates    77
2.16    Computation of Interest and Fees    78
2.17    Alternate Rate of Interest    78
2.18    Pro Rata Treatment and Payments    82
2.19    Requirements of Law    84
2.20    Taxes    ~~86~~85
2.21    Indemnity    ~~89~~88
2.22    Illegality    ~~90~~89
2.23    Change of Lending Office    90
2.24    Replacement of Lenders    90
2.25    Incremental Loans    91
2.26    Extension of Term Loans and Revolving Commitments    93
2.27    Permitted Debt Exchanges    96
SECTION 3.    LETTERS OF CREDIT    98
3.1    L/C Commitment    98
3.2    Procedure for Issuance of Letter of Credit    98
3.3    Fees and Other Charges    99
3.4    L/C Participations    99

Execution Version
3.5    Reimbursement Obligation of the Borrower    101
3.6    Obligations Absolute    101
3.7    Letter of Credit Payments    102
3.8    Applications    102
3.9    Applicability of ISP and UCP    102
SECTION 4.    REPRESENTATIONS AND WARRANTIES    102
4.1    Financial Condition    102
4.2    No Change    102
4.3    Existence; Compliance with Law    ~~103~~102
4.4    Corporate Power; Authorization; Enforceable Obligations    103
4.5    No Legal Bar    103
4.6    No Material Litigation    ~~104~~103
4.7    No Default    ~~104~~103
4.8    Ownership of Property; Liens    104
4.9    Intellectual Property    104
4.10    Taxes    104
4.11    Federal Regulations    ~~105~~104
4.12    ERISA    ~~105~~104
4.13    Investment Company Act    105
4.14    Subsidiaries    105
4.15    Environmental Matters    ~~106~~105
4.16    Accuracy of Information, etc    ~~106~~105
4.17    Security Documents    106
4.18    Solvency    ~~107~~106
4.19    Anti-Terrorism    ~~107~~106
4.20    EEA Financial Institution    107
4.21    Margin Regulations    107
SECTION 5.    CONDITIONS PRECEDENT    107
5.1    Conditions to Initial Extension of Credit    107
5.2    Conditions to Each Revolving Loan Extension of Credit After Restatement Date    109
SECTION 6.    AFFIRMATIVE COVENANTS    ~~110~~109
6.1    Financial Statements    ~~110~~109
6.2    Certificates; Other Information    ~~111~~110
6.3    Payment of Taxes    ~~112~~111
6.4    Conduct of Business and Maintenance of Existence, etc.; Compliance    112
6.5    Maintenance of Property; Insurance    112
6.6    Inspection of Property; Books and Records; Discussions    113
6.7    Notices    ~~114~~113
6.8    Additional Collateral, etc    ~~114~~113
6.9    Use of Proceeds    ~~117~~116
6.10    Post Closing    117
6.11    Changes in Jurisdiction or Organization; Name    117
6.12    Anti-Corruption Laws; Sanctions    117
6.13    Maintenance of Ratings    117
SECTION 7.    NEGATIVE COVENANTS    ~~118~~117
7.1    Financial Covenants    ~~118~~117
7.2    Indebtedness    ~~118~~117
7.3    Liens    122

Execution Version
7.4    Fundamental Changes    ~~126~~125
7.5    Dispositions of Property    126
7.6    Restricted Payments    ~~129~~128
7.7    Investments    ~~131~~130
7.8    [RESERVED]    ~~134~~133
7.9    Transactions with Affiliates    ~~134~~133
7.10    Anti-Corruption Laws; Sanctions    134
7.11    Changes in Fiscal Periods    134
7.12    Negative Pledge Clauses    ~~135~~134
7.13    Clauses Restricting Subsidiary Distributions    ~~136~~135
7.14    Lines of Business    ~~137~~136
7.15    Limitation on Hedge Agreements    ~~137~~136
SECTION 8.    EVENTS OF DEFAULT    ~~137~~136
8.1    Events of Default    ~~137~~136
SECTION 9.    THE ADMINISTRATIVE AGENT    140
9.1    Authorization and Action    140
9.2    Administrative Agent’s Reliance, Limitation of Liability, Etc.    ~~143~~142
9.3    Posting of Communications    ~~144~~143
9.4    The Administrative Agent Individually    145
9.5    Successor Administrative Agent and Issuing Lenders    145
9.6    Acknowledgements of Lenders, the Swing Line Lender and Issuing Lenders    ~~147~~146
9.7    Collateral Matters    ~~149~~148
9.8    Credit Bidding    149
9.9    Certain ERISA Matters    150
9.10    Authorization to Release Liens and Guarantees    151
SECTION 10.    MISCELLANEOUS    151
10.1    Amendments and Waivers    151
10.2    Notices; Electronic Communications    154
10.3    No Waiver; Cumulative Remedies    156
10.4    Survival of Representations and Warranties    157
10.5    Payment of Expenses; Indemnification    157
10.6    Successors and Assigns; Participations and Assignments    158
10.7    Adjustments; Set off    ~~163~~162
10.8    Counterparts    163
10.9    Severability    163
10.10    Integration    163
10.11    GOVERNING LAW    163
10.12    Submission to Jurisdiction; Waivers    ~~164~~163
10.13    Acknowledgments    164
10.14    Confidentiality    165
10.15    Release of Collateral and Guarantee Obligations; Subordination of Liens    166
10.16    Accounting Changes    167
10.17    WAIVERS OF JURY TRIAL    ~~168~~167
10.18    USA PATRIOT ACT    168
10.19    Effect of Certain Inaccuracies    168
10.20    Interest Rate Limitation    168
10.21    Payments Set Aside    ~~169~~168
10.22    Electronic Execution of Assignments and Certain Other Documents    169
10.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    169

Execution Version
10.24    Acknowledgement Regarding Any Supported QFCs    ~~170~~169
10.25    Amendment and Restatement    ~~171~~170
10.26    Judgment Currency.    170

SCHEDULES
Schedule 1.1A    Immaterial Subsidiaries
Schedule 1.1B    Specified Foreign Currency L/C Agreements
Schedule 1.1C    Specified Hedge Agreements
Schedule 1.1D    Existing Letters of Credit
Schedule 2.1    Commitments
Schedule 4.3    Existence; Compliance with Law
Schedule 4.4    Consents, Authorizations, Filings and Notices
Schedule 4.6    Litigation
Schedule 4.8A    ~~Ownership of Property~~Liens
Schedule 4.8B    Material Real Property
Schedule 4.14    Subsidiaries
Schedule 4.17    Filing Offices
Schedule 6.10    Post-Closing
Schedule 7.2(d)    Existing Indebtedness
Schedule 7.3(f)    Existing Liens
Schedule 7.5(s)    Dispositions
Schedule 7.7    Existing Investments
Schedule 7.7(n)    Deferred Compensation Plans
Schedule 7.12    Existing Negative Pledge Clauses

EXHIBITS:
Exhibit A-1    Form of Tranche A Term Loan Note
Exhibit A-2    Form of Tranche B Term Loan Note
Exhibit A-3    Form of Revolving Note
Exhibit B    Form of Guarantee and Collateral Agreement
Exhibit C    Form of Intercreditor Agreement
Exhibit D    Form of Joinder Agreement
Exhibit E-1    Form of Increase Supplement
Exhibit E-2    Form of Lender Joinder Agreement
Exhibit F    Form of Borrowing Notice
Exhibit G    Form of Letter of Credit Request
Exhibit H    Form of Swing Line Loan Notice
Exhibit I    [Reserved]
Exhibit J    Form of Assignment and Assumption
Exhibit K    Form of Compliance Certificate
Exhibit L    Form of Closing Certificate
Exhibit M    Form of Solvency Certificate
Exhibit N    Form of Tax Certification

Execution Version
AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 30, 2024 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of March 20, 2025, this “Agreement”), among MAXIMUS, INC., a Virginia corporation (the “Borrower”), the banks and other financial institutions or lending entities from time to time party hereto (each a “Lender” and collectively the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and an Issuing Lender, JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC and U.S. BANK NATIONAL ASSOCIATION, as joint lead arrangers and joint lead bookrunners.
WHEREAS, the Borrower is party to the Existing Credit Agreement;
WHEREAS, the Borrower wishes to amend and restate the Existing Credit Agreement to, among other things, (i) replace the revolving commitments under the Existing Credit Agreement with Revolving Commitments hereunder in the manner set forth herein in an aggregate principal amount of $750,000,000, (ii) replace the tranche A term loans under the Existing Credit Agreement with Tranche A Term Loans hereunder in the manner set forth herein, such that Lenders shall make Tranche A Term Loans in an aggregate principal amount of $650,000,000, (iii) replace the tranche B term loans under the Existing Credit Agreement with Tranche B Term Loans hereunder in the manner set forth herein, such that Lenders shall make Tranche B Term Loans in an aggregate principal amount of $500,000,000 and (iv) make certain other changes are more fully set forth herein;
WHEREAS, each Person that executes and delivers a signature to this Agreement as a Revolving Lender will thereby (i) agree to the terms of this Agreement and (ii) commit to make the Revolving Commitments available to the Borrower on the Restatement Date;
WHEREAS, each Person that executes and delivers a signature to this Agreement as a Tranche A Term Lender will thereby (i) agree to the terms of this Agreement and (ii) commit to make Initial Tranche A Term Loans to the Borrower on the Restatement Date;
WHEREAS, each Person that executes and delivers a signature to this Agreement as a Tranche B Term Lender will thereby (i) agree to the terms of this Agreement and (ii) commit to make Initial Tranche B Term Loans to the Borrower on the Restatement Date;
NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as of the Restatement Date, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows as of the Restatement Date:
SECTION 1.    DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in US Dollars.
“ABR Loans” means Loans the rate of interest applicable to which is based upon the Alternate Base Rate.
“Accounting Changes” has the meaning set forth in Section 10.16.

Execution Version
“Acquisition” has the meaning set forth in the definition of “Permitted Acquisition.”
“Additional Obligations” means senior or subordinated Indebtedness (which Indebtedness may be (a) secured by all or any portion of the Collateral on a junior basis, (b) unsecured or (c) in the case of customary bridge financings, debt securities or other Indebtedness, secured by all or any portion of the Collateral on a pari passu basis), in each case issued or incurred by the Borrower or a Guarantor, the terms of which do not provide for a maturity date or weighted average life to maturity earlier than the Latest Maturity Date or shorter than the weighted average life to maturity of the Latest Maturing Tranche A Term Loans (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche A Term Loans, as applicable); provided that (i) such Indebtedness shall not be guaranteed by any Lien on any asset of any Loan Party that does not also secure the Obligations, or be guaranteed by any Person other than the Guarantors, and (ii) if secured by Collateral, such Indebtedness (and all related Obligations) shall be subject to the terms of an Intercreditor Agreement or an Other Intercreditor Agreement.
~~“Additional Tranche B Term Lenders” has the meaning set forth in the recitals.~~
~~“Additional Tranche B Term Loans” has the meaning set forth in the recitals.~~
“Adjusted AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a)  the AUD Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a)  Term CORRA for such Interest Period plus (b) 0.29547% for a one month Interest Period or 0.32138% for a three month Interest Period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and permitted assigns in such capacity in accordance with Section 9.5.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, in either case whether by contract or otherwise.

Execution Version
“Agents” means the collective reference to the Collateral Agent and the Administrative Agent, and solely for purposes of (x) Section 10.5(a)(iii), the Co-Documentation Agents and Co-Syndication Agents and (y) Sections 10.13 and 10.14, the Co-Syndication Agents, Co-Documentation Agents and Lead Arrangers.
“Aggregate Exposure” means with respect to any Lender at any time, an amount equal to (a) until the Restatement Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and unused Commitments in respect thereof, if any, then in effect and (ii) the aggregate amount of such Lender’s Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Dollar Equivalent of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage” means with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the total Aggregate Exposures of all Lenders at such time.
“Agreed Currency” ” means US Dollars and each Alternative Currency.
“Agreed Purposes” has the meaning set forth in Section 10.14.
“Agreement” has the meaning set forth in the introductory paragraph.
“Agreement Currency” has the meaning set forth in Section 10.26.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.17(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt (i) with respect to the Tranche A Term Facility and Revolving Facility, if such rate shall be less than 1.00%, such rate shall be deemed to be 1.00% and (ii) with respect to the Tranche B Term Facility, if such rate shall be less than 1.50%, such rate shall be deemed to be 1.50%.
“Alternative Currency” means in the case of a Revolving Loan or Letter of Credit, each of Euro, Sterling, Canadian Dollars, Australian Dollars and each other currency (other than US Dollars) that is approved in accordance with Section 1.4.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time using the rate of exchange for the purchase of such Alternative Currency with US Dollars last provided (either by

Execution Version
publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Alternative Currency with US Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).
“Alternative Currency Sublimit” means an amount equal to $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Annual Operating Budget” has the meaning set forth in Section 6.2(c).
“Applicable Amortization Percentage” means the applicable rate per annum determined pursuant to the tables set forth below:

Fiscal Quarter Ending	Amortization Percentage for Initial Tranche A Term Loans
September 30, 2024 through June 30, 2026	1.25%
September 30, 2026 through June 30, 2028	1.875%
September 30, 2028 through March, 2029	2.50%

Fiscal Quarter Ending	Amortization Percentage for Tranche A-1 Term Loans
June 30, 2025 through June 30, 2026	1.25%
September 30, 2026 through June 30, 2028	1.875%
September 30, 2028 through March, 2029	2.50%

“Applicable Asset Sale Prepayment Percentage” means the applicable percentage determined pursuant to the table set forth below:

Consolidated Net Senior Secured Leverage Ratio	Asset Sale Prepayment Percentage
> 3.75:1.00	100%
≤ 3.75:1.00 but > 3.25:1.00	50%
≤ 3.25:1.00	0%

“Applicable Commitment Fee Rate” and “Applicable Margin” mean for any day, with respect to (a) the Applicable Margin for Revolving Loans and Initial Tranche A Term Loans, initially, 1.50% for Term Benchmark Loans and RFR Loans, 0.50% for ABR Loans or Canadian Prime Rate Loans and, from

Execution Version
and after the date on which the financial statements for the second full fiscal quarter occurring after the Restatement Date are delivered to the Lenders pursuant to Section 6.1, the applicable rate per annum determined pursuant to the table set forth below, (b) the Applicable Margin for Tranche A-1 Term Loans, the applicable rate per annum determined pursuant to the table set forth below, (c) the Applicable Margin for Initial Tranche B Term Loans, 2.00% for Term Benchmark Loans and 1.00% for ABR Loans and (~~c~~d) the Applicable Commitment Fee Rate, initially, 0.225% and, from and after the date on which the financial statements for the second full fiscal quarter occurring after the Restatement Date are delivered to the Lenders pursuant to Section 6.1, the applicable rate per annum determined pursuant to the table set forth below:

Consolidated Net Total Leverage Ratio	Term Benchmark Loans	ABR Loans or Canadian Prime Rate Loans	RFR Loans	CBR Loans	Applicable Commitment Fee Rate
≥ 3.00:1.00	2.00%	1.00%	2.00%	2.00%	0.30%
< 3.00:1.00 but ≥ 2.50:1.00	1.75%	0.75%	1.75%	1.75%	0.275%
< 2.50:1.00 but ≥ 2.00:1.00	1.50%	0.50%	1.50%	1.50%	0.225%
< 2.00:1.00 but ≥ 1.50:1.00	1.375%	0.375%	1.375%	1.375%	0.20%
< 1.50:1.00 but ≥ 1.00:1.00	1.25%	0.25%	1.25%	1.25%	0.175%
< 1.00:1.00	1.00%	0.00%	1.00%	1.00%	0.125%

(a)    Changes in the Applicable Margin or the Applicable Commitment Fee Rate resulting from changes in the Consolidated Net Total Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, at the option of (and upon the delivery of notice (telephonic or otherwise) by) the Administrative Agent or the Required Lenders, until such financial statements are delivered, the Consolidated Net Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.00 to 1.00. In addition, at all times while an Event of Default set forth in Section 8.1(a) or 8.1(f) shall have occurred and be continuing, the Consolidated Net Total Leverage Ratio shall for the purposes of the Pricing Grid be deemed to be greater than 3.00 to 1.00.
“Applicable Parties” has the meaning set forth in Section 9.3(c).
“Applicable Period” has the meaning set forth in Section 10.19.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely

Execution Version
settlement on the relevant date in accordance with normal banking procedures in the place of such borrowing or payment.
“Application” means an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.
“Approved Electronic Platform” has the meaning set forth in Section 9.3(a).
“Approved Fund” has the meaning set forth in Section 10.6(b).
“Asset Sale” means any Disposition of Property or series of related Dispositions of Property by the Borrower or any of its Restricted Subsidiaries not in the ordinary course of business (a) under Sections 7.5(e), 7.5(p) or 7.5(u) or (b) not otherwise permitted under Section 7.5, in each case, which yields Net Cash Proceeds (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) in excess of $25,000,000.
“Assignee” has the meaning set forth in Section 10.6(b).
“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit J.
“AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate at approximately 11:00 A.M., Sydney, Australia time, two Business Days prior to the beginning of such Interest Period.
“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period.
“Australian Dollar” or “Aus $” means the lawful currency of Australia.
“Available Amount” means as at any date, the sum of, without duplication:
(a)    the greater of (i) $197,000,000 and (ii) the amount equal to 30% of Consolidated EBITDA for the most recently ended Test Period, calculated on a pro forma basis;
(b)    Retained Excess Cash Flow;
(c)    the Net Cash Proceeds received after the Restatement Date and on or prior to such date from any Equity Issuance by, or capital contribution to, the Borrower (which is not Disqualified Capital Stock);
(d)    the aggregate amount of proceeds received after the Restatement Date and on or prior to such date that (i) constitute Net Cash Proceeds of any Asset Sale or Recovery Event not required to be applied to prepay the Term Loans pursuant to Section 2.12(b) or (ii) constitute Declined Proceeds;

Execution Version
(e)    the aggregate principal amount of any Indebtedness of the Borrower or any Restricted Subsidiary issued after the Restatement Date (other than Indebtedness issued to a Restricted Subsidiary) and which has been extinguished after being converted into or exchanged for Capital Stock in the Borrower;
(f)    the amount received by the Borrower or any Restricted Subsidiary in cash (and the Fair Market Value of Property other than cash received by the Borrower or any Restricted Subsidiary) after the Restatement Date from any dividend or other distribution by an Unrestricted Subsidiary;
(g)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the Fair Market Value of the Investments of the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable);
(h)    an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in cash and Cash Equivalents by the Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.7(f)(ii)(B), Section 7.7(h)(B) or Section 7.7(v)(ii); and
(i)    the aggregate amount actually received in cash or Cash Equivalents by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any joint venture that is not a Subsidiary or in any Unrestricted Subsidiary, in each case, to the extent of the Investment in such joint venture or Unrestricted Subsidiary; minus, the sum of:
(j)    the amount of Restricted Payments made after the Restatement Date pursuant to Section 7.6(a)(i); and
(k)    the amount of any Investments made after the Restatement Date pursuant to Section 7.7(f)(ii)(B), Section 7.7(h)(B) or Section 7.7(v)(ii).
“Available Revolving Commitment” means as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect (including any New Loan Commitments which are Revolving Commitments) over (b) such Lender’s Revolving Extensions of Credit then outstanding.
“Available Revolving Swing Line Lender Commitment” means as to the Swing Line Lender at any time, an amount equal to the excess, if any, of (a) the Swing Line Lender’s Revolving Commitment (in its capacity as a Revolving Lender) then in effect (including any New Loan Commitments which are Revolving Commitments) over (b) the sum of, without duplication (i) the aggregate principal amount of all Revolving Loans held by such Swing Line Lender (in its capacity as a Revolving Lender) then outstanding, (ii) such Lender’s Revolving Percentage (in its capacity as a Revolving Lender) of the L/C Obligations then outstanding and (iii) the aggregate principal amount of all Swing Line Loans made by the Swing Line Lender then outstanding, less the amount of participations funded by the other Lenders in such Swing Line Loans, in each case, such amount being determined as the Dollar Equivalent amount.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to

Execution Version
this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.17.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.17.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in US Dollars, the Daily Simple RFR for US Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Daily Simple RFR for Canadian Dollars; and
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” for such rate shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
If the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Execution Version
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in US Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

Execution Version
(3)    in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower pursuant to Section 2.17(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17

Execution Version
and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefited Lender” has the meaning set forth in Section 10.7(a).
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” (as defined in Section 4975 of the Code) to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board or the board or committee of any Person serving a similar function; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any Person or Persons serving a similar function; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning set forth in the introductory paragraph.
“Borrower Materials” has the meaning set forth in Section 10.2(c).
“Borrowing” means Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Borrowing Notice” means a notice of borrowing delivered pursuant to Section 2.5, substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Business” means the business activities and operations of the Borrower and/or its Subsidiaries on the Restatement Date.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) in relation to Loans denominated in Australian Dollars and in relation to the calculation or computation of the AUD Rate, any

Execution Version
day (other than a Saturday or a Sunday) on which banks are open for business in Australia, (c) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA, any day (other than a Saturday or a Sunday) on which banks are open for business in Canada, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (e) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.
“Calculation Date” means as defined in Section 1.3(a).
“Canadian Dollar” or “Can $” means the lawful currency of Canada.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that if the above rate shall be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.
“Canadian Prime Rate Loan” or “Canadian Prime Rate Borrowing” means a Loan or Borrowing, respectively, denominated in Canadian Dollars the rate of interest applicable to which is based upon the Canadian Prime Rate.
“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all cash expenditures by such Person for the acquisition or leasing (pursuant to a lease under which obligations are Capital Lease Obligations but excluding any amount representing capitalized interest) of fixed or capital assets, computer software or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided that in any event the term “Capital Expenditures” shall exclude: (i) any Permitted Acquisition and any other Investment permitted hereunder; (ii) any expenditures to the extent financed with any Reinvestment Deferred Amount; (iii) expenditures for leasehold improvements for which such Person is reimbursed in cash or receives a credit; and (iv) capital expenditures to the extent they are made with the proceeds of equity contributions (other than in respect of Disqualified Capital Stock) made to the Borrower after the Restatement Date.
“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding the foregoing, all leases of the Borrower and its Restricted Subsidiaries that were (or if entered into after such date, would have been) treated as operating leases for purposes of GAAP prior to January 1, 2019 shall continue to be (or, as applicable, shall be) accounted for as operating leases regardless of any change in or application of GAAP following such date pursuant to ASC 842 or otherwise that would require such leases to be treated as capital leases.

Execution Version
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within two years from the date of acquisition thereof;
(b)    (i) debt securities with a maturity of two years or less issued by any member nation of the European Union, the United Kingdom, Switzerland, Canada or any of its provinces, Australia or any other country whose debt securities are rated by S&P and Moody’s A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an “Approved Jurisdiction”) or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction, (ii) debt securities in an aggregate principal amount not to exceed $1,000,000 with a maturity of two years or less issued by any nation in which any Subsidiary of the Borrower has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation and (iii) shares of any money market fund that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) or (b) above, (B) has net assets in excess of $500,000,000 and (C) has obtained from either S&P or Moody's the highest rating obtainable for such a money market fund in the relevant country;
(c)    commercial paper having a rating, at the time of acquisition thereof, by S&P of at least A-1 or by Moody’s of at least P-1 and in either case maturing within two years from the date of acquisition thereof;
(d)    certificates of deposit, bankers’ acceptances and time deposits maturing within two years of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof or any Approved Jurisdiction which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(e)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d) above;
(f)    other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing;
(g)    mutual funds which invest substantially all of their assets in assets of the type described in clauses (a) through (f) above and clauses (h) and (i) below;
(h)    shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than two years after acquisition thereof

Execution Version
and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa1 by Moody’s or at least BBB+ by S&P); and
(i)    variable rate demand notes rated at least Aa3 by Moody’s or at least AA- by S&P.
“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender or any Person that was a Lender or an Affiliate of a Lender at the time the relevant cash management arrangements were entered into in respect of any overdraft and related liabilities arising from treasury, depository and cash management services, credit or debit cards, or any automated clearing house transfers of funds.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (i) (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates which may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) Australian Dollars or any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the Agreed Currency for a maturity of one month.

Execution Version
“Certificated Security” has the meaning set forth in the Guarantee and Collateral Agreement.
“Change in Law” means (a) the adoption of any law, rule or regulation, or (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority.
“Change of Control” has the meaning set forth in Section 8.1(j).
“Charges” has the meaning set forth in Section 10.20.
“Chattel Paper” has the meaning set forth: in the Guarantee and Collateral Agreement.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Documentation Agents” means (i) HSBC Bank USA, N.A. and BMO Bank N.A and (ii) solely with respect to the First Amendment, the First Amendment Co-Documentation Agents.
“Co-Syndication Agents” means (i) Bank of America, N.A., Truist Bank, Wells Fargo Bank, National Association and U.S. Bank National Association and (ii) solely with respect to the First Amendment, the First Amendment Co-Syndication Agents.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning set forth in the Guarantee and Collateral Agreement.
“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents and any of its successors and permitted assigns in such capacity.
“Commitment” means as to any Lender, the Tranche A Term Commitment, Tranche A-1 Term Commitment, Tranche B Term Commitment, Revolving Commitment, Extended Revolving Commitment and/or New Loan Commitment(s) (in each case, if any) of such Lender.
“Committed Reinvestment Amount” has the meaning set forth in the definition of “Reinvestment Prepayment Amount.”
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with the Borrower or any of its Subsidiaries within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower or any of its Subsidiaries and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Communications” has the meaning set forth in Section 9.3(c).
“Compliance Certificate” means a certificate duly executed by a Responsible Officer substantially in the form of Exhibit K.

Execution Version
“Confidential Information” has the meaning set forth in Section 10.14.
“Consolidated Current Assets” means at any date, all amounts (other than (a) cash and Cash Equivalents, (b) deferred financing fees and (c) payments for deferred taxes so long as such items described in clauses (b) and (c) are not cash items) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.
“Consolidated Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Restricted Subsidiaries, (b) without duplication, all Indebtedness consisting of Revolving Loans, Swing Line Loans or L/C Obligations, to the extent otherwise included therein, (c) amounts for deferred taxes and non-cash tax reserves accounted for pursuant to FASB Interpretation No. 48 and (d) any equity compensation related liability.
“Consolidated EBITDA” means with respect to any Person for any period, Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and, if applicable, except with respect to clauses (h) and (i) of this definition, to the extent reflected as a charge in the statement of such Consolidated Net Income (regardless of classification) for such period, the sum of:
(a)    provisions for taxes based on income (or similar taxes in lieu of income taxes), profits, capital (or equivalents), including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period;
(b)    Consolidated Net Interest Expense and, to the extent not reflected in such Consolidated Net Interest Expense, any net losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with Indebtedness (including commitment, letter of credit and administrative fees and charges with respect to the Facilities);
(c)    depreciation and amortization expense and impairment charges (including deferred financing fees, capitalized software expenditures, intangibles (including goodwill), organization costs and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits);
(d)    any extraordinary, unusual or non-recurring expenses or losses (including (i) losses on sales of assets outside of the ordinary course of business and restructuring and integration costs or reserves, including any severance costs, costs associated with office and facility openings, closings and consolidations, relocation costs and other non recurring business optimization expenses and (ii) any expenses in connection with the Transactions);
(e)    any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period);
(f)    stock-option based and other equity-based compensation expenses (including any make-whole payments to option holders in connection with dividends paid prior to the Restatement Date);

Execution Version
(g)    transaction costs, fees, losses and expenses (in each case whether or not any transaction is actually consummated) (including those relating to the transactions contemplated hereby (including any amendments or waivers of the Loan Documents), and those payable in connection with the sale of Capital Stock, the incurrence of Indebtedness permitted by Section 7.2, transactions permitted by Section 7.4, Dispositions permitted by Section 7.5, or any Permitted Acquisition or other Investment permitted by Section 7.7);
(h)    proceeds from any business interruption insurance (to the extent not reflected as revenue or income in such statement of such Consolidated Net Income);
(i)    the amount of “run rate” cost savings and other operating improvements, operating expense reductions and synergies (which, for the avoidance of doubt, shall not include revenue synergies) projected by the Borrower in good faith and certified in writing to the Administrative Agent in accordance with the proviso to this clause (i) below to be realized as a result of any acquisition or Disposition (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or Disposition, or from any operational change taken or expected to be taken during such period (in each case calculated on a pro forma basis as though such cost savings, other operating improvements, operating expense reductions, and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that (i)(A) such cost savings, operating improvements, operating expense reductions and synergies are reasonably anticipated to result from such actions, (B) such actions have been taken, or are expected to be taken and the benefits resulting therefrom are anticipated by the Borrower to be realized within 24 months, (ii) no cost savings shall be added pursuant to this clause (i) to the extent already included in clause (d) above with respect to such period and (iii) the aggregate amount added back pursuant to this clause (i), together with the aggregate amount added back pursuant to the proviso at the end of this definition, shall not exceed 25% of Consolidated EBITDA for such period (after giving effect to such addbacks);
(j)    cash expenses relating to earn outs and similar obligations;
(k)    charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in any agreement in connection with the Transactions, a Permitted Acquisition or any other acquisition permitted by Section 7.7;
(l)    losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; and
(m)    costs of surety bonds in connection with financing activities of such Person and its Restricted Subsidiaries;
minus, to the extent reflected as income or a gain in the statement of such Consolidated Net Income for such period, the sum of:
(a)    any extraordinary, unusual or non-recurring income or gains (including gains on the sales of assets outside of the ordinary course of business);
(b)    any other non-cash income or gains (other than the accrual of revenue in the ordinary course), but excluding any such items (i) in respect of which cash was received in a prior period or will be

Execution Version
received in a future period or (ii) which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis; and
(c)    gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items;
provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period, (A) the Consolidated EBITDA of any Person or Properties constituting a division or line of business of any business entity, division or line of business, in each case, acquired by the Borrower or any of the Restricted Subsidiaries during such period and assuming any synergies (other than, for the avoidance of doubt, revenue synergies), cost savings and other operating improvements to the extent certified by the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within 24 months following such acquisition, or of any Subsidiary designated as a Restricted Subsidiary during such period, shall be included on a pro forma basis for such period (but assuming the consummation of such acquisition or such designation, as the case may be, occurred on the first day of such period) (provided that the aggregate amount added back pursuant to this proviso, together with the aggregate amount added back pursuant to clause (i) of this definition, shall not exceed 25% of Consolidated EBITDA for such period (after giving effect to such addbacks)) and (B) the Consolidated EBITDA of any Person or Properties constituting a division or line of business of any business entity, division or line of business, in each case, Disposed of by the Borrower or any of the Restricted Subsidiaries during such period, or of any Subsidiary designated as an Unrestricted Subsidiary during such period, shall be excluded for such period (assuming the consummation of such Disposition or such designation, as the case may be, occurred on the first day of such period). With respect to each Subsidiary or joint venture of which the Borrower’s direct and/or indirect percentage ownership is less than 90%, for purposes of calculating Consolidated EBITDA, the amount of income attributable to such Subsidiary or joint venture, as applicable, that shall be counted for such purposes shall equal the product of (x) the Borrower’s direct and/or indirect percentage ownership of such Subsidiary or joint venture and (y) the aggregate amount of the applicable item of such Subsidiary or joint venture, as applicable, except to the extent the application of GAAP already takes into account the non-wholly owned subsidiary relationship. Notwithstanding the foregoing, Consolidated EBITDA shall be calculated without giving effect to the effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with any Investment (including any Permitted Acquisition) and any other acquisition or Investment. Unless otherwise qualified, all references to “Consolidated EBITDA” in this Agreement shall refer to Consolidated EBITDA of the Borrower.

Notwithstanding the foregoing, Consolidated EBITDA (a) for the fiscal quarters ended, September 30, 2023, December 31, 2023 and March 31, 2024 shall be deemed to be $165,243,000, $165,379,000 and $185,857,000, respectively, in each case, as may be subject to addbacks and adjustments (without duplication) pursuant to the clauses set forth above upon the occurrence of a “pro forma” event that occurs after the Restatement Date and which is deemed to have occurred as of the first day of a period that includes any of the foregoing fiscal quarters.
“Consolidated Net Income” means with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Borrower and its consolidated Restricted Subsidiaries for any period, there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Restricted Subsidiaries has an

Execution Version
ownership interest (including any joint venture), except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions (which dividends and distributions shall be included in the calculation of Consolidated Net Income), (c) any income (loss) for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements and (d) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, Consolidated Net Income (x) shall not include extraordinary gains for such period and (y) shall be reduced by any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction. Unless otherwise qualified, all references to “Consolidated Net Income” in this Agreement shall refer to Consolidated Net Income of the Borrower. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, Property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition whether consummated before or after the Restatement Date, or the amortization or write-off of any amounts thereof.
“Consolidated Net Interest Coverage Ratio means as of any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period to (b) Consolidated Net Interest Expense of the Borrower and its Restricted Subsidiaries for such period.
“Consolidated Net Interest Expense” means with respect to any Person for any period, (a) total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, minus (b) the sum of (i) total cash interest income of such Person and its Restricted Subsidiaries for such period (excluding any interest income earned on receivables due from clients), in each case determined in accordance with GAAP plus (ii) any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period), including, with respect to the Borrower, those paid in connection with the Loan Documents or in connection with any amendment thereof. Unless otherwise qualified, all references to “Consolidated Net Interest Expense” in this Agreement shall refer to Consolidated Net Interest Expense of the Borrower.
“Consolidated Net First Lien Leverage” means at any date, (a) the aggregate principal amount of all Funded Debt of the Borrower and its Restricted Subsidiaries on such date that is secured on a first priority basis by the Collateral, minus (b) Unrestricted Cash on such date in an aggregate amount not to exceed $150,000,000, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net First Lien Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Net First Lien Leverage on such day to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period.
“Consolidated Net Senior Secured Leverage” means at any date, (a) the aggregate principal amount of all Funded Debt of the Borrower and its Restricted Subsidiaries on such date that is secured by the Collateral, minus (b) Unrestricted Cash on such date in an aggregate amount not to exceed $150,000,000, in each case determined on a consolidated basis in accordance with GAAP.

Execution Version
“Consolidated Net Senior Secured Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Net Senior Secured Leverage on such day to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period.
“Consolidated Net Total Leverage” means at any date, (a) the aggregate principal amount of all Funded Debt of the Borrower and its Restricted Subsidiaries on such date, minus (b) Unrestricted Cash on such date in an aggregate amount not to exceed $150,000,000, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Total Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Net Total Leverage on such day to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period.
“Consolidated Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower for the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or 6.1(b).
“Consolidated Working Capital” means at any date, the difference of (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date, provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Consolidated Working Capital shall be calculated without regard to changes in the working capital balance as a result of non-cash increases or decreases thereof that will not result in future cash payments or receipts or cash payments or receipts in any previous period, in each case, including any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (ii) the effects of purchase accounting and (iii) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Hedge Agreements.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any written or recorded agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.
“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Liabilities” has the meaning set forth in Section 10.23.
“Covered Party” has the meaning set forth in Section 10.24(a).

Execution Version
“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Day; provided that if Daily Simple CORRA as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) US Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) and (iii) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower; provided that if Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Proceeds” has the meaning set forth in Section 2.12(e).
“Default” means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender” means, subject to Section 2.7(a), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified

Execution Version
in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Swing Line Lender or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder (unless such notification relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within seven Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs or attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Derivatives Counterparty” has the meaning set forth in Section 7.6.
“Designated Noncash Consideration” means the fair market value at the time received (as determined in good faith by the Borrower) of any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Noncash Consideration. A particular item of Designated Noncash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 7.5.
“Designation Date” has the meaning set forth in in Section 2.26(f).
“Disinterested Director” has the meaning set forth in Section 7.9.
“Disposition” means with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer, exclusive license or other disposition thereof (whether effected pursuant to a division or otherwise). The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock” means Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital

Execution Version
Stock or other assets other than Qualified Capital Stock, in the case of clauses (a), (b) and (c), prior to the date that is 91 days after the Latest Maturity Date (other than (i) upon payment in full of the Obligations (other than (A indemnification and other contingent obligations not yet due and owing and (B) Obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations) or (ii) upon a “change in control” or disposition of all or substantially all of the assets of the issuer thereof; provided that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (other than (A) indemnification and other contingent obligations not yet due and owing and (B) Obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations) that are accrued and payable and the termination of the Commitments); provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent of such amount in US Dollars determined by using the rate of exchange for the purchase of US Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of US Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Domestic Subsidiary” means any direct or indirect Restricted Subsidiary organized under the laws of any jurisdiction within the United States.
“ECF Period” means each fiscal year of the Borrower, commencing with the fiscal year ending September 30, 2025.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Execution Version
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes or decrees (including common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources or human health and safety as it relates to Releases of Materials of Environmental Concern, as has been, is now, or at any time hereafter is, in effect.
“Environmental Liability” means any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release of any Materials of Environmental Concern or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Issuance” means any issuance by the Borrower or any Restricted Subsidiary of its Capital Stock in a public or private offering.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute thereto, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” means any of the events specified in Section 8.1; provided that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.
“Excess Cash Flow” means for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower for such fiscal year, (ii) the

Execution Version
amount of all non-cash charges (including depreciation, amortization, deferred tax expense and equity compensation expenses) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year (excluding any decrease in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit) and (iv) the aggregate net amount of non cash loss on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; minus (b) the sum, without duplication (including, in the case of clauses (ii) and (viii) below, duplication across periods (provided that all or any portion of the amounts referred to in clauses (ii) and (viii) below with respect to a period may be applied in the determination of Excess Cash Flow for any subsequent period to the extent such amounts did not previously result in a reduction of Excess Cash Flow in any prior period)) of:
(i)    the amount of all non cash gains or credits to the extent included in arriving at such Consolidated Net Income (including credits included in the calculation of deferred tax assets and liabilities) and cash charges to the extent excluded in clauses (x) and (y) of the definition of “Consolidated Net Income” and to the extent included in arriving at such Consolidated Net Income;
(ii)    the aggregate amount (A) actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Permitted Acquisitions and (B) committed during such fiscal year to be used to make Capital Expenditures or Permitted Acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year (in each case under this clause (ii) other than to the extent any such Capital Expenditure or Permitted Acquisition is made (or, in the case of the preceding clause (B), is expected to be made) with the proceeds of new long-term Indebtedness or an Equity Issuance or with the proceeds of any Reinvestment Deferred Amount), in each case to the extent not already deducted from Consolidated Net Income;
(iii)    the aggregate amount of all regularly scheduled principal payments and all prepayments of Indebtedness (including the Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than to the extent any such prepayments are the result of the incurrence of additional indebtedness and other than optional prepayments of the Term Loans and optional prepayments of Revolving Loans to the extent accompanied by permanent optional reductions of the Revolving Commitments), in each case to the extent not already deducted from Consolidated Net Income;
(iv)    the amount of the increase, if any, in Consolidated Working Capital for such fiscal year (excluding any increase in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit);
(v)    the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;

Execution Version
(vi)    fees and expenses incurred in connection with the Transactions or any Permitted Acquisition or Investment permitted by Section 7.7 (whether or not consummated), in each case to the extent not already deducted from Consolidated Net Income;
(vii)    purchase price adjustments paid, in each case to the extent not already deducted from Consolidated Net Income, or received, in each case to the extent not already included in arriving at Consolidated Net Income, in connection with any Permitted Acquisition or any other acquisition or Investment permitted under Section 7.7;
(viii)    (A) the net amount of Permitted Acquisitions and Investments made in cash during such period pursuant to Section 7.7(a)(ii), 7.7(d), 7.7(f), 7.7(h), 7.7(l), 7.7(v) and 7.7(z) or, at the option of the Borrower, committed during such period to be used to make Permitted Acquisitions and Investments pursuant to such paragraphs of Section 7.7 which have been actually made or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such period (but excluding Investments among the Borrower and its Restricted Subsidiaries) and (B) permitted Restricted Payments made in cash in each case by the Borrower during such period and permitted Restricted Payments made by any Restricted Subsidiary to any Person other than the Borrower or any of the Restricted Subsidiaries during such period, in each case, to the extent permitted by Section 7.6(d) or 7.6(n), in each case to the extent not already deducted from Consolidated Net Income; provided that the amount of Restricted Payments made pursuant to Section 7.6(d) and deducted pursuant to this clause (viii) shall not exceed $15,000,000 in any fiscal year;
(ix)    the amount (determined by the Borrower) of such Consolidated Net Income which is mandatorily prepaid or reinvested pursuant to Section 2.12(b) (or as to which a waiver of the requirements of such Section applicable thereto has been granted under Section 10.1) prior to the date of determination of Excess Cash Flow for such fiscal year as a result of any Asset Sale or Recovery Event, in each case to the extent not already deducted from Consolidated Net Income;
(x)    the aggregate amount of any premium or penalty actually paid in cash that is required to be made in connection with any prepayment of Indebtedness, in each case to the extent not already deducted from Consolidated Net Income;
(xi)    cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, in each case to the extent not already deducted from Consolidated Net Income;
(xii)    the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income;
(xiii)    cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income;
(xiv)    the amount of taxes (including penalties and interest) paid in cash in such period or tax reserves set aside or payable (without duplication) in such period to the extent they

Execution Version
exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;
(xv)    the amount of cash payments made in respect of pensions and other post-employment benefits in such period, in each case to the extent not deducted in determining Consolidated Net Income;
(xvi)    payments made in respect of the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period, including pursuant to dividends declared or paid on Capital Stock held by third parties in respect of such non-wholly-owned Restricted Subsidiary, in each case to the extent not deducted in determining Consolidated Net Income; and
(xvii)    the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash in such fiscal year, in each case to the extent not deducted in determining Consolidated Net Income, provided that such amounts will be added to Excess Cash Flow for the following fiscal year to the extent not paid in cash and deducted from Consolidated Net Income during such following fiscal year.
“Excess Cash Flow Application Amount” means with respect to any fiscal year, the the product of the Excess Cash Flow Percentage applicable to such fiscal year multiplied by the Excess Cash Flow for such fiscal year.
“Excess Cash Flow Application Date” has the meaning set forth in Section 2.12(c).
“Excess Cash Flow Percentage” means 50%; provided that the Excess Cash Flow Percentage shall be reduced to (a) 25% if the Consolidated Net Senior Secured Leverage Ratio as of the last day of the relevant fiscal year is 3.75 to 1.00 or lower but greater than 3.25 to 1.00 and (b) 0% if the Consolidated Net Senior Secured Leverage Ratio as of the last day of the relevant fiscal year is not greater than 3.25 to 1.00, in each case; provided that, if the applicable Consolidated Net Senior Secured Leverage Ratio used in calculating clause (a) and (b) (after taking into account any such prepayment and any reductions pursuant to clause (a)) falls into a lower threshold, then the relevant percentage shall be reduced accordingly for any further prepayments to be made with respect to such fiscal year.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Capital Stock” means (a) any Capital Stock with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost of pledging such Capital Stock in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) any Capital Stock to the extent that the pledge thereof to secure the Obligations would, in the reasonable judgment of the Borrower, result in adverse tax or regulatory consequences to the Borrower or any of the Borrower’s Subsidiaries (provided that any such designation of Capital Stock as Excluded Capital Stock shall be subject to prior consultation with the Administrative Agent ), (c) solely in the case of any pledge of Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holding Company to secure the Obligations, any Capital Stock of any class of such Foreign Subsidiary or such Foreign Subsidiary Holding Company in excess of 65% of the outstanding Capital Stock of such class (such percentage to be adjusted by mutual agreement (not to be unreasonably withheld, conditioned or delayed) upon any Change in Law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower, any of the Borrower’s Subsidiaries or any Affiliates of the foregoing), (d) any Capital Stock of any Subsidiary of a Foreign Subsidiary or a Foreign Subsidiary

Execution Version
Holding Company, (e) any Capital Stock to the extent the pledge thereof would violate any applicable Requirement of Law, (f) the Capital Stock of any special purpose entity, any Immaterial Subsidiary (for so long as such Subsidiary remains an Immaterial Subsidiary), any captive insurance entities, any not-for-profit Subsidiary or any Unrestricted Subsidiary and (g) in the case of any Capital Stock of any Subsidiary that is the subject of a Lien permitted under Section 7.3(g) securing Indebtedness permitted under Section 7.2(t), 7.2(u) or 7.2(v), any Capital Stock of each such Subsidiary to the extent that (i) a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Obligations (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) or (ii) any Contractual Obligation prohibits such a pledge without the consent of the other party; provided that this clause (ii) shall not apply if (A) such other party is a Loan Party or a wholly-owned Subsidiary or (B) consent has been obtained to consummate such pledge and for so long as such Contractual Obligation or replacement or renewal thereof is in effect or (iii) a pledge thereof to secure the Obligations would give any other party to a Contractual Obligation the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law); provided that this clause (iii) shall not apply if such other party is a Loan Party or a wholly-owned Subsidiary.
“Excluded Collateral” has the meaning set forth in Section 4.17(a).
“Excluded Guaranty Subsidiary” means any Subsidiary that is an Excluded Subsidiary or a Foreign Subsidiary.
“Excluded Liability” means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.
“Excluded Real Property” means (a) any Real Property that is subject to a Lien expressly permitted by Section 7.3(g) or 7.3(z), (b) any Real Property with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost of providing a mortgage on such Real Property in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (c) any Real Property that is not Material Real Property and (d) any Real Property to the extent providing a mortgage on such Real Property would (i) result in adverse tax consequences to the Borrower, any of the Borrower’s Subsidiaries or any Affiliate of the foregoing as reasonably determined by the Borrower (provided that any such designation of Real Property as Excluded Real Property pursuant to this clause (i) shall be subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)), (ii) violate any applicable Requirement of Law, (iii) be prohibited by any applicable Contractual Obligations (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) or (iv) give any other party (other than a Loan Party or a wholly-owned Subsidiary) to any contract, agreement, instrument or indenture governing such Real Property the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law).
“Excluded Subsidiary” means (a) each Domestic Subsidiary which is an Immaterial Subsidiary as of the Restatement Date and listed on Schedule 1.1A and each future Domestic Subsidiary which is an Immaterial Subsidiary, in each case, for so long as such Subsidiary remains an Immaterial Subsidiary, (b) each Domestic Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 6.8(c) (for so long as such Subsidiary remains a non-wholly-owned Restricted Subsidiary), (c) any Foreign Subsidiary Holding Company, (d) any Subsidiary that is a Subsidiary of a Foreign Subsidiary or Foreign Subsidiary

Execution Version
Holding Company, (e) each Unrestricted Subsidiary, (f) each Domestic Subsidiary to the extent that (i) such Domestic Subsidiary is prohibited by any applicable Contractual Obligation or Requirement of Law from guaranteeing the Obligations, (ii) any Contractual Obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a Contractual Obligation the right to terminate its obligation thereunder; provided that clauses (ii) and (iii) shall not be applicable if (A) such other party is a Loan Party or a wholly-owned Subsidiary or (B) consent has been obtained to provide such guarantee and for so long as such Contractual Obligation or replacement or renewal thereof is in effect, (g) any Subsidiary that is a special purpose entity, (h) any captive insurance entities, (i) any not-for-profit Subsidiary or (j) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost, consequence and/or burden of providing a guarantee is outweigh the benefit thereof to the Lenders or is excessive in view of the benefits afforded thereby.
“Excluded Swap Obligation” means, with respect to any Subsidiary which is a Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary of, or the grant by such Subsidiary of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Tax” means any of the following Taxes imposed on or with respect to any recipient or required to be withheld or deducted from a payment to a recipient, (i) Taxes imposed on or measured by net income or net profits (however denominated), branch profits Taxes and franchise Taxes, in each case, (A) imposed on the Administrative Agent or any Lender as a result of the Administrative Agent or any Lender (or, in the case of a pass-through entity, any of its beneficial owners) being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) with respect to any Lender, any withholding Tax imposed on amounts payable to or for the account of such Lender pursuant to laws in effect at the time such Lender becomes a party hereto (or changes its applicable lending office), whichever is later, except to the extent that such Lender (or its assignor, if any), immediately prior to the time of designation of a new lending office (or assignment), was entitled to receive additional amounts from a Loan Party in respect of such withholding Tax pursuant to Section 2.20, (iii) any withholding Taxes imposed as a result of the failure of a Lender or Administrative Agent (or, in the case of a pass-through entity, any of its beneficial owners) to comply with the provisions of Section 2.20(e), 2.20(f), 2.20(g) or 2.20(i) and (iv) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Credit Agreement, dated as of May 28, 2021, among the Borrower, the lenders and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of June 3, 2022, as further amended by Second Amendment to Credit Agreement, dated as of July 8, 2022 and as further amended by the Third Amendment to Credit Agreement, dated as of December 2, 2022.
“Existing Letters of Credit” means Letters of Credit issued prior to, and outstanding on, the Restatement Date and disclosed on Schedule 1.1D.

Execution Version
“Existing Lender” means each Lender under, and as defined in, the Existing Credit Agreement.
“Existing Loans” has the meaning set forth in Section 2.26(a).
“Existing Required Lenders” means the Required Lenders under, and as defined in the Existing Credit Agreement.
“Existing Revolving Loans” has the meaning set forth in Section 2.26(a).
“Existing Revolving Tranche” has the meaning set forth in Section 2.26(a).
“Existing Term Loans” has the meaning set forth in Section 2.26(a).
“Existing Term Tranche” has the meaning set forth in Section 2.26(a).
“Existing Tranche” has the meaning set forth in Section 2.26(a).
“Extended Loans” has the meaning set forth in Section 2.26(a).
“Extended Revolving Commitments” has the meaning set forth in Section 2.26(a).
“Extended Revolving Tranche” has the meaning set forth in Section 2.26(a).
“Extended Term Loans” has the meaning set forth in Section 2.26(a).
“Extended Term Tranche” has the meaning set forth in Section 2.26(a).
“Extended Tranche” has the meaning set forth in Section 2.26(a).
“Extending Lender” has the meaning set forth in Section 2.26(b).
“Extension” has the meaning set forth in Section 2.26(b).
“Extension Amendment” has the meaning set forth in Section 2.26(c).
“Extension Date” has the meaning set forth in Section 2.26(e).
“Extension Election” has the meaning set forth in Section 2.26(b).
“Extension Request” has the meaning set forth in Section 2.26(a).
“Extension Series” means all Extended Loans or Extended Revolving Commitments, as applicable, that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be part of any previously established Extension Series) and that provide for the same interest margins and amortization schedule.
“Facility” means each of (a) the Initial Tranche A Term Loans (the “Initial Tranche A Term Facility”), (b) the Tranche A-1 Term Loans (the “Tranche A-1 Term Facility”), (c) the Initial Tranche B Term Loans (the “Tranche B Term Facility”), (~~c~~d) any New Loan Commitments and the New Loans made thereunder (each a “New Facility”), (~~d~~e) the Revolving Commitments and the extensions of credit

Execution Version
made thereunder (the “Revolving Facility”), (~~e~~f) any Extended Loans (of the same Extension Series) (each an “Extended Term Facility”), (~~f~~g) any Extended Revolving Commitments (of the same Extension Series) (each an “Extended Revolving Facility”), (~~g~~h) any Refinancing Term Loans of the same Tranche (each a “Refinancing Term Facility”) and (~~h~~i) any Refinancing Revolving Commitments of the same Tranche (each a “Refinancing Revolving Facility”).
“Fair Market Value” means with respect to any assets, Property (including Capital Stock) or Investment, the fair market value thereof as determined in good faith by the Borrower or, with respect to any such Property or Investment with a fair market value in excess of $35,000,000, as determined in good faith by the Board of Directors of the Borrower; provided that, for purposes of the definition of “Asset Sale” and Section 7.5, the determination shall be made as of the date on which a legally binding commitment for the applicable Disposition or exchange was entered into.
“FATCA” means Sections 1471 through 1474 of the Code as of the Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Payment Date” means (a) fifteen (15) days following the last Business Day of each March, June, September and December and (b) with respect to the Revolving Commitments, the last day of the Revolving Commitment Period.
“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of March 20, 2025, by and among the Borrower, the Administrative Agent and the Tranche A-1 Term Lenders.
“First Amendment Co-Documentation Agents” has the meaning provided in the First Amendment.
“First Amendment Co-Syndication Agents” has the meaning provided in the First Amendment.
“First Amendment Effective Date” has the meaning provided in the First Amendment.
“First Amendment Lead Arrangers” has the meaning provided in the First Amendment.
“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.
“Fixed Amounts” has the meaning set forth in Section 1.9.

Execution Version
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Term CORRA Rate, Adjusted AUD Rate, each Daily Simple RFR or the Central Bank Rate as applicable. For the avoidance of doubt, (i) with respect to the Revolving Facility ~~and~~, the Tranche A Term Facility, the initial Floor for each of Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Term CORRA Rate, Adjusted AUD Rate, each Daily Simple RFR or the Central Bank Rate shall be 0.00% and (ii) with respect to the Tranche B Term Facility, the initial Floor for each of Term SOFR Rate and Daily Simple RFR for US Dollars, shall be 0.50%.
“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-US law that is maintained or contributed to by the Borrower or any of its Subsidiaries, or any other entity related to the Borrower or any of its Subsidiaries on a controlled group basis.
“Foreign Currency L/C Agreements” means all agreements with respect to any Foreign Currency L/Cs entered into by the Borrower or any Restricted Subsidiary.
“Foreign Currency L/Cs” means any letters of credit issued for the account of the Borrower or any Restricted Subsidiary in a currency other than US Dollars.
“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by the Borrower or any of its Subsidiaries or any other entity related to the Borrower or any of its Subsidiaries on a controlled group basis.
“Foreign Plan Event” means with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the material failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with any applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.
“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means any Restricted Subsidiary of the Borrower which is a Domestic Subsidiary substantially all of the assets of which consist of the Capital Stock or Indebtedness of one or more Foreign Subsidiaries (or Restricted Subsidiaries thereof) and other assets relating to an ownership interest in such Capital Stock or Indebtedness, or Restricted Subsidiaries.
“Funded Debt” means with respect to any Person, all Indebtedness of such Person of the types described in clauses (a), (b), (e), (g)(ii) or, to the extent related to Indebtedness of the types described in the preceding clauses, (d) of the definition of “Indebtedness”.
“Funding Office” means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

Execution Version
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes and the Borrower notifies the Administrative Agent that it will effect such change, without limiting Section 10.16, effective from and after the date on which such transition from GAAP to IFRS is completed by the Borrower, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the required transition date or the date specified in such notice, as the case may be, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any Lender, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement, dated as of May 30, 2024, among the Borrower and each Guarantor, substantially in the form of Exhibit B.
“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) pursuant to which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or by which such Person becomes contingently liable for any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and reasonable indemnity obligations in effect on the Restatement Date or entered into in connection with any acquisition or disposition of assets or any Investment permitted under this Agreement. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” means (a) each Domestic Subsidiary other than any Excluded Subsidiary and (b) any other Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement as a “Guarantor” thereunder.

Execution Version
“Hedge Agreements” means all agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Borrower or any Restricted Subsidiary.
“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.
“Immaterial Subsidiary” means, on any date, any Subsidiary of the Borrower designated as such by the Borrower, but only to the extent that such Subsidiary has: (a) assets in an amount less than 5% of Consolidated Total Assets as of the last day of each of the two Fiscal Quarters most recently ended as of or prior to such time; and (b) revenues in an amount less than 5% of the total revenues of the Borrower and its Restricted Subsidiaries on a consolidated basis for the 12-month period ending on the last day of each of the two Fiscal Quarters most recently ended as of or prior to such time; provided that at no time shall all Immaterial Subsidiaries have in the aggregate assets (determined on a consolidated basis as of the last day of each of the two Fiscal Quarters most recently ended as of or prior to such time) and revenues (determined on a consolidated basis for the 12-month period ending on the last day of each of the two Fiscal Quarters most recently ended as of or prior to such time) in excess of 10% of Consolidated Total Assets or annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries. As of the Restatement Date, the Subsidiaries listed on Schedule 1.1A are hereby designated by the Borrower as an Immaterial Subsidiaries.
“Impacted AUD Interest Period” has the meaning assigned to such term in the definition of “AUD Rate.”
“Increased Amount Date” has the meaning set forth in Section 2.25(a).
“Incurrence-Based Amounts” has the meaning set forth in Section 1.9.
“Indebtedness” means with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the deferred purchase price of Property or services already received, (d) all Guarantee Obligations by such Person of Indebtedness of others, (e) all Capital Lease Obligations of such Person, (f) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined in respect of outstanding Hedge Agreements (such payments in respect of any Hedge Agreement with a counterparty being calculated subject to and in accordance with any netting provisions in such Hedge Agreement), (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of bankers’ acceptances; provided that Indebtedness shall not include (A) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out and other contingent

Execution Version
obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP or (E) performance guarantees of such Person entered into in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.
“Indebtedness for Borrowed Money” means (a) to the extent the following would be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries with respect to (i) borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments and (ii) Capital Lease Obligations, (b) reimbursement obligations for letters of credit and financial guarantees (without duplication) (other than ordinary course of business contingent reimbursement obligations) and (c) Hedge Agreements; provided that the Obligations shall not constitute Indebtedness for Borrowed Money.
“Indemnified Liabilities” has the meaning set forth in Section 10.5.
“Indemnitee” has the meaning set forth in Section 10.5.
“Initial Term Loans” means the Initial Tranche A Term Loans and the Initial Tranche B Term Loans, collectively.
“Initial Tranche A Term Commitment” means with respect to any Tranche A Term Lender, the obligation of such Tranche A Term Lender to make an Initial Tranche A Term Loan to the Borrower on the Restatement Date in the principal amount set forth under the heading “Initial Tranche A Term Commitment” opposite such Tranche A Term Lender’s name on Schedule 2.1 to this Agreement. The aggregate principal amount of the Initial Tranche A Term Commitments as of the Restatement Date was $650,000,000.
“Initial Tranche A Term Facility” has the meaning set forth in the definition of “Facility”.
“Initial Tranche A Term Loans” has the meaning set forth in Section 2.1.
“Initial Tranche B Term Loans” has the meaning set forth in Section 2.1.
“Insolvency” means with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent” means with respect to any Multiemployer Plan, that such Multiemployer Plan is subject to a condition of Insolvency.
“Instrument” has the meaning set forth in the Guarantee and Collateral Agreement.
“Intellectual Property” has the meaning set forth in the Guarantee and Collateral Agreement.
“Intercreditor Agreement” means the intercreditor agreement substantially in the form of Exhibit C to be entered into as required by the terms hereof.
“Interest Payment Date” means (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day

Execution Version
in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the final maturity date of such Loan, (c)  with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the final maturity date of such Loan and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.
“Interest Period” means with respect to any Term Benchmark Borrowing (1) denominated in US Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, (2) denominated in Australian Dollars or Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter and (3) denominated in Euros, the period commencing on the date of such Borrowing and ending one week or on the numerically corresponding day in the calendar month that is one, three, six or (with the consent of each affected Lender under the relevant Facility) twelve months thereafter (in each of (1) through (3) above, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the last Business Day of the last calendar month of such Interest Period, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.17(e) shall be available for specification in such Borrowing Notice or a request for continuation or conversion. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment Grade Event” means any date on which the Borrower shall have achieved Investment Grade Status.
“Investment Grade Status” means, as to any Person, that such Person has obtained any two of the following three public corporate or corporate family ratings: (a) BBB- or better by S&P; (b) Baa3 or better by Moody’s; and (c) BBB- or better by Fitch; in each case with no negative outlook.
“Investments” has the meaning set forth in Section 7.7.
“Issuing Lenders” means (a) JPMorgan Chase Bank, N.A., (b) Bank of America, N.A., (c) Wells Fargo Bank, N.A., (d) Truist Bank, (e) U.S. Bank National Association and (f) any other Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delated) with the consent of such other Revolving Lender; provided, that the aggregate amount of outstanding Letters of Credit issued by any one Issuing Lender shall not exceed $15,000,000 unless otherwise agreed by such Issuing Lender.
“Joinder Agreement” means an agreement substantially in the form of Exhibit D.
“Judgment Currency” has the meaning set forth in Section 10.26.

Execution Version
“Latest Maturing Tranche A Term Loans” means at any date of determination, the Tranche (or Tranches) of Tranche A Term Loans maturing later than all other Tranche A Term Loans outstanding on such date.
“Latest Maturing Tranche B Term Loans” means at any date of determination, the Tranche (or Tranches) of Tranche B Term Loans maturing later than all other Tranche B Term Loans outstanding on such date.
“Latest Maturity Date” means at any date of determination, the latest maturity date or termination date applicable to any Loan or Commitment hereunder at such time.
“Latest Tranche A Term Maturity Date” means at any date of determination, the latest maturity date or termination date applicable to any Tranche A Term Loan or New Loan Commitment to make Tranche A Term Loans hereunder at such time.
“L/C Commitment” means $100,000,000.
“L/C Disbursements” has the meaning set forth in Section 3.4.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit that have not then been reimbursed. The L/C Obligations of any Lender at any time shall be its Revolving Percentage of the total L/C Obligations at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, upon notice from the Administrative Agent to the Borrower such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Participants” means the collective reference to all the Revolving Lenders other than the applicable Issuing Lender and, for purposes of Section 3.4(d), the collective reference to all Revolving Lenders.
“L/C Shortfall” has the meaning set forth in Section 3.4(d).
“Lead Arrangers” means (i) JPMorgan Chase Bank, N.A., BofA Securities, Inc., Truist Securities, Inc., Wells Fargo Securities, LLC and U.S. Bank National Association, in their capacity as joint lead arrangers and joint lead bookrunners and (ii) solely with respect to the First Amendment, the First Amendment Lead Arrangers.
“Lender” and “Lenders” have the respective meanings set forth in the introductory paragraph, and which, for the avoidance of doubt, shall include the Tranche A-1 Term Lenders.
“Lender-Related Person” has the meaning set forth in Section 10.5(b).
“Letter of Credit Request” means a request for the issuance of a Letter of Credit delivered pursuant to Section 3.2, substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent and the relevant Issuing Lender, appropriately completed and signed by a Responsible Officer of the Borrower.

Execution Version
“Letters of Credit” has the meaning set forth in Section 3.4(a).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means (a) any acquisition by one or more of the Borrower and its Subsidiaries of any assets, business or Person permitted by this Agreement or any other Investment permitted by Section 7.7, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (b) any Restricted Payment requiring irrevocable notice or declaration in advance thereof.
“Loan” means any loan made by any Lender pursuant to this Agreement.
“Loan Documents” means this Agreement, the First Amendment, the Security Documents and the Notes (if any), together with any amendment, supplement, waiver, or other modification to any of the foregoing.
“Loan Parties” means the Borrower and each Guarantor.
“Majority Facility Lenders” means with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans, or the Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or (i) in the case of any Revolving Facility, prior to any termination of the Revolving Commitments under such Facility, the holders of more than 50% of the Revolving Commitments under such Facility, (ii) in the case of any New Facility that is a revolving credit facility, prior to any termination of the New Loan Commitments under such Facility, the holders of more than 50% of the New Loan Commitments under such Facility or (iii) in the case of any Extended Revolving Facility, prior to any termination of the Extended Revolving Commitments under such Facility, the holders of more than 50% of the Extended Revolving Commitments under such Facility); provided, however, that determinations of the “Majority Facility Lenders” shall exclude any Commitments or Loans held by Defaulting Lenders.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, or (b) the material rights and remedies available to the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.
“Material Real Property” means any Real Property located in the United States and owned in fee by a Loan Party on the Restatement Date having an estimated Fair Market Value on the Restatement Date exceeding $10,000,000 and any after-acquired Real Property located in the United States owned by a Loan Party having a purchase price exceeding $10,000,000 at the time of acquisition.
“Material Securities Accounts” has the meaning set forth in the Guarantee and Collateral Agreement.
“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation,

Execution Version
asbestos, pollutants, contaminants, radioactivity and any other substances that are defined as hazardous or toxic under any Environmental Law, that are regulated pursuant to any Environmental Law.
“Maximum Incremental Facilities Amount” means, at any date of determination (or, in the case of a Limited Condition Acquisition, at the option of the Borrower, as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into) an amount not in excess of:
(a)    the sum of (i) the greater of (A) $656,000,000 and (B) the amount equal to 100% of Consolidated EBITDA for the most recently ended Test Period (calculated on a pro forma basis) plus (ii) all voluntary prepayments, repurchases, redemptions or retirements of the Term Loans, any New Term Loans, any Additional Obligations, all voluntary permanent commitment reductions of the Revolving Facility and any Revolving Commitment Increases and loan buy-backs by the Borrower and its Restricted Subsidiaries in accordance with Section 10.6(g) with respect to Indebtedness that was not incurred (or deemed incurred by way of reallocation) in reliance on the Incremental Ratio Amount, in each case, to the extent secured on a pari passu basis with the Facilities, so long as such prepayment or commitment reduction is effected on or prior to the date of any such incurrence (including all loan buy-backs and yank-a-bank payments, with credit limited to the purchase amount of such prepayment (rather than the face amount), (other than any such prepayments, repurchases or reductions to the extent funded with the proceeds of Funded Debt (other than revolving indebtedness))(collectively, the “Incremental Fixed Amount”); provided, that the amount under clause (i) or (ii) of such Incremental Fixed Amount, as the case may be, shall be reduced (but not to an amount less than zero) by the outstanding principal amount of any Revolving Commitment Increases, New Term Loans and/or Additional Obligations incurred in reliance on such clause (i) or (ii) as applicable; plus
(b)    the amount that would result (i) in the case of Indebtedness that is secured by the Collateral on a pari passu basis, in a Consolidated Net First Lien Leverage Ratio, calculated on a pro forma basis after giving effect to any acquisition or other transaction consummated in connection therewith (including any prepayment of Indebtedness), not exceeding 2.75:1.00; (ii) in the case of Indebtedness that is secured by the Collateral on a junior basis, in a Consolidated Net Senior Secured Leverage Ratio, calculated on a pro forma basis after giving effect to any acquisition or other transaction consummated in connection therewith (including any prepayment of Indebtedness), not exceeding 3.25:1.00; and (iii) in the case of Indebtedness that is unsecured, in a Consolidated Net Total Leverage Ratio, calculated on a pro forma basis after giving effect to any acquisition or other transaction consummated in connection therewith (including any prepayment of Indebtedness), not exceeding 3.75:1.00, in each case without netting the cash proceeds of any New Revolving Loans (with all New Loan Commitments deemed to be drawn in full for purposes of this clause (b)), New Term Loans and/or Additional Obligations (clause (b), the “Incremental Ratio Amount”).
“Maximum Rate” has the meaning set forth in Section 10.20.
“Maximus Deferred Compensation Plan” means that certain Maximus, Inc. Deferred Compensation Plan, described on Schedule 7.2(n), as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Minimum Exchange Tender Condition” has the meaning set forth in Section 2.27(b).
“Minimum Extension Condition” has the meaning set forth in Section 2.26(g).

Execution Version
“MIRE Event” means if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Mortgage” means any mortgage, deed of trust, hypothec, assignment of leases and rents or other similar document delivered on or after the Restatement Date by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, with respect to Mortgaged Properties, each substantially in form and substance reasonably acceptable to the Administrative Agent and the Borrower (taking into account the law of the jurisdiction in which such mortgage, deed of trust, hypothec or similar document is to be recorded).
“Mortgaged Properties” means all Real Property that shall be subject to a Mortgage that is delivered pursuant to the terms of this Agreement.
“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Loan Party, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred by any Loan Party in connection therewith; (ii) taxes paid or reasonably estimated to be payable by any Loan Party as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (iii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and (iv) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Domestic Subsidiary as a result thereof and (b) in connection with any Equity Issuance or other issuance or sale of debt securities or instruments or the incurrence of Funded Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Facility” has the meaning set forth in the definition of “Facility.”
“New Lender” has the meaning set forth in Section 2.25(c).
“New Loan Commitments” has the meaning set forth in Section 2.25(a).
“New Loans” means any loan made by any New Lender pursuant to this Agreement.

Execution Version
“New Revolving Commitment” has them meaning set forth in Section 2.25(a).
“New Revolving Loans” has the meaning set forth in Section 2.25(b).
“New Subsidiary” has the meanings set forth in Section 7.2(t).
“New Term Lender” means a Lender that has a New Term Loan.
“New Term Loan Commitment” has the meaning set forth in Section 2.25(a).
“New Term Loans” has the meaning set forth in Section 2.25(b).
“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.
“Non-Excluded Subsidiary” means any Subsidiary of the Borrower which is not an Excluded Subsidiary.
“Non-Excluded Taxes” (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Documents, and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Non-Extending Lender” has the meanings set forth in Section 2.26(d).
“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower which is not a Guarantor.
“Non-US Lender” has the meaning set forth in Section 2.20(d).
“Note” means any promissory note evidencing any Loan, which promissory note shall be in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, or such other form as agreed upon by the Administrative Agent and the Borrower.
“Notice Period” has the meaning set forth in Section 1.11.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans (including Swing Line Loans), the Reimbursement Obligations and all other

Execution Version
obligations and liabilities of the Borrower to the Administrative Agent, the Collateral Agent or to any Lender (or, in the case of (i) Specified Hedge Agreements or Cash Management Obligations of the Borrower or any of its Subsidiaries to the Administrative Agent, the Collateral Agent, any Lender or any Affiliate of any Lender and (ii) Specified Foreign Currency L/C Agreements, to the Administrative Agent, the Collateral Agent, any Lender or any Affiliate of any Lender or any other letter of credit provider designated by the Borrower by written notice to the Administrative Agent), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, Specified Foreign Currency L/C Agreements or Cash Management Obligations or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (a) obligations of the Borrower or any of the Guarantors under any Specified Hedge Agreement, Specified Foreign Currency L/C Agreements or any Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations and (c) the “Obligations” of a Subsidiary shall exclude any Excluded Swap Obligations with respect to such Subsidiary.
“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Term Benchmark Borrowings denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Pari Passu Debt” means Indebtedness that is secured by a Lien on the Collateral ranking equal with the Lien on such Collateral securing the Obligations, either pursuant to the Intercreditor Agreement or one or more Other Intercreditor Agreements.
“Participant” has the meaning set forth in Section 10.6(c)(i).
“Participant Register” has the meaning set forth in Section 10.6(c)(iii).

Execution Version
“Participating Member State” means each state so described in any EMU Legislation.
“Payment” has the meaning set forth in Section 9.6(c)(i).
“Payment Amount” has the meaning set forth in Section 3.5.
“Payment Notice” has the meaning set forth in Section 9.6(c)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Permitted Acquisition” means (a) any acquisition approved by the Required Lenders, (b) any acquisition made solely with the Net Cash Proceeds of any substantially concurrent Equity Issuance or capital contribution (other than Disqualified Capital Stock) or (c) any acquisition of a majority controlling interest in the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division, product line or business line of any Person (each, an “Acquisition”).
“Permitted Business” means the Business and any other services, activities or businesses incidental or directly related, similar or complementary to any line of business engaged in by the Borrower and its Subsidiaries as of the Restatement Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Permitted Debt Exchange” has the meaning set forth in Section 2.27(a).
“Permitted Debt Exchange Notes” has the meaning set forth in Section 2.27(a).
“Permitted Debt Exchange Offer” has the meaning set forth in Section 2.27(a).
“Permitted Refinancing Obligations” means senior or subordinated Indebtedness (which Indebtedness may be (a) secured by all or any portion of the Collateral on a junior basis, (b) unsecured or (c) in the case of Indebtedness incurred under this Agreement, customary bridge financings, debt securities or other Indebtedness, secured by all or any portion of the Collateral on a pari passu basis), in each case issued or incurred by the Borrower or a Guarantor to refinance Indebtedness and/or Revolving Commitments incurred under this Agreement and the Loan Documents, including Indebtedness incurred to pay fees, discounts, premiums and expenses in connection therewith; provided that (i) the terms of such Indebtedness, other than a revolving credit facility that does not include scheduled commitment reductions prior to maturity, shall not provide for a maturity date or weighted average life to maturity earlier than the maturity date or shorter than the weighted average life to maturity of the Indebtedness being refinanced, as applicable (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the maturity date or the weighted average life to maturity of the Indebtedness being refinanced, as applicable), (ii) any such Indebtedness that is a revolving credit facility shall not mature prior to the maturity date of the revolving commitments being replaced, (iii) such Indebtedness shall not be secured by any Lien on any asset of any Loan Party that does not also secure the Obligations, or be guaranteed by any Person other than the Guarantors and (iv) if secured by Collateral, such Indebtedness (and all related Obligations) either shall

Execution Version
be incurred under this Agreement on a senior secured pari passu basis with the other Obligations or shall be subject to the terms of an Intercreditor Agreement or an Other Intercreditor Agreement.
“Permitted Refinancings” means with respect to any Person, refinancings, replacements, modifications, refundings, renewals or extensions of Indebtedness; provided that (a) there is no increase in the principal amount (or accrued value) thereof (excluding accrued interest, fees, discounts, premiums and expenses), (b) the weighted average life to maturity of such Indebtedness is greater than or equal to the shorter of (i) the weighted average life to maturity of the Indebtedness being refinanced and (ii) the remaining weighted average life to maturity of the Latest Maturing Tranche B Loans (other than a shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a shorter weighted average life to maturity than the shorter of (i) the weighted average life to maturity of the Indebtedness being refinanced and (ii) the remaining weighted average life to maturity of the Latest Maturing Tranche B Term Loans), (c) immediately after giving effect to such refinancing, replacement, refunding, renewal or extension, no Event of Default shall be continuing (or, in the case of an incurrence of Indebtedness that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)), (d) if the Indebtedness being refinanced is subordinated in right of payment to the Obligations or any Guarantees thereof, such refinancing Indebtedness shall be subordinated in right of payment to such Obligations or such Guarantees on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced and (e) with respect to any such Indebtedness that is secured, neither the Borrower nor any Restricted Subsidiary shall be an obligor or guarantor of any such refinancings, replacements, modifications, refundings, renewals or extensions except to the extent that such Person was (or, when initially incurred could have been) such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan” means at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA that is subject to ERISA and in respect of which the Borrower, any of its Subsidiaries or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, including a Multiemployer Plan.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.
“Platform” has the meaning set forth in Section 10.2(c).
“Pledged Securities” has the meaning set forth in the Guarantee and Collateral Agreement.
“Pledged Stock” has the meanings set forth in the Guarantee and Collateral Agreement.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate

Execution Version
quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock and Intellectual Property.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Information” has the meaning set forth in Section 10.2(c).
“Public Lender” has the meaning set forth in Section 10.2(c).
“QFC Credit Support” has the meaning set forth in Section 10.24.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Rate Determination Notice” has the meaning set forth in Section 2.22.
“Real Property” means collectively, all right, title and interest of the Borrower or any other Subsidiary in and to any and all parcels of real property owned or operated by the Borrower or any other Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.
“Receivables Assets” means all accounts, instruments, documents, contract rights, general intangibles and chattel paper, all tax refunds and proceeds of insurance, and all other forms of payment obligations owing to the Borrower or a Restricted Subsidiary, in each case, that represent bona fide monetary obligations of an account debtor arising out of the sale and/or delivery of goods and/or services, together with all assets related thereto and, in each case any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims in each case supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to the transactions giving rise to, any such receivables.
“Recovery Event” means any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Domestic Subsidiary that is a Restricted Subsidiary, in an amount for each such event exceeding $25,000,000.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is AUD Rate, 11:00 a.m. Sydney, Australia time two Business Days preceding the date of such setting, (4) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days preceding the date of such setting, (5) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Days preceding the date of such setting, (6) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (7) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (8) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, Daily Simple CORRA, the Adjusted

Execution Version
Term CORRA Rate, AUD Rate or RFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinanced Revolving Commitments” has the meanings set forth in Section 10.1(d).
“Refinanced Term Loans” has the meaning set forth in Section 10.1(c).
“Refinancing Revolving Commitments” has the meaning set forth in Section 10.1(d).
“Refinancing Term Loans” has the meaning set forth in Section 10.1(c).
“Register” has the meaning set forth in Section 10.6(b)(iv).
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Reimbursement Obligation” means the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party for its own account in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.12 as a result of the delivery of a Reinvestment Notice.
“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which a Loan Party has delivered a Reinvestment Notice.
“Reinvestment Notice” means a written notice signed on behalf of any Loan Party by a Responsible Officer stating that such Loan Party (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets or make investments useful in the Business.
“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount (or the relevant portion thereof, as contemplated by clause (ii) of the definition of “Reinvestment Prepayment Date”) relating thereto less any amount contractually committed by the applicable Loan Party (directly or indirectly through a Subsidiary) to be expended prior to the relevant Reinvestment Prepayment Date (a “Committed Reinvestment Amount”), or actually expended prior to such date, in each case to acquire assets or make investments useful in the Business.
“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (i) the date occurring 18 months after the receipt of the Net Cash Proceeds of such Reinvestment Event (or, if the Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within 18 months following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, then within 24 months following receipt of such Net Cash Proceeds) and (ii) with respect to any portion of a Reinvestment Deferred Amount, the date that is three Business Days following the date on which any Loan Party shall have determined not to acquire assets or make investments useful in the Business with such portion of such Reinvestment Deferred Amount.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be

Execution Version
Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure or facility.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Rate, or (v) with respect to any Borrowing denominated in Sterling or US Dollars, the applicable Daily Simple RFR.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, Term CORRA and (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate, as applicable.
“Replaced Lender” has the meaning set forth in Section 2.24.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC in accordance with the regulations thereunder.
“Representatives” has the meaning set forth in Section 10.14.
“Repricing Transaction” means other than in connection with a transaction involving a Change of Control or a Transformative Acquisition, any prepayment of the Initial Tranche B Term Loans using proceeds of Indebtedness incurred by the Borrower or one or more Subsidiaries from a substantially concurrent issuance or incurrence of secured, syndicated term loans with an average annual amortization of less than 5.0% provided by one or more banks, financial institutions or other Persons for which the Yield payable thereon (disregarding any performance or ratings based pricing grid that could result in a

Execution Version
lower interest rate based on future performance) is lower than the Yield with respect to the Initial Tranche B Term Loans on the date of such optional prepayment or any amendment, amendment and restatement or any other modification of this Agreement that reduces the Yield with respect to any Initial Tranche B Term Loans; provided that the primary purpose of such prepayment, amendment, amendment and restatement or modification, as reasonably determined by the Borrower in good faith, is to decrease the Yield applicable to the Initial Tranche B Term Loans.
“Required Lenders” means at any time, the holders of more than 50% of (a) until the Restatement Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and unused Commitments in respect thereof, if any, then outstanding, (ii) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding, (iii) the New Loan Commitments then in effect in respect of any New Facility that is a revolving credit facility or, if such New Loan Commitments have been terminated, the New Revolving Loans in respect thereof then outstanding and (iv) the Extended Revolving Commitments then in effect in respect of any Extended Revolving Facility or, if such Extended Revolving Commitments have been terminated, the Extended Loans in respect thereof then outstanding; provided, however, that determinations of the “Required Lenders” shall exclude any Commitments or Loans held by Defaulting Lenders.
“Required Prepayment Lenders” means the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans; provided, however, that determinations of the “Required Prepayment Lenders” shall exclude any Term Loans held by Defaulting Lenders.
“Required Pro Rata Lenders” means, collectively, the Required Revolving Lenders and the Required Tranche A Term Lenders.
“Required Revolving Lenders” means at any time, the holders of more than 50% of (a) until the Restatement Date, the Commitments then in effect and (b) thereafter, the sum of (i) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding, (ii) the New Loan Commitments then in effect in respect of any New Facility that is a revolving credit facility or, if such New Loan Commitments have been terminated, the New Revolving Loans in respect thereof then outstanding and (iii) the Extended Revolving Commitments then in effect in respect of any Extended Revolving Facility or, if such Extended Revolving Commitments have been terminated, the Extended Loans in respect thereof then outstanding; provided, however, that determinations of the “Required Revolving Lenders” shall exclude any Revolving Commitments or Revolving Loans held by Defaulting Lenders.
“Required Tranche A Term Lenders” means at any time, the holders of more than 50% of ~~(a) until the Restatement Date, the Tranche A Term Commitments then in effect and (b) thereafter, the~~the aggregate unpaid principal amount of the Tranche A Term Loans (including, for the avoidance of doubt, the Tranche A-1 Term Loans) then outstanding; provided, however, that determinations of the “Required Tranche A Term Lenders” shall exclude any Tranche A Term Loans held by Defaulting Lenders.
“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Execution Version
“Responsible Officer” means the chief executive officer, president, chief financial officer (or similar title), director of finance (or similar title), controller or treasurer (or similar title) of the Borrower and, with respect to financial matters, the chief financial officer (or similar title), director of finance (or similar title), controller or treasurer (or similar title) of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or pursuant to an agreement between the Borrower and the Administrative Agent.
“Restatement Date” means May 30, 2024.
“Restricted Payments” has the meaning set forth in Section 7.6.
“Restricted Subsidiary” means any Subsidiary of the Borrower which is not an Unrestricted Subsidiary.
“Retained Excess Cash Flow” means as at any date, the aggregate cumulative amount for the ECF Periods ended prior to such date, not less than zero, of, with respect to each ECF Period, 100% of Excess Cash Flow for such ECF Period minus the Excess Cash Flow Application Amount (if any) for such ECF Period.
“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Commitment Increase” has the meaning set forth in Section 2.25(a).
“Revolving Commitment Period” means the period from and including the Restatement Date to the Revolving Termination Date.
“Revolving Commitments” means with respect to any Revolving Lender, the obligation of such Lender, if any, to make Revolving Loans, participate in Swing Line Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 2.1, or, as the case may be, in the Assignment and Assumption, Joinder Agreement or Lender Joinder Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to an Extension Amendment, an Increase Supplement or otherwise pursuant to the terms hereof. The aggregate amount of the Revolving Commitments as of the Restatement Date is $750,000,000.
“Revolving Extensions of Credit” means as to any Revolving Lender at any time, an amount equal to the sum of, without duplication (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the Swing Line Loans then outstanding, in each case, such amount being determined as the Dollar Equivalent amount.

Execution Version
“Revolving Facility” has the meaning set forth in the definition of “Facility.”
“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.
“Revolving Loans” has the meaning set forth in Section 2.4(a).
“Revolving Percentage” means as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the aggregate Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which such Revolving Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate Revolving Extensions of Credit then outstanding.
“Revolving Termination Date” means May 30, 2029.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA, (b) US Dollars, solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, Daily Simple SOFR and (c) Canadian Dollars, solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA, Daily Simple CORRA.
“RFR Administrator” means the SONIA Administrator or the SOFR Administrator, as applicable.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) US Dollars, a U.S. Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks on Toronto are authorized and required by law to remain closed.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple RFR.
“Rollover Indebtedness” means Indebtedness of a Loan Party issued to any Lender in lieu of such Lender’s pro rata portion of any repayment of Term Loans made pursuant to Section 2.11 or Section 2.12 so long as (other than in connection with a refinancing in full of the Facilities) the terms of such Indebtedness shall be of a type permitted by, and shall comply with the proviso set forth in, the definition of “Permitted Refinancing Obligations”.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds reasonably available to the Borrower as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

Execution Version
“Sanctions” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the European Union, His Majesty's Treasury, The United Nations, or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Section 2.26 Additional Amendment” has the meaning set forth in Section 2.26(c).
“Secured Parties” means collectively, the Lenders (including the Swing Line Lender), the Administrative Agent, the Collateral Agent, any Issuing Lender, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security” has the meaning set forth in the Guarantee and Collateral Agreement.
“Security Documents” means the Guarantee and Collateral Agreement and all other security documents (including any Mortgages and Intellectual Property security agreements) hereafter delivered to the Administrative Agent or the Collateral Agent purporting to grant a Lien on any Property of any Loan Party to secure the Obligations.
“Significant Subsidiaries” means Restricted Subsidiaries of the Borrower constituting, individually or in the aggregate (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Restatement Date.
“Single Employer Plan” means any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower or any of its Subsidiaries or any Commonly Controlled Entity is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

Execution Version
“Solvent” means with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person, on a consolidated basis, will, as of such date, not be less than the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the solvency of debtors, (b) the present fair saleable value of the assets of such Person, on a consolidated basis, will, as of such date, not be less than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital, on a consolidated basis, with which to conduct its business and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) except as otherwise provided by applicable law, the amount of “contingent liabilities” at any time shall be the amount thereof which, in light of all the facts and circumstances existing at such time, can reasonably be expected to become actual or matured liabilities.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day; provided that if SONIA as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Event of Default” shall mean an Event of Default arising under Section 8.1(a) or 8.1(f).
“Specified Existing Tranche” has the meaning set forth in Section 2.26(a).
“Specified Foreign Currency L/C Agreements” means any Foreign Currency L/C Agreement (a) entered into by (i) the Borrower or any Restricted Subsidiary and (ii) any Lender or any Affiliate of any Lender (or any Lender or any Affiliate thereof at the time such Specified Foreign Currency L/C Agreement was entered into, as counterparty) or any other letter of credit provider designated by the Borrower by written notice to the Administrative Agent, and (b) that has been designated by such Lender (or such other letter of credit provider) and the Borrower, by notice to the Administrative Agent, as a Specified Foreign Currency L/C Agreement; provided that Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of Specified Foreign Currency L/C Agreements shall not exceed the amount permitted by Section 7.2(aa). The designation of any Foreign Currency L/C Agreement as a Specified Foreign Currency L/C Agreement shall not create in favor of the Lender or Affiliate thereof that is a party thereto (or their successor or assigns) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement. For the avoidance of doubt, all Foreign Currency L/C Agreements in existence on the Restatement Date

Execution Version
between the Borrower or any Restricted Subsidiary and any Lender, as listed on Schedule 1.1B, shall constitute Specified Foreign Currency L/C Agreements.
“Specified Hedge Agreement” means any Hedge Agreement (a) entered into by (i) the Borrower or any Restricted Subsidiary and (ii) any Person that was a Lender or any Affiliate thereof at the time such Hedge Agreement was entered into, as counterparty and (b) that has been designated by such Lender and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement; provided that such notice shall not be required for any Hedge Agreement for which the Administrative Agent or an Affiliate thereof is a counterparty. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Lender or Affiliate thereof that is a party thereto (or their successors or assigns) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement. For the avoidance of doubt, all Hedge Agreements in existence on the Restatement Date between the Borrower or any Restricted Subsidiary and any Lender, as listed on Schedule 1.1C, shall constitute Specified Hedge Agreements.
“Specified Representations” shall mean Sections 4.3, 4.4(a), 4.4(c), 4.11, 4.13, 4.17, 4.18 and 4.19.
“Stated Maturity” means with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the re-purchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, Adjusted AUD Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that any joint venture that is not required to be consolidated with the Borrower and its consolidated Subsidiaries in accordance with GAAP shall not be deemed to be a “Subsidiary” for purposes hereof. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.

Execution Version
“Supplemental Term Loan Commitments” has the meaning set forth in Section 2.25(a).
“Supported QFC” has the meaning set forth in Section 10.24.
“Swap Obligation” means, with respect to any Subsidiary which is a Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means a borrowing consisting of a Swing Line Loan made by the Swing Line Lender pursuant to Section 2.6.
“Swing Line Lender” means JPMorgan Chase Bank, N.A., in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.6(a).
“Swing Line Loan Notice” means a notice of a Swing Line Loan pursuant to Section 2.6(b), which, if in writing, shall be substantially in the form of Exhibit H or such other form as may be agreed between the Borrower and the Administrative Agent.
“Swing Line Sublimit” means $100,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Facility.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted Term CORRA Rate.
“Term Benchmark Tranche” means the collective reference to Term Benchmark Loans under a particular Facility denominated in the same currency and the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term

Execution Version
CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.17(a)that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Lenders” means the collective reference to the Tranche A Term Lenders (including the Tranche A-1 Term Lenders) and the Tranche B Term Lenders.
“Term Loans” means the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

Execution Version
“Test Period” means on any date of determination, the period of four consecutive fiscal quarters of the Borrower (in each case taken as one accounting period) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.1.
“Tranche” means (a) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) Initial Tranche A Term Loans, (2) Tranche A-1 Term Loans, (3) Initial Tranche B Term Loans, (~~3~~4) New Term Loans with the same terms and conditions made on the same day, (~~4~~5) Extended Term Loans (of the same Extension Series) or (~~5~~6) Refinancing Term Loans with the same terms and conditions made on the same day and (b) with respect to Revolving Loans or commitments, refers to whether such Revolving Loans are (1) Initial Revolving Commitments or Initial Revolving Loans, (2) New Revolving Commitments with the same terms and conditions made on the same day or Revolving Loans in respect thereof, (3) Extended Revolving Loans (of the same Extension Series) or (4) Refinancing Revolving Commitments with the same terms and conditions made on the same day or Revolving Loans in respect thereof.
~~“Tranche A Mandatory Prepayment Date” has the meaning set forth in Section 2.12(e).~~
~~“Tranche A Prepayment Option Notice” has the meaning set forth in Section 2.12(e).~~
~~“Tranche A Term Commitment” means with respect to any Tranche A Term Lender, the obligation of such Tranche A Term Lender to make an Initial Tranche A Term Loan to the Borrower in the principal amount set forth under the heading “Tranche A Term Commitment” opposite such Tranche A Term Lender’s name on Schedule 2.1 to this Agreement. The aggregate principal amount of the Tranche A Term Commitments as of the Restatement Date is $650,000,000.~~
“Tranche A Term Facility” ~~has the meaning set forth in the definition of “~~means the Initial Tranche A Term Facility and the Tranche A-1 Term Facility.~~”~~
“Tranche A Term Lender” means each Lender that holds a Tranche A Term Loan.
“Tranche A Term Loan” means the Initial Tranche A Term Loans, the Tranche A-1 Term Loans, New Term Loans designated by the Borrower as Tranche A Term Loans or Extended Term Loans in respect of either of the foregoing, as the context may require.
“Tranche A Term Maturity Date” means May 30, 2029.
~~“Tranche B Mandatory Prepayment Date” has the meaning set forth in Section 2.12(e).~~
“Tranche A-1 Term Commitment” means, with respect to each Tranche A-1 Term Lender, the commitment of such Tranche A-1 Term Lender to make a Tranche A-1 Term Loan hereunder on the First Amendment Effective Date, in the amount set forth opposite such Tranche A-1 Term Lender’s name on Schedule I to the First Amendment.
“Tranche ~~B Prepayment Amount~~A-1 Term Lenders” has the meaning ~~set forth in Section 2.12(e)~~provided in the First Amendment.
“Tranche ~~B Prepayment Option Notice~~A-1 Term Loan” has the meaning ~~set forth~~provided in Section ~~2.12~~2.1(~~e~~a)(iii).
“Tranche A-1 Term Maturity Date” means May 30, 2029.

Execution Version
“Tranche B Term Commitment” means with respect to any Tranche B Term Lender, the obligation of such Tranche B Term Lender to make an Initial Tranche B Term Loan to the Borrower in the principal amount set forth under the heading “Tranche B Term Commitment” opposite such Tranche B Term Lender’s name on Schedule 2.1 to this Agreement. The aggregate principal amount of the Tranche B Term Commitments as of the Restatement Date is $500,000,000.
“Tranche B Term Facility” has the meaning set forth in the definition of “Facility.”
“Tranche B Term Lender” means each Lender that holds a Tranche B Term Loan.
“Tranche B Term Loan” means the Initial Tranche B Term Loans, New Term Loans (other than New Term Loans designated by the Borrower as Tranche A Term Loans) or Extended Term Loans in respect of either of the foregoing, as the context may require.
“Tranche B Term Maturity Date” means May 30, 2031.
“Transactions” means the transactions to occur pursuant to this Agreement and the other Loan Documents, including the making of the Revolving Commitments and the borrowing of the Initial Term Loans.
“Transferee” means any Assignee or Participant.
“Transformative Acquisition” means any acquisition by the Borrower or any of its Subsidiaries of an unrelated third party that is either (a) not permitted by the terms hereof or (b) if permitted by the terms hereof immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower in good faith).
“Trigger Date” has the meaning set forth in Section 2.12(b).
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate, the Adjusted AUD Rate, the Alternate Base Rate or Daily Simple RFR.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” means the United States of America.

Execution Version
“Unpaid Sum” means any sum due and payable but unpaid by a Loan Party under the Loan Documents.
“Unrestricted Cash” means as at any date of determination, the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness or other obligations, other than (i) the Obligations or (ii) any such other Indebtedness that is subject to the Intercreditor Agreement or any Other Intercreditor Agreement or (b) classified as “restricted” (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to the Intercreditor Agreement or any Other Intercreditor Agreement governing the application thereof or because they are subject to a Lien securing the Obligations or other Indebtedness that is subject to the Intercreditor Agreement or any Other Intercreditor Agreement).
“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower designated as such and listed on Schedule 4.14 on the Restatement Date and (b) any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that, in the case of each of clauses (a) and (b), such Subsidiary (i) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless (A) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower or (B) the Borrower or any Restricted Subsidiary would be permitted to enter into such agreement, contract, arrangement or understanding with an Unrestricted Subsidiary pursuant to Section 7.9 and (ii) is a Person with respect to which neither the Borrower nor any of the Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, unless, in each case, the Borrower or any Restricted Subsidiary would be permitted to incur any such obligation with respect to an Unrestricted Subsidiary pursuant to Section 7.7. Subject to the foregoing, the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary or any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (a) such designation shall only be permitted if no Event of Default (or, in the case of a designation that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice for or declaration of such Limited Condition Acquisition)) would be in existence following such designation and after giving effect to such designation the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1, (b) the Borrower shall not be permitted to designate a Restricted Subsidiary that owns or exclusively licenses Intellectual Property as an Unrestricted Subsidiary if such Intellectual Property is material to the business of the Borrower and its Restricted Subsidiaries taken as a whole, (c) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and (d) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Investment in an Unrestricted Subsidiary and shall reduce amounts available for Investments in Unrestricted Subsidiaries permitted by Section 7.7 in an amount equal to the Fair Market Value of the Subsidiary so designated.
“US Dollars” and “$” means the lawful currency of the United States.

Execution Version
“US Lender” has the meaning set forth in Section 2.20(e).
“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.24.
“USA Patriot Act” has the meaning set forth in Section 10.18.
“Voluntary Prepayment Basket” has the meaning set forth in the definition of “Maximum Incremental Facilities Amount.”
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield” means on any date on which the “Yield” is required to be calculated hereunder will be the internal rate of return on the Initial Tranche B Term Loans or any new syndicated loans, as applicable, determined by the Administrative Agent in consultation with the Borrower utilizing (a) the greater of (i) if applicable, any Floor applicable to the Initial Tranche B Term Loans or any new syndicated loans, as applicable, on such date and (ii) the price of a Term SOFR Rate swap-equivalent maturing on the earlier of (A) the date that is four years following such date and (B) the final maturity date of the Initial Tranche B Term Loans or any new syndicated loans, as applicable; (b) the Applicable Margin for the Initial Tranche B Term Loans or any new syndicated loans, as applicable, on such date; and (c) the issue price of the Initial Tranche B Term Loans or any new syndicated loans, as applicable (after giving effect to any original issue discount or upfront fees paid to the market (but excluding commitment, arrangement, structuring or other fees in respect of the Initial Tranche B Term Loans or any new syndicated loans, as applicable, that are not generally shared with the relevant Lenders) in respect of the Initial Tranche B Term Loans or any new syndicated loans, as applicable, calculated based on an assumed four year average life to maturity).
1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, supplemented or otherwise modified from time to time and (iv) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any

Execution Version
reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
(c)    The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Annex, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The term “license” shall include sub-license. The term “documents” includes any and all documents whether in physical or electronic form.
(e)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(f)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
1.3    Pro Forma Calculations. (i) Any calculation to be determined on a “pro forma” basis, after giving “pro forma” effect to certain transactions or pursuant to words of similar import and (ii) the Consolidated Net First Lien Leverage Ratio, the Consolidated Net Senior Secured Leverage Ratio, the Consolidated Net Total Leverage Ratio and the Consolidated Net Interest Coverage Ratio, in each case, shall be calculated as follows:
(a)    for purposes of making the computation referred to above, in the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the commencement of the period for which such ratio is being calculated but on or prior to or substantially concurrently with the event for which the calculation is made (a “Calculation Date”), then except as otherwise set forth in clauses (c) and (d) below, such calculation shall be made giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable Test Period; provided that for purposes of making the computation of Consolidated Net First Lien Leverage, Consolidated Net Senior Secured Leverage or Consolidated Net Total Leverage for the computation of Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio or Consolidated Net Total Leverage Ratio, as applicable, Consolidated Net First Lien Leverage, Consolidated Net Senior Secured Leverage or Consolidated Net Total Leverage, as applicable, shall be Consolidated Net First Lien Leverage, Consolidated Net Senior Secured Leverage or Consolidated Net Total Leverage as of the date the relevant action is being taken giving pro forma effect to any redemption, retirement or extinguishment of Indebtedness in connection with such event;
(b)    for purposes of making the computation referred to above, if any Investments, Dispositions or designations of Unrestricted Subsidiaries or Restricted Subsidiaries are made (or committed to be made pursuant to a definitive agreement) subsequent to the commencement of the period

Execution Version
for which such calculation is being made but on or prior to or simultaneously with the relevant Calculation Date, then such calculation shall be made giving pro forma effect to such Investments, Dispositions and designations as if the same had occurred at the beginning of the applicable Test Period in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (j) of and the last proviso of the first sentence of the definition of “Consolidated EBITDA.” If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment or Disposition that would have required adjustment pursuant to this provision, then such calculation shall be made giving pro forma effect thereto for such Test Period as if such Investment or Disposition had occurred at the beginning of the applicable Test Period;
(c)    [reserved];
(d)    for purposes of calculating the amount of Liens permitted to be incurred pursuant to either (i) (solely with respect to Indebtedness incurred pursuant to Section 2.25(a) in reliance on the definition of “Maximum Incremental Facilities Amount”) Section 7.3(h) or (ii) (solely with respect to Indebtedness incurred pursuant to Section 7.2(p) in reliance on the definition of “Maximum Incremental Facilities Amount”) Section 7.3(g)), any pro forma calculation of the Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio or Consolidated Net Total Leverage shall not give effect to any other incurrence of Liens on the date of determination pursuant to any other clause or sub-clause of Section 7.3;
(e)    for purposes of (i) determining compliance with any provision of this Agreement which requires pro forma compliance with the covenants set forth in Section 7.1 or pro forma calculation of the Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio, Consolidated Net Total Leverage Ratio or the Consolidated Net Interest Coverage Ratio, (ii) determining the accuracy of representation and warranties in all material respects (other than Specified Representations), (iii) determining whether a Default or an Event of Default (other than a Specified Event of Default) exists or (iv) testing baskets set forth in Section 7 of this Agreement (including baskets measured as a percentage of Consolidated EBITDA), in each case, solely for purposes of determining whether the incurrence of Indebtedness (other than the incurrence of any Loan or Letter of Credit under the Revolving Facility but including the incurrence of Loans under a Revolving Commitment Increase) or Liens, or the making of Investments, Restricted Payments, fundamental changes under Section 7.4 or the designation of an Unrestricted Subsidiary, in each case necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition is permitted (and, for the avoidance of doubt, not for purposes of determining quarterly compliance with the financial covenants set forth in Section 7.1), the date of determination shall, at the option of the Borrower, be the time the definitive agreements for such Limited Condition Acquisition are entered into (or, if applicable, (i) the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition or (ii) at the time of the completion of such transaction or the making of such repurchase or repayment) after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period (in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (j) of and the last proviso of the first sentence of the definition of “Consolidated EBITDA”), and, for the avoidance of doubt, if any of such baskets or ratios are exceeded as a result of fluctuations in such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if the Borrower has made

Execution Version
such an election, in connection with the calculation of any basket or ratio availability with respect to the incurrence of Indebtedness or Liens, or the making of Investments, Restricted Payments, Dispositions, fundamental changes under Section 7.4 or the designation of an Unrestricted Subsidiary (excluding the financial covenants set forth in Section 7.1) on or following the date of such election and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition (or, if applicable, the notice or declaration of such Limited Condition Acquisition) is terminated, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisitions and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, except to the extent that such calculation would result in a lower Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio or Consolidated Net Total Leverage Ratio or a higher Consolidated Net Interest Coverage Ratio or larger basket, as applicable, than would apply if such calculation was made without giving pro forma effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof); provided that notwithstanding the foregoing, when calculating the Consolidated Net Total Leverage Ratio or the Consolidated Net Interest Coverage Ratio, as applicable, for purposes of (i) determining the Applicable Margin, (ii) determining the Applicable Commitment Fee Rate and (iii) determining actual compliance (and not pro forma compliance or compliance on a pro forma basis) with the covenants pursuant to Section 7.1, any pro forma event of the type set forth in clauses (a) or (b) of this Section 1.3 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect; and
(f)    if the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket or exception, such ratio-based basket or exception (together with any other ratio-based basket or exception utilized in connection therewith, including in respect of other Indebtedness, Liens, asset sales, Investments, Restricted Payments or prepayments of subordinated Indebtedness) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio or Consolidated Net Total Leverage Ratio pursuant to clause (b) of the definition of each such term), provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio.
1.4    Additional Alternative Currencies. (a)  The Borrower may from time to time request that Term Benchmark Loans be made under the Revolving Facility and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than US Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Term Benchmark Loans under the Revolving Facility, such request shall be subject to the consent of the Administrative Agent and the Revolving Lenders; which consent shall not be unreasonably withheld, conditioned or delayed but shall be subject to each Revolving Lender’s then-existing capability to offer such currency generally to its corporate borrowers, and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the consent of the Administrative Agent, the Issuing Lender and the Revolving Lenders.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., fourteen Business Days prior to the date of the desired borrowing of Revolving Loans or issuance of a Letter of Credit (as described in the foregoing clause (a)) (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to such Term Benchmark Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in

Execution Version
the case of any such request pertaining to such Letters of Credit, the Administrative Agent shall promptly notify the Issuing Lender thereof. Each Revolving Lender (in the case of any such request pertaining to Term Benchmark Loans) or the Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents to the making of Term Benchmark Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Revolving Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the last sentence of Section 1.4(b) shall be deemed to be a refusal by such Revolving Lender or the Issuing Lender, as the case may be, to permit Term Benchmark Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Term Benchmark Loans in such requested currency, the Administrative Agent shall promptly so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowings of Term Benchmark Loans; and if the Administrative Agent and the Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall promptly so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by the Issuing Lender. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.4, the Administrative Agent shall promptly so notify the Borrower. Any specified currency of an Existing Letter of Credit that is neither US Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.
1.5    Exchange Rates; Currency Equivalents. (a)  The Administrative Agent, the Swing Line Lender or the Issuing Lender, as applicable, shall determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Alternative Currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative , the Swing Line Lender or the Issuing Lender, as applicable.
(b)    Wherever in this Agreement in connection with a borrowing of Revolving Loans, conversion, continuation or prepayment of a Term Benchmark Loan or a RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Revolving Loan, Term Benchmark Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the relevant Issuing Lender, as the case may be.
1.6    Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 6.1(a); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 7 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative

Execution Version
Agent notifies the Borrower that the Required Lenders wish to amend Section 7 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. All calculations of (a) the Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage or the Consolidated Net Total Leverage Ratio, (b) the Consolidated Net Interest Coverage Ratio, (c) Consolidated EBITDA, (d) Consolidated Net Interest Expense and (e) each financial calculation included within or required to be made in connection with any such terms shall be made on a pro forma basis. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
1.7    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of the Application or any other document, agreement or instrument entered into by the applicable Issuing Lender and the Borrower with respect thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.8    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in US Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.17(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.9    Application of Multiple Relevant Provisions. With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Loan Documents under a specific covenant that does not require compliance with a financial ratio or test (including a test based on the Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio and/or the Consolidated Net Total Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially

Execution Version
concurrently with or otherwise in the same transaction or series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Loan Documents under the same covenant that requires compliance with a financial ratio or test (including the Consolidated Net First Lien Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio and/or the Consolidated Net Total Leverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (a) the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence within the same covenant (it being understood that any Fixed Amount available under any covenant that is reallocated or otherwise utilized under a different covenant shall, for the avoidance of doubt, also constitute a Fixed Amount under such different covenant to which the Fixed Amount was reallocated to or utilized under), and (b) except as provided in clause (a), pro forma effect shall be given to the entire transaction. In addition, for the avoidance of doubt, any Indebtedness (and associated Liens, subject to the applicable priorities required pursuant to the applicable Incurrence-Based Amounts), Investments, Restricted Payments, liquidations, dissolutions, mergers, consolidations (or, in each case, any portion thereof) incurred or otherwise effected in reliance on Fixed Amounts shall be automatically and immediately reclassified at any time, unless the Borrower otherwise elects from time to time, as incurred under the applicable Incurrence-Based Amounts if the Borrower subsequently meets the applicable ratio for such Incurrence-Based Amounts on a pro forma basis (or would have met such ratio or test at the time such Fixed Amount was utilized).
1.10    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
1.11    MIRE Event. No MIRE Event may be closed until the date that is (a) if there are no Mortgaged Properties located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” ten Business Days or (b) if there are any Mortgaged Properties located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” 30 days (in each case, the “Notice Period”), after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed “life of loan” standard flood hazard determination with respect to such Mortgaged Property from a third party vendor; (ii) if such Mortgaged Property is located in a “special flood hazard area”, (A) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower of such notice and (C) a notice about special flood hazard area status and flood disaster assistance executed by the Borrower; and (iii) evidence of flood insurance in amount sufficient to comply with the Flood Laws and otherwise reasonably satisfactory to the Administrative Agent; provided that any such MIRE Event may be closed prior to the Notice Period if the Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction; and provided further that any obligations any Loan Party may have to grant a Mortgage within the applicable time period shall be extended for so long as is required to ensure compliance with the requirements set forth in this Section 1.11.
SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS
2.1    Term Commitments.

Execution Version
(a)
(i)    Subject to the terms and conditions hereof, each Tranche A Term Lender severally agrees to make a term loan (an “Initial Tranche A Term Loan”) in US Dollars to the Borrower on the Restatement Date in an amount which will not exceed the amount of the Initial Tranche A Term Commitment of such Lender.
(ii)    Subject to the terms and conditions hereof, each Tranche B Term Lender severally agrees to make a term loan (an “Initial Tranche B Term Loan”) in US Dollars to the Borrower on the Restatement Date in an amount which will not exceed the amount of the Tranche B Term Commitment of such Lender.
(iii)    Subject to the terms and conditions of the First Amendment, each Tranche A-1 Term Lender severally agrees to make a term loan (an “Tranche A-1 Term Loan”) in US Dollars to the Borrower on the First Amendment Effective Date in an amount which will not exceed the amount of the Tranche A-1 Term Commitment of such Lender.
(b)    The aggregate outstanding principal amount of the Term Loans for all purposes of this Agreement and the other Loan Documents shall be the stated principal amount thereof outstanding from time to time. The Term Loans may from time to time be Term Benchmark Loans (or, pursuant to Section 2.17, RFR Loans) or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.
2.2    Procedure for ~~Initial~~ Term Loan Borrowings.
~~. The~~(a)    With respect to the Initial Term Loans, the Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent one Business Day prior to the anticipated Restatement Date) requesting that the Term Lenders make the Initial Term Loans on the Restatement Date and specifying the amount to be borrowed and the requested Interest Period, if applicable. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 11:00 A.M., New York City time, on the Restatement Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loan or Initial Term Loans to be made by such Lender. The Administrative Agent shall credit the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.
(b)    With respect to the Tranche A-1 Term Loans, the Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent not later than 11:00 A.M., New York City Time, one Business Day prior to the First Amendment Effective Date) requesting that the Tranche A-1 Term Lenders make the Tranche A-1 Term Loans on the First Amendment Effective Date and specifying the amount to be borrowed and the requested Interest Period, if applicable. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 11:00 A.M., New York City time, on the First Amendment Effective Date each Tranche A-1 Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche A-1 Term Loans to be made by such Lender. The Administrative Agent shall credit the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche A-1 Term Lenders in immediately available funds.

Execution Version
2.3    Repayment of Term Loans.
(a)    The Initial Tranche A Term Loan of each Tranche A Term Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each March, June, September and December following the Restatement Date, commencing on the last Business Day of September, 2024, in an amount equal to the Applicable Amortization Percentage of the stated original principal amount of the Initial Tranche A Term Loans funded on the Restatement Date (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.18(b), and/or be increased as a result of any increase in the amount of Initial Tranche A Term Loans pursuant to Supplemental Term Loan Commitments (such increased amortization payments to be calculated in the same manner (and on the same basis) as the amortization payments for the Initial Tranche A Term Loans outstanding as of the Restatement Date)), with the remaining balance thereof payable on the Tranche A Term Maturity Date.
(b)    The Initial Tranche B Term Loan of each Tranche B Term Lender shall be payable in equal consecutive quarterly installments, commencing on the last Business Day of September, 2024, on the last Business Day of each March, June, September and December following the Restatement Date in an amount equal to one quarter of one percent (0.25%) of the stated original principal amount of the Initial Tranche B Term Loans funded on the Restatement Date (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.18(b), or be increased as a result of any increase in the amount of Initial Tranche B Term Loans pursuant to Supplemental Term Loan Commitments (such increased amortization payments to be calculated in the same manner (and on the same basis) as the amortization payments for the Initial Tranche B Term Loans made as of the Restatement Date)), with the remaining balance thereof payable on the Tranche B Term Maturity Date.
(c)    The Tranche A-1 Term Loan of each Tranche A-1 Term Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each March, June, September and December following the First Amendment Effective Date, commencing on the last Business Day of March, 2025, in an amount equal to the Applicable Amortization Percentage of the stated original principal amount of the Tranche A-1 Term Loans funded on the First Amendment Effective Date (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.18(b), and/or be increased as a result of any increase in the amount of Tranche A-1 Term Loans pursuant to Supplemental Term Loan Commitments (such increased amortization payments to be calculated in the same manner (and on the same basis) as the amortization payments for the Tranche A-1 Term Loans outstanding as of the First Amendment Effective Date)), with the remaining balance thereof payable on the Tranche A-1 Term Maturity Date.
2.4    Revolving Commitments.
(a)    Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) in US Dollars or in one or more Alternative Currencies to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which (after giving effect to any application of proceeds of such Revolving Loans in accordance with the immediately succeeding sentence) (i) when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding and such Lender’s Revolving Percentage of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment and (ii) will not cause the sum of the aggregate Revolving Extensions of Credit of all Lenders denominated in Alternative Currencies to exceed the Alternative Currency Sublimit. On each date that a Revolving Loan is made, the Borrower shall first repay all of its Swing Line Loans then

Execution Version
outstanding with the proceeds of any such Borrowing. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Subject to Section 2.17, each Revolving Borrowing shall be comprised (a) in the case of Borrowings in US Dollars, entirely of ABR Loans or Term Benchmark Loans (or, pursuant to Section 2.17, RFR Loans) as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13 and (b) in the case of Borrowings in any other Alternative Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Alternative Currency, as the Borrower may request in accordance herewith. Each Swing Line Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)    The Borrower shall repay all outstanding Revolving Loans made to it on the Revolving Termination Date.
2.5    Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable written notice pursuant to a Borrowing Notice (which notice must be received by the Administrative Agent (i) in the case of Term Benchmark Loans denominated in US Dollars, prior to 11:00 a.m., New York City time, three U.S. Government Securities Business Days prior to the requested Borrowing Date, (ii) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (iii)(x) in the case of a Term Benchmark Borrowing denominated in Canadian Dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (y) in the case of an RFR Borrowing denominated in Canadian Dollars, not later than 12:00 p.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing, (iv) in the case of ABR Loans, prior to 10:00 a.m., New York City time, on the proposed Borrowing Date, (v) in the case of Term Benchmark Loans denominated in an Alternative Currency (other than Euros or Canadian Dollars), prior to 12:00 Noon, New York City time, four Business Days prior to the requested Borrowing Date and (vi) in the case of RFR Loans, not later than 12:00 Noon, New York City time, five RFR Business Days before the date of the requested Borrowing Date), specifying (x) the amount, currency and Type of Revolving Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing by the Borrower under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $50,000 or a whole multiple of $50,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $50,000, such lesser amount), (y) in the case of Term Benchmark Loans, $100,000 (or the Alternative Currency Equivalent thereof, as applicable) or a whole multiple of $100,000 (or the Alternative Currency Equivalent thereof, as applicable) in excess thereof and (z) in the case of RFR Loans, $100,000 or the Alternative Currency Equivalent of $100,000 or a whole multiple of $100,000 or the Alternative Currency Equivalent of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made as provided in Section 2.6. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Revolving Lenders and in like funds as received by

Execution Version
the Administrative Agent. If no election as to the Type of a Revolving Loan denominated in US Dollars is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Term Benchmark Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower fails to specify a currency in a Borrowing Notice with respect to a Term Benchmark Loan, then the Term Benchmark Loan so requested shall be made in US Dollars.
2.6    Swing Line Loans.
(a)    Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.6, may, but shall have no obligation to, make loans (each such loan, a “Swing Line Loan”) to the Borrower in US Dollars from time to time on any Business Day (other than the Restatement Date) until and excluding the Business Day preceding the Revolving Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate amount of Available Revolving Commitments shall not be less than zero, (ii) the Available Revolving Commitment of any Revolving Lender shall not be less than zero and (iii) the Available Revolving Swing Line Lender Commitment of the Swing Line Lender shall not be less than zero; and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.6, prepay under Section 2.11, and reborrow under this Section 2.6. Each Swing Line Loan shall be an ABR Loan and may not be converted to a Term Benchmark Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Revolving Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon New York City time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $50,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) the account of the Borrower to be credited with the proceeds of such Borrowing. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. New York City time on the date of the proposed Swing Line Loan (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.6(a), or (B) that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, in its discretion, not later than 3:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c)    Refinancing of Swing Line Loans.

Execution Version
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (and the Borrower hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make an ABR Loan in an amount equal to such Revolving Lender’s Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Notice for purposes hereof) and in accordance with the requirements of Section 2.5, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the conditions set forth in Section 5.2 (other than the delivery of a Borrowing Notice) and subject to the unutilized portion of the aggregate Revolving Commitments. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Percentage of the amount specified in such Borrowing Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply cash collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office (and in any event, if such Borrowing Notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), whereupon, subject to Section 2.6(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a borrowing of Revolving Loans in accordance with Section 2.6(c)(i) (including as a result of a proceeding under any Debtor Relief Law), the request for ABR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan, and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.6(c)(i) shall be deemed payment in respect of such participation; provided, that (i) all interest payable on the Swing Line Loans is for the account of Swing Line Lender until the date as of which the respective participation is purchased and (ii) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall pay the Swing Line Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the borrowing of the Swing Line Loan occurs under this Agreement to but excluding the date of payment for such participation, at the applicable rate received by the Swing Line Lender.
(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.6(c) by the time specified in Section 2.6(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank

Execution Version
compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.6(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower, any Subsidiary of Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.6(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 5.2. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Revolving Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.21 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Revolving Loans that are ABR Loans or risk participation pursuant to this Section 2.6 to refinance such Revolving Lender’s Revolving Percentage of any Swing Line Loan, interest in respect of such Revolving Percentage shall be solely for the account of the Swing Line Lender.

Execution Version
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.7    Defaulting Lenders.
(a)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Revolving Lenders in accordance with the Commitments under the Revolving Facility (without giving effect to Section 3.4(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest or other amounts (other than the payment of (i) commitment fees under Section 2.9, (ii) default interest under Section 2.15(d) and (iii) Letter of Credit fees under Section 3.3, which in each case shall be applied pursuant to the provisions of those Sections) received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) shall be applied by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender (without duplication of the application of any cash collateral provided by the Borrower pursuant to Section 3.4(d)) to the Swing Line Lender or any Issuing Lender hereunder; third, to be held as security for any L/C Shortfall (without duplication of any cash collateral provided by the Borrower pursuant to Section 3.4(d)) in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Swing Line Lender or the Issuing Lenders as a result of any final non-appealable judgment of a court of competent jurisdiction obtained by any Lender, the Swing Line Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, Swing Line Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Swing Line Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all

Execution Version
Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 3.4(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to be held as security in a cash collateral account pursuant to this Section 2.7(b) shall be deemed paid to and redirected by such Defaulting Lender and shall satisfy the Borrower’s payment obligation in respect thereof in full, and each Lender irrevocably consents hereto.
2.8    Repayment of Loans.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Swing Line Lender, the appropriate Revolving Lender or Term Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to the Borrower outstanding on the Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1), (ii) the principal amount of each outstanding Term Loan of such Term Lender made to the Borrower in installments according to the applicable amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1) and (iii) the then unpaid principal amount of each Swing Line Loan of the Swing Line Lender made to the Borrower outstanding on the earlier of (x) Revolving Termination Date and (y) a date that is no more than seven Business Days after such Swing Line Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swing Line Loans then outstanding (or, in the case of each of clauses (x) and (y), on such earlier date on which the Loans become due and payable pursuant to Section 8.1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to the Borrower from time to time outstanding from the date made until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal, interest and fees, as applicable, due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be presumptively correct absent demonstrable error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
2.9    Commitment Fees, etc.

Execution Version
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, in US Dollars, for the period from and including the Restatement Date to but excluding the last day of the Revolving Commitment Period, computed at the Applicable Commitment Fee Rate on the actual daily amount of the Available Revolving Commitment (but excluding from such calculation any Swing Line Loans) of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date; provided that (i) any commitment fee accrued with respect to any of the Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and (ii) no commitment fee shall accrue on any of the Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent.
2.10    Termination or Reduction of Revolving Commitments.
(a)    The Borrower shall have the right, upon not less than two Business Days’ notice to the Administrative Agent, from time to time, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments (but shall not be applied to the Alternative Currency Sublimit or the Swing Line Sublimit except as specified by the Borrower or except as specified in the last sentence of this paragraph (a)); provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the total Revolving Extensions of Credit would exceed the total Revolving Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of termination under this Section 2.10 if the notice of such termination stated that such notice was conditioned upon the occurrence or non-occurrence of a transaction or the receipt of a replacement of all, or a portion, of the Revolving Commitments outstanding at such time, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Any such reduction in the Revolving Commitments below the sum of the principal amount of the Alternative Currency Sublimit and the Swing Line Sublimit shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Alternative Currency Sublimit and the Swing Line Sublimit.
(b)    Upon the incurrence by the Borrower or any of its Restricted Subsidiaries of any Permitted Refinancing Obligations in respect of Revolving Commitments or Revolving Loans, the Revolving Commitments designated by the Borrower to be terminated in connection therewith shall be automatically permanently reduced by an amount equal to 100% of the aggregate principal amount of commitments under such Permitted Refinancing Obligations and any outstanding Revolving Loans in respect of such terminated Revolving Commitments shall be repaid in full.
2.11    Optional Prepayments.
(a)    The Borrower may at any time and from time to time prepay the Revolving Loans or any Tranche of Term Loans, in whole or in part, without premium or penalty except as specifically provided in Section 2.11(c), upon irrevocable written notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, (i) three Business Days prior thereto, in the case of

Execution Version
Term Benchmark Loans, (ii) one Business Day prior thereto, in the case of ABR Loans or (iii) five Business Days prior thereto, in the case of RFR Loans, which notice shall specify (x) the date and amount of prepayment, (y) whether the prepayment is of Revolving Loans or a Tranche of Term Loans and (z) whether the prepayment is of Term Benchmark Loans, RFR Loans or ABR Loans; provided that if a Term Benchmark Loan (or RFR Loan) is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (provided that any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any transaction or the receipt of proceeds to be used for such payment, in each case specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and of Revolving Loans shall be in an aggregate principal amount of (i) $50,000 or a whole multiple of $50,000 in excess thereof (in the case of prepayments of ABR Loans) or (ii) $100,000 or a whole multiple of $100,000 in excess thereof (in the case of prepayments of Term Benchmark Loans or RFR Loans), and in each case shall be subject to the provisions of Section 2.18.
(b)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $50,000 (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    Any prepayment made on or after the Restatement Date pursuant to this Section 2.11 or Section 2.12(a) of the Initial Tranche B Term Loans as a result of a Repricing Transaction shall be accompanied by a prepayment fee, which shall initially be 1% of the aggregate principal amount prepaid and shall decline to 0% on and after the six-month anniversary of the Restatement Date.
(d)    Notwithstanding any other provision of this Section 2.11, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Tranche B Term Loans pursuant to Section 2.11(a), exchange such Lender’s portion of the Tranche B Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Tranche B Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).
(e)    In connection with any optional prepayments by the Borrower of the Term Loans pursuant to this Section 2.11, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term Benchmark Loans (or, if applicable, RFR Loans).
2.12    Mandatory Prepayments.
(a)    Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness (excluding any Indebtedness incurred in accordance with Section 7.2, other than Permitted Refinancing Obligations in respect of Term Loans) shall be incurred by the Borrower or any Restricted

Execution Version
Subsidiary, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied not later than one Business Day after the date of receipt of such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in Section 2.12(d).
(b)    Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any Restricted Subsidiary shall for its own account receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered to the Administrative Agent in respect thereof, an amount equal to the Applicable Asset Sale Prepayment Percentage of such Net Cash Proceeds shall be applied not later than 10 Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.12(d); provided that, notwithstanding the foregoing, (i) on each Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event and (ii) on the date (the “Trigger Date”) that is six months after any such Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the Applicable Asset Sale Prepayment Percentage of the portion of any Committed Reinvestment Amount with respect to the relevant Reinvestment Event not actually expended by such Trigger Date.
(c)    Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending September 30, 2025, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to (i) the Excess Cash Flow Percentage of such Excess Cash Flow minus (ii) the aggregate amount of all prepayments of Revolving Loans and New Revolving Loans to the extent accompanied by permanent optional reductions of the Revolving Commitments or New Revolving Commitments, as applicable, and all optional prepayments of Term Loans, New Term Loans and Additional Obligations, in each case of this clause (ii), to the extent secured on a pari passu basis with the Term Loans, (x) during such fiscal year (which, in any event, shall not include any designated prepayment pursuant to clause (y) below) and (y) during the period beginning with the day following the last day of such fiscal year and ending on the Excess Cash Flow Application Date and stated by the Borrower to be prepaid pursuant to this Section 2.12(c)(ii)(y), in each case other than to the extent any such prepayment is funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than 10 days after the date on which the financial statements referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.
(d)    Amounts to be applied in connection with prepayments pursuant to this Section 2.12 shall be applied to the prepayment of the Term Loans in accordance with Section 2.18(b) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.12, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term Benchmark Loans (or, if applicable, RFR Loans) and with respect to prepayments pursuant to Section 2.12(b) such Net Cash Proceeds may be applied, along with such prepayment of Term Loans (to the extent the Borrower elects, or is required by the terms thereof), to purchase, redeem or repay any Pari Passu Debt, pursuant to the agreements governing such other Indebtedness, on not more than a pro rata basis with respect to such prepayments of Term Loans; provided that if no Lender exercises the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.12(e), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Term Benchmark Loans (or RFR Loans) in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.21. Each prepayment of the Term Loans under this Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

Execution Version
(e)    Notwithstanding the foregoing, any Lender holding a Term Loan may elect, by written notice to the Administrative Agent within one Business Day of receiving notice from the Administrative Agent that the Borrower has made a payment pursuant to Sections 2.12(b) or (c), to decline all (and for the avoidance of doubt, no lesser portion) of any prepayment of its Term Loan pursuant to Section 2.12(b) or (c), in which case the aggregate amount of the payment that would have been applied to prepay Loans but was so declined may be retained by the Borrower and shall constitute “Declined Proceeds”. Any Lender holding a Term Loan which does not deliver notice of its intent to decline such prepayment by the time set forth in the preceding sentence shall be automatically deemed to have accepted such prepayment.
(f)    If, on any date, the aggregate Revolving Extensions of Credit would exceed the aggregate Revolving Commitments (including as a result of any revaluation of the Dollar Equivalent of the L/C Obligations on any Revaluation Date in accordance with Section 1.4), the Borrower shall promptly prepay Revolving Loans and/or Swing Line Loans in an aggregate principal amount equal to such excess and/or pay to the Administrative Agent an amount of cash and/or Cash Equivalents equal to the aggregate principal amount equal to such excess to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.
(g)    Notwithstanding any other provision of this Section 2.12, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Tranche B Term Loans pursuant to Section 2.12(a), exchange such Lender’s portion of the Tranche B Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Tranche B Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).
(h)    Notwithstanding any other provisions of this Section 2.12, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Asset Sale”) or the Net Cash Proceeds of any Recovery Event from a Foreign Subsidiary (a “Foreign Recovery Event”), in each case giving rise to a prepayment event pursuant Section 2.12(b), or Excess Cash Flow generated by a Foreign Subsidiary (“Foreign Excess Cash Flow”) giving rise to a prepayment event pursuant to Section 2.12(c), are or is prohibited, restricted or delayed by applicable local law or the organizational documents of a Subsidiary of the Borrower (provided that such prohibition or restriction in such organization document was not implemented for the purpose of avoiding a prepayment event) from being repatriated to the United States, (A) the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.12 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or organization document will not permit repatriation to the United States (the Borrower hereby agrees to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or organization document, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.12 to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Sale or any Foreign Recovery Event or Foreign Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary;

Execution Version
provided that any Consolidated Net Income in respect of Excess Cash Flow so excluded from any mandatory prepayment pursuant to the operation of this Section 2.12(h) shall not increase the Available Amount.
(i)    The Administrative Agent shall notify the Borrower at any time that the sum of the aggregate outstanding amount of all Revolving Loans and L/C Obligations, in each case, denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, and, within five Business Days after receipt of such notice, the Borrower shall prepay Loans or shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Lenders and the Lenders, an amount in cash equal to the excess of the sum of the aggregate outstanding amount of all Revolving Loans and L/C Obligations, in each case, denominated in Alternative Currencies (including any accrued and unpaid fees thereon) over the amount that is 100% of the Alternative Currency Sublimit then in effect (without reduction of the same) to be held as collateral for the L/C Obligations. Such account shall be administered in accordance with Section 3.4(e) hereof. The Administrative Agent may, at any time and from time to time after the initial deposit of such cash collateral, request that additional cash collateral be provided in order to protect against the results of further exchange rate fluctuations to the extent reasonably determined by the Administrative Agent to be necessary, so long as such changes are generally adopted by the Administrative Agent in similar credit facilities extended to similarly situated Persons.
2.13    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert Term Benchmark Loans (or, if applicable, RFR Loans) made to the Borrower and denominated in US Dollars to ABR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date; provided that if any Term Benchmark Loan is so converted on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. The Borrower may elect from time to time to convert ABR Loans made to the Borrower to Term Benchmark Loans (or, if the Term SOFR Rate has been replaced pursuant to Section 2.17 with the Daily Simple RFR, RFR Loans)denominated in US Dollars by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon (or, with respect to RFR Loans, 11:00 a.m.), New York City time, on the third U.S. Government Securities Business Day (or, with respect to RFR Loans, the fifth RFR Business Day) preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan under a particular Facility may be converted into a Term Benchmark Loan (or, if applicable, RFR Loan) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)    Any Term Benchmark Loan may be continued as such by the Borrower giving irrevocable written notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1 and no later than 12:00 Noon, New York City time, on the third U.S. Government Securities Business Day preceding the proposed continuation date, of the length of the next Interest Period to be applicable to such Loans; provided that if any Term Benchmark Loan is so continued on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; provided, further, that no Term Benchmark Loan (or, pursuant to Section 2.17, RFR Loan) under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not

Execution Version
to permit such continuations and unless repaid, (i) each Term Benchmark Revolving Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (ii) each Term Benchmark Revolving Borrowing denominated in Canadian Dollars shall be converted to a Canadian Prime Borrowing at the end of the Interest Period applicable thereto, and (iii) each Term Benchmark Borrowing denominated in an Alternative Currency (other than Canadian Dollars) shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars or Canadian Dollars shall either be ~~(A)~~  converted to an ABR Borrowing denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or ~~(B)~~  prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (A) above; provided further that notwithstanding the foregoing, the Required Revolving Lenders may demand that any or all of the then outstanding Term Benchmark Loans denominated in an Alternative Currency be redenominated into US Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. If the Borrower shall fail to give any required notice as described above in this paragraph such Term Benchmark Loans shall be automatically continued as Term Benchmark Loans in their original currency having an Interest Period of one month’s duration on the last day of such then-expiring Interest Period and if such continuation is not permitted pursuant to the preceding proviso, such Term Benchmark Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(c)    If an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Revolving Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing ~~(i)~~  no outstanding Revolving Borrowing may be converted to or continued as an RFR Borrowing denominated in Sterling and ~~(ii)~~  unless repaid, (x) each RFR Borrowing denominated in Sterling shall bear interest at the Central Bank Rate for Sterling plus the Applicable Margin for RFR Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Sterling cannot be determined, any outstanding RFR Loans denominated in Sterling shall either be ~~(A)~~  converted to an ABR Borrowing denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or ~~(B)~~  prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is five Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (A) above.
2.14    Minimum Amounts and Maximum Number of Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to a minimum of $100,000 or a whole multiple of $100,000 in excess thereof and (b) no more than 10 Term Benchmark Tranches shall be outstanding at any one time.
2.15    Interest Rates and Payment Dates.

Execution Version
(a)    Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Term CORRA Rate or Adjusted AUD Rate, as applicable, determined for such day plus the Applicable Margin.
(b)    Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(c)    Each RFR Loan shall bear interest at a rate per annum equal to Daily Simple RFR plus the Applicable Margin.
(d)    Each Swing Line Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans under the Revolving Facility.
(e)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.15 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (after as well as before judgment); provided that no amount shall be payable pursuant to this Section 2.15(e) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further no amounts shall accrue pursuant to this Section 2.15(e) on any overdue Loan, Reimbursement Obligation, commitment fee or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(f)    Interest shall be payable by the Borrower in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (d) of this Section 2.15 shall be payable from time to time on demand.
2.16    Computation of Interest and Fees.
(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that interest on ABR Loans, RFR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed, or, in the case of interest in respect of Revolving Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Term SOFR Rate, EURIBOR Rate, Term CORRA Rate, AUD Rate and/or RFR, as applicable. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Statutory Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumptively correct in the absence of demonstrable error. The

Execution Version
Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a), Section 2.15(b), Section 2.15(c) or Section 2.15(d).
2.17    Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.17:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate or the Adjusted AUD Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Term CORRA Rate or the Adjusted AUD Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lender (or Lenders) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new request for continuation or conversion in accordance with the terms of Section 2.13 or a new Borrowing Notice in accordance with the terms of Section 2.5, (A) for Loans denominated in US Dollars, any notice of an interest rate election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Notice requests a Term Benchmark Borrowing shall instead be deemed to be a request for continuation or conversion or a Borrowing Notice, as applicable, for (x) an RFR Borrowing denominated in US Dollars so long as the Daily Simple RFR for US Dollar Borrowings is not also the subject of Section 2.17(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple RFR for US Dollar Borrowings also is the subject of Section 2.17(a)(i) or (ii) above, (B) for Loans denominated in Canadian Dollars, if any notice of an interest rate election that requests the conversion of any Borrowing to, or continuation of, or any Borrowing Notice requests a Term Benchmark Revolving Borrowing in Canadian Dollars, such Borrowing shall be made as a Canadian Prime Rate Borrowing and (C) for Loans denominated in an Alternative Currency (other than Canadian Dollars), any request for continuation or conversion that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Notice that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the

Execution Version
notice from the Administrative Agent referred to in this Section 2.17(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new request for continuation or conversion in accordance with the terms of Section 2.13 or a new Borrowing Notice in accordance with the terms of Section 2.5, (A) for Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing denominated in US Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.17(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple RFR for US Dollar Borrowings also is the subject of Section 2.17(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan, (B) for Loans denominated in Canadian Dollars, any Term Benchmark Loan shall on the last day of the Interest period applicable to such Loan be converted by the Administrative Agent to, and shall constitute a Canadian Prime Rate Loan and (C) for Loans denominated in an Alternative Currency other than Canadian Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in US Dollars at such time or (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.17), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Facility.

Execution Version
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of ~~(i)~~  any occurrence of a Benchmark Transition Event, ~~(ii)~~  the implementation of any Benchmark Replacement, ~~(iii)~~  the effectiveness of any Benchmark Replacement Conforming Changes, ~~(iv)~~  the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and ~~(v)~~  the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), ~~(i)~~  if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, Term CORRA Rate or AUD Rate) and either ~~(A)~~  any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or ~~(B)~~  the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and ~~(ii)~~  if a tenor that was removed pursuant to clause (i) above either ~~(A)~~  is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or ~~(B)~~  is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the

Execution Version
Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in US Dollars so long as the Daily Simple RFR for US Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple RFR for US Dollar Borrowings is the subject of a Benchmark Transition Event, (y) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to Canadian Prime Rate Loans or (z) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency (other than Canadian Dollars) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.17, (A) for Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing denominated in US Dollars so long as the Daily Simple RFR for US Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day, be converted by the Administrative Agent, and shall constitute, an ABR Loan, (B) for Loans denominated in Canadian Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan, and (C) for Loans denominated in any Alternative Currency other than Canadian Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (x)be prepaid by the Borrower on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in US Dollars at such time or (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either ~~(A)~~  be converted into ABR Loans denominated in US Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or ~~(B)~~  be prepaid in full immediately.
2.18    Pro Rata Treatment and Payments.
(a)    Except as expressly otherwise provided herein (including as expressly provided in Sections 2.9, 2.10(b), 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 10.5 and 10.7), each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the Revolving Percentages of the relevant Lenders other than reductions of Revolving Commitments pursuant to Section 2.24 and payments in respect of any differences in the Applicable Commitment Fee Rate of Extending

Execution Version
Lenders pursuant to an Extension Amendment or Lenders in respect of New Revolving Commitments. Except as expressly otherwise provided herein (including as expressly provided in Sections 2.7, 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 2.27, 10.5 and 10.7), each payment (other than prepayments) in respect of principal or interest in respect of any Tranche of Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Term Lenders of such Tranche, pro rata according to the respective amounts then due and owing to such Term Lenders.
(b)    Each mandatory prepayment of the Term Loans shall be allocated between the Tranche A Term Facility and the Tranche B Term Facility, pro rata and among the relevant Tranches pro rata, in each case except as affected by the opt-out provision under Section 2.12(e); provided, that at the request of the Borrower, (x) in lieu of such application of the portion allocable to the Tranche A Term Loans on a pro rata basis among all Tranches of Tranche A Term Loans, such prepayment may be applied to any Tranche of Tranche A Term Loans so long as the maturity date of such Tranche of Tranche A Term Loans precedes the maturity date of each other Tranche of Tranche A Term Loans then outstanding or, in the event more than one Tranche of Tranche A Term Loans shall have an identical maturity date that precedes the maturity date of each other Tranche of Tranche A Term Loans then outstanding, to such Tranches on a pro rata basis and (y) in lieu of such application of the portion allocable to the Tranche B Term Loans on a pro rata basis among all Tranches of Tranche B Term Loans, such prepayment may be applied to any Tranche of Tranche B Term Loans so long as the maturity date of such Tranche of Tranche B Term Loans precedes the maturity date of each other Tranche of Tranche B Term Loans then outstanding or, in the event more than one Tranche of Tranche B Term Loans shall have an identical maturity date that precedes the maturity date of each other Tranche of Tranche B Term Loans then outstanding, to such Tranches on a pro rata basis; provided further that in connection with a mandatory prepayment under Section 2.12(a) in connection with the incurrence of Permitted Refinancing Obligations, such prepayment shall be allocated to the Tranches as specified by the Borrower (but to the Loans within such Tranches on a pro rata basis). Each optional prepayment and mandatory prepayment of the Tranche A Term Loans, Tranche B Term Loans or New Term Loans shall be applied to the remaining installments thereof as specified by the Borrower (or in the absence of such specification, in direct order of maturity). Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.
(c)    Except as expressly otherwise provided herein (including as expressly provided in Sections 2.7, 2.10(b), 2.15(c), 2.19, 2.20, 2.21, 2.22, 2.24, 2.26, 10.5 and 10.7), each payment (including prepayments) to be made by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders other than payments in respect of any differences in the Applicable Margin of Extending Lenders pursuant to an Extension Amendment or Lenders in respect of New Revolving Loans. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit. Except with respect to principal of and interest on Revolving Loans denominated in an Alternative Currency, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.19, 2.20 or 2.21, or otherwise) prior to 2:00 p.m. (New York City time) on the date when due, in Same Day Funds, free and clear of any defenses, rights of set-off or counterclaim. Notwithstanding the foregoing, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the payment office applicable to the respective currency in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the date when due, free and clear of any defenses, rights of set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest

Execution Version
thereon. All such payments shall be made to the Administrative Agent at the payment office (applicable to the respective currency), except payments to be made directly to any Issuing Lender or the Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.19, 2.20 or 2.21 and 10.5 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof; provided that, with respect to any payments received by the Administrative Agent pursuant to Sections 2.12(b) and (c), the Administrative Agent shall give prompt notice to the Lenders of receipt thereof and shall otherwise have up to three Business Days after the date of receipt of any such payments to make a prompt distribution to the applicable Lenders and the Administrative Agent shall promptly return any Declined Proceeds to the Borrower. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. Except as otherwise provided herein, all payments hereunder shall be made in US Dollars. If, for any reason, the Borrower is prohibited by any applicable law, regulation or ruling by a Governmental Authority from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in US Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
(d)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in immediately available funds. Any payment received by the Administrative Agent after 2:00 P.M., New York City time may be considered received on the next Business Day in the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(e)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be presumptively correct in the absence of demonstrable error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall give notice of such fact to the Borrower and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the

Execution Version
Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent or the Borrower against any Defaulting Lender.
(f)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(g)    Notwithstanding any other provision of this Agreement or any other Loan Document, Excluded Swap Obligations with respect to a Loan Party shall not be paid with amounts received from such Loan Party but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations provided for herein or therein.
2.19    Requirements of Law.
(a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority first made, in each case, subsequent to the Restatement Date:
(i)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, or shall subject any Lender to any Taxes (other than Excluded Taxes and Non-Excluded Taxes) on advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Term SOFR Rate, EURIBOR Rate, Term CORRA Rate or AUD Rate hereunder; or
(ii)    shall impose on such Lender any other condition not otherwise contemplated hereunder; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or issuing or participating in Letters of Credit (in each case hereunder), or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, in US Dollars, within thirty Business Days after the Borrower’s receipt of a reasonably detailed invoice therefor (showing with reasonable detail the calculations thereof), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

Execution Version
(b)    If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any entity controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority first made, in each case, subsequent to the Restatement Date shall have the effect of reducing the rate of return on such Lender’s or such entity’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such entity could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a reasonably detailed written request therefor (consistent with the detail provided by such Lender to similarly situated borrowers), the Borrower shall pay to such Lender, in US Dollars, such additional amount or amounts as will compensate such Lender or such entity for such reduction.
(c)    A certificate prepared in good faith as to any additional amounts payable pursuant to this Section 2.19 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be presumptively correct in the absence of demonstrable error. Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Obligations. Notwithstanding the foregoing, the Borrower shall not be obligated to make payment to any Lender with respect to penalties, interest and expenses if written demand therefore was not made by such Lender within 180 days from the date on which such Lender makes payment for such penalties, interest and expenses.
(d)    Notwithstanding anything in this Section 2.19 to the contrary, solely for purposes of this Section 2.19, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Restatement Date.
(e)    For purposes of this Section 2.19, the term “Lender” shall include any Issuing Lender.
2.20    Taxes.
(a)    Except as required by law, all payments made by the Borrower or any Loan Party under this Agreement and the other Loan Documents to the Administrative Agent or any Lender under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If the Borrower, a Guarantor or any other applicable withholding agent is required by law (as determined in the good faith discretion of the Borrower, Guarantor or the applicable withholding agent) to withhold or deduct any Taxes from or in respect of any amount paid or payable by the Borrower or applicable Guarantor under any Loan Document to any Agent or any Lender, then (i) the Borrower,

Execution Version
Guarantor or the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (ii) if such Taxes are Non-Excluded Taxes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary so the Administrative Agent or such Lender receives (after deduction or withholding of all Non-Excluded Taxes including Non-Excluded Taxes attributable to amounts payable under this Section 2.20(a)) an amount equal to the sum it would have received had no such withholdings or deductions been made.
(b)    In addition, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for, Other Taxes.
(c)    Whenever any Non-Excluded Taxes are paid by the Borrower and any Loan Party under this Agreement and the other Loan Documents, as soon as practicable thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the Administrative Agent or such Lender.
(d)    Without duplication for withholding or deductions made under Section 2.20(a), the Borrower or any Loan Party under this Agreement and the other Loan Documents shall indemnify the Administrative Agent or any Lender, within ten days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower or any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Lender (but only to the extent that the Borrower or any Loan Party has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting or expanding the obligation of the Borrower or any Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c)(3) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Each Lender (and, in the case of a pass-through entity, each of its beneficial owners) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Borrower and to the Lender from which the related participation shall have been

Execution Version
purchased): (i) two executed, accurate and complete copies of IRS Form W-8BEN or successor form certifying that it is entitled to benefits under an income tax treaty to which the United States is a party, including, if applicable, (x) establishing an exemption from U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (ii) two executed, accurate and complete copies of IRS Form W-8ECI or successor form, (iii) in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit N-1, certifying that such Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder of the Borrower described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”); and two executed, accurate and complete copies of IRS Form W-8BEN, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the Borrower or any Loan Party under this Agreement and the other Loan Documents, (iv) to the extent a Non-US Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by, and to the extent applicable, an IRS Form W-8BEN or IRS Form W-8ECI, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3 (provided, that if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of such direct or indirect partner(s)), IRS Form W-9, IRS Form W-8BEN, IRS Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner; or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax on any payments to such Lender under the Loan Documents, duly completed together with such supplementary documentation as may be prescribed by applicable Requirement of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-US Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender and from time to time upon the reasonable request of the Borrower or the Administrative Agent. Each Non-US Lender shall (i) promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be materially disadvantageous to it, in its reasonable judgment, and as may be reasonably necessary (including the re-designation of its lending office pursuant to Section 2.23) to avoid any requirement of applicable laws of any such jurisdiction that the Borrower or any Loan Party make any deduction or withholding for taxes from amounts payable to such Lender. Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver.
(g)    Each Lender (and, in the case of a Lender that is a non-United States pass-through entity, each of its beneficial owners) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “US Lender”) shall deliver to the Borrower and the Administrative Agent two executed, accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form and certify that such lender is not subject to backup withholding. Such forms

Execution Version
shall be delivered by each US Lender on or before the date it becomes a party to this Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender and from time to time upon the reasonable request of the Borrower or the Administrative Agent. Each US Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).
(h)    If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrower or any Loan Party or with respect to which the Borrower or any Loan Party has paid additional amounts pursuant to this Section 2.20, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Loan Party under this Section 2.20 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority; provided, further, that the Borrower shall not be required to repay to the Administrative Agent or the Lender an amount in excess of the amount paid over by such party to the Borrower pursuant to this Section 2.20. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. In no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the additional amounts giving rise to such refund of any Non-Excluded Taxes had never been paid. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Obligations.
(i)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (i), “FATCA” shall include any amendments made to FATCA after the Restatement Date.
(j)    For purposes of this Section 2.20, the term “Lender” shall include any Issuing Lender and the term “applicable law” includes FATCA.
(k)    For purposes of this Agreement, any reference to IRS Form W-8-BEN shall be deemed to include a reference to IRS Form W-8-BEN-E.

Execution Version
2.21    Indemnity. Other than with respect to Taxes, which shall be governed solely by Section 2.20,
(a)    with respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.24 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (other than loss of Applicable Margin) attributable to such event. In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted Term CORRA Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable offshore interbank market for such currency, whether or not such Term Benchmark Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.24 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Sterling on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (other than loss of Applicable Margin) attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
2.22    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, first made after the Restatement Date, shall make it unlawful for any Lender to make or maintain Term Benchmark Loans (whether denominated in US Dollars or an Alternative Currency) as contemplated by this Agreement,

Execution Version
such Lender shall promptly give notice thereof (a “Rate Determination Notice”) to the Administrative Agent and the Borrower, and (a) the commitment of such Lender hereunder to make Term Benchmark Loans, continue Term Benchmark Loans as such and convert ABR Loans to Term Benchmark Loans shall be suspended during the period of such illegality, (b) such Lender’s outstanding Term Benchmark Loans denominated in an Alternative Currency shall be converted automatically to US Dollars on the last day of the then current Interest Period applicable thereto and (c) such Lender’s Loans then outstanding as Term Benchmark Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.
2.23    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a), (b) or (d) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a), (b) or (d) or 2.22.
2.24    Replacement of Lenders. The Borrower shall be permitted to (a) replace with a financial entity or financial entities, or (b) prepay or terminate, without premium or penalty (but subject to Section 2.21), the Loans or Commitments, as applicable, of any Lender or Issuing Lender (each such Lender and Issuing Lender, a “Replaced Lender”) that (i) requests reimbursement for amounts owing or otherwise results in increased costs imposed on the Borrower or on account of which the Borrower is required to pay additional amounts to any Governmental Authority pursuant to Section 2.19, 2.20 or 2.21 (to the extent a request made by a Lender pursuant to the operation of Section 2.21 is materially greater than requests made by other Lenders) or gives a notice of illegality pursuant to Section 2.22, (ii) is a Defaulting Lender, or (iii) has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders; provided that, in the case of a replacement pursuant to clause (a) above, (A) such replacement does not conflict with any Requirement of Law, (B) the replacement financial entity or financial entities shall purchase, at par, all Loans and other amounts owing to such Replaced Lender on or prior to the date of replacement, (C) the Borrower shall be liable to such Replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Term Benchmark Loan owing to such Replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (D) the replacement financial entity or financial entities, (x) if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent that an assignment to such replacement financial institution of the rights and obligations being acquired by it would otherwise require the consent of the Administrative Agent pursuant to Section 10.6(b)(i)(B) and (y) shall pay (unless otherwise paid by the Borrower) any processing and recordation fee required under Section 10.6(b)(ii)(B), (E) the Administrative Agent and any replacement financial entity or entities shall execute and deliver, and such Replaced Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Assumption to effect such substitution (or, in the case of a replacement of an Issuing Lender, customary assignment documentation), (F) in respect of a replacement pursuant to clause (i) above, such replacement will result in a reduction in such amounts owed (if any), (G) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (H) in respect of a replacement

Execution Version
pursuant to clause (iii) above, the replacement financial entity or financial entities shall consent to such amendment or waiver, (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Replaced Lender and (J) if such replacement is in connection with a Repricing Transaction prior to the six-month anniversary of the Restatement Date, the Borrower or the replacement Lender shall pay the Replaced Lender a fee equal to 1% of the aggregate principal amount of its Initial Tranche B Term Loans required to be assigned pursuant to this Section 2.24. Prepayments pursuant to clause (b) above (i) shall be accompanied by accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment and (ii) shall not be subject to the provisions of Section 2.18. The termination of the Commitments of any Lender pursuant to clause (b) above shall not be subject to the provisions of Section 2.18. In connection with any such replacement under this Section 2.24, if the Replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Replaced Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Replaced Lender, then such Replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Replaced Lender, and the Administrative Agent shall record such assignment in the Register.
2.25    Incremental Loans.
(a)    The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loans (each, a “New Term Loan Commitment”) or increases of existing Term Loans (each, a “Supplemental Term Loan Commitment”) or new revolving commitments (each, a “New Revolving Commitment”) (but no more than three tranches at any time outstanding in the case of revolving commitments) or increases of existing Revolving Commitments (each, a “Revolving Commitment Increase”; together with any New Term Loan Commitments, any Supplemental Term Loan Commitments and any Revolving Commitment Increase, the “New Loan Commitments”) hereunder, in an aggregate amount for all such New Loan Commitments not in excess of, at the time the respective New Loan Commitments become effective (the “Increased Amount Date”), the Maximum Incremental Facility Amount. Any existing Lender approached to provide all or a portion of such New Loan Commitments may elect or decline, in its sole discretion, to provide such New Loan Commitments.
(b)    Such New Loan Commitments shall become effective as of such Increased Amount Date; provided that (i)(1) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (other than as set forth in Section 4.7 hereof with respect to any Default) shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”), in each case on and as of such Increased Amount Date as if made on and as of such Increased Amount Date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of such earlier date (or, in the case of an incurrence of New Loans necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (other than as set forth in Section 4.7 hereof with respect to any Default) shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse

Execution Version
effect”), in each case on and as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition) as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of such earlier date) and (2) no Event of Default shall exist on such Increased Amount Date immediately after giving effect to such New Loan Commitments and the making of any New Loans pursuant thereto and any transaction consummated in connection therewith (or, in the case of an incurrence of New Loans necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)); (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the effective time of such commitments (for purposes of this Section 2.25(b)(ii), (x) with all New Loan Commitments deemed to be drawn in full and (y) without giving effect to the incurrence of any New Loans for purposes of clause (b) of the definition of “Consolidated Net Total Leverage”); (iii) the proceeds of any New Loans shall be used, at the discretion of the Borrower, for any purpose not prohibited by this Agreement; (iv) the New Loans shall be (x) secured by the Collateral on a pari passu or, at the Borrower’s option, junior basis (so long as any such New Loan Commitments (and related Obligations) are subject to an Intercreditor Agreement or an Other Intercreditor Agreement) and shall benefit ratably from the guarantees under the Guarantee and Collateral Agreement or (y) unsecured; (v) in the case of New Loans that are term loans (“New Term Loans”), the maturity date thereof shall not be earlier than the Latest Maturity Date and the weighted average life to maturity shall be equal to or greater than the weighted average life to maturity of the Latest Maturing Tranche A Term Loans (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche A Term Loans, as applicable); (vi) in the case of any New Loans that are revolving loans or commitments (“New Revolving Loans”) the maturity date or commitment termination date thereof shall not be earlier than the Revolving Termination Date and such New Revolving Loans shall not require any scheduled commitment reductions prior to the Revolving Termination Date; (vii) the New Revolving Loans shall share ratably in any mandatory prepayments or utilizations of the existing Revolving Loans; (viii) [reserved]; (ix) all terms and documentation with respect to any New Loans which differ from those with respect to the Loans under the applicable Facility shall be reasonably satisfactory to the Administrative Agent or reflect market terms and conditions at the time of incurrence thereof as reasonably determined by the Borrower (in each case, except to the extent permitted by clauses (iv), (v) and (vi) above and the last sentence of this paragraph); (x) such New Loans or New Loan Commitments (other than Supplemental Term Loan Commitments and Revolving Commitment Increases) shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and one or more New Lenders; (xi) if the initial “spread” (for purposes of this Section 2.25, the “spread” with respect to any Term Loan shall be calculated as the sum of the Eurodollar Loan margin on the relevant Term Loan plus any original issue discount or upfront fees in lieu of original issue discount (other than any arranging fees, underwriting fees and commitment fees) (based on an assumed four-year average life for the applicable Facilities (e.g., 100 basis points in original issue discount or upfront fees equals 25 basis points of interest rate margin))) (taking into account any interest rate floor) relating to any New Term Loan, made on or prior to the 6-month anniversary of the Restatement Date, with average annual amortization of less than 5.0% exceeds the spread (taking into account any interest rate floor) then in effect with respect to the

Execution Version
Initial Tranche B Term Loans by more than 0.50%, the Applicable Margin (and, if applicable, any interest rate floor) relating to the Initial Tranche B Term Loans shall be adjusted so that the spread relating to such New Term Loans does not exceed the spread applicable to the Initial Tranche B Term Loans by more than 0.50%; provided that if such New Term Loans include an interest rate floor greater than the interest rate floor applicable to the Initial Tranche B Term Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin for the Initial Tranche B Term Loans shall be required, to the extent an increase in the interest rate floor for the Initial Tranche B Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Initial Tranche B Term Loans shall be increased by such amount; and (xii) (1) no New Term Loan Commitment or Supplemental Term Commitment with respect to any New Term Loan with average annual amortization of in excess of 5.0% shall (x) contain covenants or events of default that, taken as a whole, are materially more restrictive on the Borrower and its Restricted Subsidiaries prior to the Latest Maturity Date than the covenants applicable to Tranche A Term Loans in the Loan Documents, unless such covenants or events of default are made applicable to the existing Tranche A Term Loans or (y) require any mandatory prepayments prior to the Tranche A Term Maturity Date, other than sharing ratably in the same mandatory prepayments applicable to the Tranche A Term Facility and (2) no New Term Loan Commitment or Supplemental Term Commitment with respect to any New Term Loan with average annual amortization of less than 5.0% shall (x) contain covenants or events of default that, taken as a whole, are materially more restrictive on the Borrower and its Restricted Subsidiaries prior to the Latest Maturity Date than the covenants applicable to Tranche B Term Loans in the Loan Documents, unless such covenants or events of default are made applicable to the existing Tranche B Term Loans or (y) require any mandatory prepayments prior to the Tranche B Term Maturity Date, other than sharing ratably in the same mandatory prepayments applicable to the Tranche B Term Facility. For the avoidance of doubt, the rate of interest and the amortization schedule (if applicable) of any New Loan Commitments shall be determined by the Borrower and the applicable New Lenders and shall be set forth in the applicable Joinder Agreement.
(c)    On any Increased Amount Date on which any New Loan Commitment become effective, subject to the foregoing terms and conditions, each lender with a New Loan Commitment (each, a “New Lender”) shall become a Lender hereunder with respect to such New Loan Commitment.
(d)    For purposes of this Agreement, any New Loans or New Loan Commitments shall be deemed to be Term Loans, Revolving Loans or Revolving Commitments, as applicable. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.25.
(e)    Supplemental Term Loan Commitments and Revolving Commitment Increases shall become commitments under this Agreement pursuant to a supplement specifying the Term Loan Tranche or Revolving Tranche to be increased, executed by the Borrower and each increasing Lender substantially in the form attached hereto as Exhibit E-1 (the “Increase Supplement”) or by each New Lender substantially in the form attached hereto as Exhibit E-2 (the “Lender Joinder Agreement”), as the case may be, which shall be delivered to the Administrative Agent for recording in the Register. Upon effectiveness of the Lender Joinder Agreement, each New Lender shall be a Lender for all intents and purposes of this Agreement and the term loan made pursuant to such Supplemental Term Loan Commitment shall be a Term Loan or the commitments made pursuant to such Revolving Commitment Increase shall be Revolving Commitments, as applicable.
2.26    Extension of Term Loans and Revolving Commitments.

Execution Version
(a)    The Borrower may at any time and from time to time request that all or a portion of the (i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche”, and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Commitments of such Existing Revolving Tranche, the “Existing Revolving Loans”, and together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans or Revolving Commitments, as applicable, of such Extended Tranches, the “Extended Term Loans” or “Extended Revolving Commitments”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.26; provided that (i) any such request shall be made by the Borrower to all Lenders with Term Loans or Revolving Commitments, as applicable, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Term Loans or the applicable Revolving Commitments) and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower in its sole discretion. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (x) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) in the case of an Extended Term Tranche, so long as the weighted average life to maturity of such Extended Tranche would be no shorter than the remaining weighted average life to maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.26 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Tranche A Term Loans, Tranche B Term Loans or Revolving Commitments, as applicable, set forth in Section 10.6. No Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).
(b)    The Borrower shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of

Execution Version
Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.26 (each, an “Extension”), the Borrower shall agree to such procedures regarding timing, rounding and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.26. The Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Administrative Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Tranches or Existing Revolving Tranches are requested to respond to the Extension Request. Any Lender may revoke an Extension Election at any time prior to 5:00 p.m. on the date that is two (2) Business Days prior to the Extension Request Deadline, at which point the Extension Election becomes irrevocable (unless otherwise agreed by Borrower). The revocation of an Extension Election prior to the Extension Request Deadline shall not prejudice any Lender’s right to submit a new Extension Election prior to the Extension Request Deadline.
(c)    Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.26(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.26(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.26(c) and notwithstanding anything to the contrary set forth in Section 10.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Administrative Agent, and the Extending Lenders. Subject to the requirements of this Section 2.26 and without limiting the generality or applicability of Section 10.1 to any Section 2.26 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.26 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.26 Additional Amendments do not become effective prior to the time that such Section 2.26 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.26 Additional Amendments to become effective in accordance with Section 10.1; provided, further, that no Extension Amendment may provide for (i) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches or be guaranteed by any Person other than the Guarantors and (ii) so long as any Existing Term Tranches are outstanding, any mandatory or voluntary prepayment provisions that do not also apply to the Existing Term Tranches (other than Existing Term Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which shall be subject to junior prepayment provisions) on a pro rata basis (or otherwise provide for more favorable prepayment treatment for Existing Term Tranches than such Extended Term Tranches as contemplated by Section 2.12). Notwithstanding anything to the contrary in Section 10.1, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.26; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.26 Additional Amendment.
(d)    If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.6 (with

Execution Version
the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned (including pursuant to Section 2.21 (as though Section 2.21 were applicable)) shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.26, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.
(e)    Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with Section 2.26(a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of the Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).
(f)    Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower and the Administrative Agent at least 10 Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extended Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.
(g)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.26, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.11 and 2.12 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.26 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 2.8, 2.11 and 2.12) or any other

Execution Version
Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.26.
2.27    Permitted Debt Exchanges.
(a)    Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans of a particular Tranche, as selected by the Borrower, the Borrower may from time to time following the Restatement Date consummate one or more exchanges of Term Loans of such Tranche for Additional Obligations in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Tranche actually held by it) shall exceed the maximum aggregate principal amount of Term Loans offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (iv) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) based on their respective aggregate principal amounts of outstanding Term Loans of the applicable Tranche, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Administrative Agent, and (vi) any applicable Minimum Exchange Tender Condition shall be satisfied. No Lender shall have any obligation to agree to have any of its Term Loans exchanged for Permitted Debt Exchange Notes pursuant to any Permitted Debt Exchange Offer.
(b)    With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.27, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and 2.12 and (ii) such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that, subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Exchange Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be

Execution Version
determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans be tendered.
(c)    In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.27 and without conflict with Section 2.27(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five Business Days following the date on which the Permitted Debt Exchange Offer is made.
(d)    The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange (other than the Borrower’s reliance on any certificate delivered by a Lender pursuant to Section 2.27(a) above for which such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.
SECTION 3.    LETTERS OF CREDIT
3.1    L/C Commitment.
(a)    Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Restatement Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) under the Revolving Commitments for the account of the Borrower or any Guarantor on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) any Revolving Lender’s Available Revolving Commitment or the aggregate amount of the Available Revolving Commitments would be less than zero or (iii) the Revolving Extensions of Credit denominated in Alternative Currencies would exceed the Alternative Currency Sublimit. Each Letter of Credit shall (i) be denominated in US Dollars or any Alternative Currency and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance or such longer period as may be agreed by the applicable Issuing Lender and (y) the date that is five Business Days prior to the Revolving Termination Date (unless cash collateralized or backstopped, in each case in a manner agreed to by the Borrower and the Issuing Lender); provided that any Letter of Credit with a one-year term may provide for the renewal or extension thereof for additional one-year periods or such longer periods as may be agreed by the applicable Issuing Lender (which shall in no event extend beyond the date referred to in clause (y) above (unless cash collateralized or backstopped, in each case in a manner agreed to by the Borrower and the Issuing Lender)).
(b)    No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would (i) conflict with, or cause such Issuing Lender to exceed any limits imposed by, any applicable Requirement of Law, or if such Requirement of Law would impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and is not otherwise reimbursable to it by the Borrower hereunder and which such Issuing Lender in good faith

Execution Version
deems material to it or (ii) violate one or more policies of such Issuing Lender applicable generally to the issuance of letters of credit for the account of similarly situated borrowers.
3.2    Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the relevant Issuing Lender issue a Letter of Credit (or amend, renew or extend an outstanding Letter of Credit) by delivering to such Issuing Lender at its address for notices specified to the Borrower by such Issuing Lender an Application therefor, with a copy to the Administrative Agent, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue (or amend, renew or extend, as the case may be) the Letter of Credit requested thereby (but in no event without the consent of the applicable Issuing Lender shall any Issuing Lender be required to issue (or amend, renew or extend, as the case may be) any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit (or such amendment, renewal or extension, as the case may be) to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance (or such amendment, renewal or extension, as the case may be) thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the relevant Revolving Lenders, notice of the issuance (or such amendment, renewal or extension, as the case may be) of each Letter of Credit issued by it (including the amount thereof).
3.3    Fees and Other Charges.
(a)    The Borrower will pay a fee, in US Dollars, on each outstanding Letter of Credit requested by it, at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans under the Revolving Facility (minus the fronting fee referred to below), on the Dollar Equivalent of the face amount of such Letter of Credit, which fee shall be shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date; provided that, with respect to any Defaulting Lender, such Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Lender’s ratable share of any letter of credit fee shall otherwise have been due and payable by the Borrower prior to such time; provided further that any Defaulting Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit shall accrue for the account of each Non-Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit which has been reallocated to such Non-Defaulting Lender pursuant to Section 3.4(d) and with respect to any L/C Shortfall either (i) if the Borrower has paid to the Administrative Agent, an amount of cash and/or Cash Equivalents equal to the amount of the L/C Shortfall to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent, for the account of the Borrower or (ii) otherwise, for the account of the Issuing Lenders, in each case so long as such Lender shall be a Defaulting Lender. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee, in US Dollars, on the Dollar Equivalent of the aggregate face amount of all outstanding Letters of Credit issued by it to the Borrower separately agreed to by the Borrower and such Issuing Lender (but in any event not to exceed 0.125% per annum), payable quarterly in arrears on each Fee Payment Date after the issuance date.

Execution Version
(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for costs and expenses agreed by the Borrower and such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit requested by the Borrower.
3.4    L/C Participations.
(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay, in US Dollars, to the Administrative Agent for the account of such Issuing Lender upon demand an amount equal to such L/C Participant’s Revolving Percentage of the Dollar Equivalent of the amount of such draft, or any part thereof, that is not so reimbursed (“L/C Disbursements”); provided that, nothing in this paragraph shall relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the financial condition of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)    If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the relevant Issuing Lender submitted to any relevant L/C Participant with respect to any amounts owing under this Section 3.4 shall be presumptively correct in the absence of demonstrable error.
(c)    Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit

Execution Version
(whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
(d)    Notwithstanding anything to the contrary contained in this Agreement, in the event an L/C Participant becomes a Defaulting Lender, then such Defaulting Lender’s Revolving Percentage in all outstanding Letters of Credit will automatically be reallocated among the L/C Participants that are Non-Defaulting Lenders pro rata in accordance with each Non-Defaulting Lender’s Revolving Percentage (calculated without regard to the Revolving Commitment of the Defaulting Lender), but only to the extent that such reallocation does not cause the Revolving Extensions of Credit of any Non-Defaulting Lender to exceed the Revolving Commitment of such Non-Defaulting Lender. If such reallocation cannot, or can only partially be effected, the Borrower shall, within five Business Days after written notice from the Administrative Agent, pay to the Administrative Agent, an amount of cash and/or Cash Equivalents equal to such Defaulting Lender’s Revolving Percentage (calculated as in effect immediately prior to it becoming a Defaulting Lender) of the L/C Obligations (after giving effect to any partial reallocation pursuant to the first sentence of this Section 3.4(d)) to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent. So long as there is a Defaulting Lender, an Issuing Lender shall not be required to issue any Letter of Credit where the sum of the Non-Defaulting Lenders’ Revolving Percentage, as applicable, of the outstanding Revolving Loans, their participations in Swing Line Loans and their participations in Letters of Credit after giving effect to any such requested Letter of Credit would exceed (such excess, the “L/C Shortfall”) the aggregate Revolving Commitments of the Non-Defaulting Lenders, unless the Borrower shall pay to the Administrative Agent, an amount of cash and/or Cash Equivalents equal to the amount of the L/C Shortfall, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.
(e)    If, on any date, the L/C Obligations would exceed 105% of the L/C Commitment (including as a result of any revaluation of the Dollar Equivalent of the L/C Obligations on any Revaluation Date in accordance with Section 1.4), the Borrower shall promptly pay to the Administrative Agent an amount of cash and/or Cash Equivalents equal to the amount by which the L/C Obligations exceed the L/C Commitment, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.
3.5    Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on the Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Lender at the Borrower’s request and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any fees, charges or other costs or expenses reasonably incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified to the Borrower in US Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at a rate equal to (i) until the second Business Day next succeeding the date of the relevant notice, the rate applicable to ABR Loans under the Revolving Facility and (ii) thereafter, the rate

Execution Version
set forth in Section 2.15(c). In the case of any such reimbursement in US Dollars with respect to a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Lender shall notify the Borrower of the Dollar Equivalent of the amount of the draft so paid promptly following the determination thereof.
3.6    Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or any other events or circumstances that, pursuant to applicable law or the applicable customs and practices promulgated by the International Chamber of Commerce, are not within the responsibility of such Issuing Lender, except for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.
3.7    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of such Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement or any other Loan Document, the provisions of this Agreement or such other Loan Document shall apply.
3.9    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the ISP shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

Execution Version
SECTION 4.    REPRESENTATIONS AND WARRANTIES
To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants (as to itself and each of its Restricted Subsidiaries) to the Agents and each Lender, which representations and warranties shall be deemed made on the Restatement Date and on the date of each borrowing of Loans or issuance, extension or renewal of a Letter of Credit hereunder (other than as set forth in Section 4.7 hereof with respect to any Default to the extent not required hereunder) that:
4.1    Financial Condition. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2021, September 30, 2022 and September 30, 2023, and the related statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the financial condition of the Borrower and its Subsidiaries, as at such date, and the results of, their operations, their cash flows and their changes in stockholders’ equity for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto and year end adjustments, have been prepared in accordance with GAAP (except as otherwise noted therein).
4.2    No Change. Since September 30, 2023 there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
4.3    Existence; Compliance with Law. Except as set forth in Schedule 4.3, the Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiaries) (a) (i) is duly organized (or incorporated), validly existing and in good standing (or, only where applicable, the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization or incorporation, except in each case (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing (where such concept is relevant) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except, in each case, to the extent that the failure to be so qualified or in good standing (where such concept is relevant) would not have a Material Adverse Effect and (b) is in compliance with all Requirements of Law except to the extent that any such failure to comply therewith would not have a Material Adverse Effect.
4.4    Corporate Power; Authorization; Enforceable Obligations.
(a)    Each Loan Party has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow or have Letters of Credit issued hereunder, except in each case (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement, except in each case (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)    No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the extensions of credit hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan

Execution Version
Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or the failure to obtain which would not reasonably be expected to have a Material Adverse Effect and (ii) the filings referred to in Section 4.17.
(c)    Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms (provided that, with respect to the creation and perfection of security interests with respect to the Capital Stock of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock is governed by the Uniform Commercial Code), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.
4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties thereto, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not (a) violate the organizational or governing documents of (i) the Borrower or (ii) except as would not reasonably be expected to have a Material Adverse Effect, any other Loan Party, (b) except as would not reasonably be expected to have a Material Adverse Effect, violate any Requirement of Law binding on the Borrower or any of its Restricted Subsidiaries or any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries or (c) except as would not have a Material Adverse Effect, result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens permitted by Section 7.3).
4.6    No Material Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries or against any of their Properties which, taken as a whole, would reasonably be expected to have a Material Adverse Effect.
4.7    No Default. No Default or Event of Default has occurred and is continuing.
4.8    Ownership of Property; Liens. Except as set forth in Schedule 4.8A, each of the Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other Property (other than Intellectual Property, which is addressed separately in Section 4.9), in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by the Loan Documents. Schedule 4.8B lists all Material Real Property which is owned or leased by any Loan Party as of the Restatement Date.
4.9    Intellectual Property. Each of the Borrower and its Restricted Subsidiaries owns, or has a license or other right to use, all Intellectual Property necessary for the conduct of its business as currently conducted, free and clear of all Liens except as permitted by the Loan Documents, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No holding, injunction, decision or judgment has been rendered by any Governmental Authority against the Borrower or any Restricted Subsidiary and neither the Borrower nor any of its Restricted Subsidiaries has entered into any settlement stipulation or other agreement (except non-exclusive license agreements in the ordinary course of business) which would limit, cancel or question the validity or enforceability of the Borrower’s or any Restricted Subsidiary’s rights in, any Intellectual Property in any respect that would

Execution Version
reasonably be expected to have a Material Adverse Effect. No claim has been asserted or threatened by any Person challenging or questioning the use or ownership by the Borrower or its Restricted Subsidiaries of any Intellectual Property used or owned by the Borrower or any of its Restricted Subsidiaries or the validity or enforceability of any Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. Neither the use of Intellectual Property by the Borrower and its Restricted Subsidiaries, nor the operation of their respective businesses, infringes on, misappropriates or otherwise violates the rights of any Person, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries take commercially reasonable actions that in the exercise of their reasonable business judgment should be taken to protect and maintain their ownership of, and the validity and enforceability of, all Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
4.10    Taxes. Each of the Borrower and its Restricted Subsidiaries (i) has filed or caused to be filed all federal, state, local and other tax returns that are required to be filed and (ii) has paid all Taxes shown to be due and payable on said returns and all other Taxes, fees or other similar charges imposed on it or any of its Property by any Governmental Authority (other than any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the Borrower or such Restricted Subsidiary, as the case may be), except in each case of (i) and (ii), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
4.11    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.
4.12    ERISA.

(a)    Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or is reasonably expected to occur with respect to any Single Employer Plan, and each Single Employer Plan has complied with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen on the assets of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity, during such five-year period, nor is any such termination or Lien reasonably expected to occur or arise; (iii) none of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; and (iv) and no Multiemployer Plan is Insolvent. As of the last annual valuation date prior to the date on which this representation is made or deemed made, the amount by which the present value of all accrued benefits under each Single Employer Plan exceed the value of the assets of such Single Employer Plan (in each case, based on those assumptions used to fund such Single Employer Plan) could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. As of the last annual valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 101(l) of ERISA, could not reasonably be expected to have a Material Adverse Effect.

Execution Version
(b)    Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, no Foreign Plan Event has occurred or is reasonably expected to occur.
4.13    Investment Company Act. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.
4.14    Subsidiaries.
(a)    The Subsidiaries listed on Schedule 4.14 constitute all the Subsidiaries of the Borrower at the Restatement Date. Schedule 4.14 sets forth as of the Restatement Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and the designation of such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary.
(b)    As of the Restatement Date, except as set forth on Schedule 4.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options, restricted stock units or performance stock units granted to officers, employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any of its Restricted Subsidiaries.
4.15    Environmental Matters. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect, none of the Borrower or any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of the Business; or (ii) has become subject to any Environmental Liability.
4.16    Accuracy of Information, etc. As of the Restatement Date, no statement or information (excluding the projections and pro forma financial information referred to below) contained in this Agreement, any other Loan Document or any certificate furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. As of the Restatement Date, the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the Agents and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
4.17    Security Documents.
(a)    The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein of a type in which a security interest can be created under Article 9 of the UCC (including any proceeds of any such item of Collateral); provided that for purposes of this Section 4.17(a), Collateral shall be deemed to exclude any Property expressly excluded from the definition of “Collateral” as set forth in the Guarantee and Collateral Agreement (the “Excluded Collateral”). In the case of (i) the Pledged Securities described in the Guarantee and Collateral Agreement (other than Excluded Capital Stock) when any stock certificates or notes, as applicable, representing such Pledged

Execution Version
Securities are delivered to the Collateral Agent and (ii) the other Collateral described in the Guarantee and Collateral Agreement (other than Excluded Collateral), when financing statements in appropriate form are filed in the offices specified on Schedule 4.17 (which financing statements have been duly completed and executed (as applicable) and delivered to the Collateral Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement are made, the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of financing statements in the offices specified on Schedule 4.17 and the filings specified on Schedule 3 to the Guarantee and Collateral Agreement, and through the delivery of the Pledged Securities required to be delivered on the Restatement Date), as security for the Obligations, in each case prior in right to the Lien of any other Person (except (i) in the case of Collateral other than Pledged Securities, Liens permitted by Section 7.3 and (ii) Liens having priority by operation of law) to the extent required by the Guarantee and Collateral Agreement.
(b)    Upon the execution and delivery of any Mortgage to be executed and delivered pursuant to Section 6.8(b), such Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; and when such Mortgage is filed in the recording office designated by the Borrower, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Liens permitted by Section 7.3, or other encumbrances or rights permitted by the relevant Mortgage).
4.18    Solvency. As of the Restatement Date, the Borrower and its Restricted Subsidiaries are (on a consolidated basis), and after giving effect to the Transactions will be, Solvent.
4.19    Anti-Terrorism. (a) The Borrower and its Restricted Subsidiaries are in compliance with the USA Patriot Act and (b) none of the Borrower and its Restricted Subsidiaries is a Person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations and prohibitions under any other U.S. Department of Treasury’s Office of Foreign Asset Control regulation or executive order (“OFAC”). The Borrower will not knowingly (directly or indirectly) use the proceeds of the Loans, or request the issuance of any Letter of Credit, for the purpose of financing the activities of any Person, in any country or territory, that is subject to, or the target of, any sanctions under or administered by OFAC, the U.S. State Department or any other enabling legislation or executive order relating thereto as well as sanctions laws and regulations of the United Nations Security Council, the European Union or any member state thereof and the United Kingdom, except as otherwise permitted by applicable law, regulation or license. The Borrower will not knowingly (directly or indirectly) use the proceeds of the Loans, or request the issuance of any Letter of Credit, in material violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and all laws, rules and regulations of the European Union and United Kingdom applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
4.20    EEA Financial Institution. No Loan Party is an EEA Financial Institution.
4.21    Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” (with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve

Execution Version
System as now and from time to time hereafter in effect) in violation of such Regulation U or for any other purpose that violates the provisions of the Regulation U. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”
SECTION 5.    CONDITIONS PRECEDENT
5.1    Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit on the Restatement Date, of the following conditions precedent:
(a)    Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, the Administrative Agent, each Revolving Lender, each Tranche A Term Lender and each Tranche B Term Lender and (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Guarantor;
(b)    Required Consent. The Existing Required Lenders shall have consented to this Agreement.
(c)    Existing Indebtedness. All amounts outstanding under, and all other amounts due in respect of the Indebtedness outstanding under the Existing Credit Agreement (including, without limitation, all accrued fees and interest payable to the Existing Lenders), shall have been repaid in full or otherwise continued hereunder pursuant to Section 2.1.
(d)    Borrowing Notice. The Administrative Agent shall have received a notice of borrowing from the Borrower with respect to the Initial Tranche A Term Loans and Initial Tranche B Term Loans;
(e)    Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, in each case to the extent invoiced at least three Business Days prior to the Restatement Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent) required to reimbursed or paid by the Borrower hereunder or under any other Loan Document;
(f)    Legal Opinions. The Administrative Agent shall have received an executed legal opinion of (i) Willkie Farr & Gallagher LLP, special New York counsel to the Loan Parties, (ii) Williams Mullen, special Maryland and Virginia counsel to the Loan Parties, (iii) Nelson Mullins Riley & Scarborough LLP, special Tennessee and Colorado counsel to the Loan Parties and (iv) Krieg DeVault LLP, special Indiana counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent;
(g)    Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower and each of the other Loan Parties, dated as of the Restatement Date, substantially in the form of Exhibit L, with appropriate insertions and attachments;
(h)    USA Patriot Act; Beneficial Ownership Certification. The Lenders shall have received from the Borrower and each of the Loan Parties at least three Business Days prior to the Restatement Date documentation and other information requested by any Lender no less than 10 Business Days prior to the Restatement Date that is required by regulatory authorities under applicable “know your

Execution Version
customer” and anti-money laundering rules and regulations, including the USA Patriot Act and, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;
(i)    Filings. Each Uniform Commercial Code financing statement and each Intellectual Property security agreement required by the Security Documents to be filed in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected Lien on the Collateral described therein, shall have been delivered to the Collateral Agent in proper form for filing;
(j)    Pledged Stock; Stock Powers. The Collateral Agent shall have received the certificates, if any, representing the shares of Capital Stock held by a Loan Party pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;
(k)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit M;
(l)    Lien Searches. The Collateral Agent shall have received the results of recent lien searches, in each of the jurisdictions in which Uniform Commercial Code financing statements will be made or Intellectual Property security agreements will be filed, as applicable, to evidence or perfect security interests required to be evidenced or perfected, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3 or Liens to be discharged on or prior to the Restatement Date;
(m)    Historical Financial Statements. The Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its consolidated subsidiaries for the most recent three fiscal years of the Borrower ended at least 90 days prior to the Restatement Date, and (ii) unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its consolidated subsidiaries for each fiscal quarter of the Borrower ended after the close of its most recent fiscal year and at least 45 days prior to the Restatement Date (but excluding the fourth quarter of any fiscal year). The Lead Arrangers hereby acknowledge that they have received each of the financial statements in the foregoing clauses (i) and (ii) for each fiscal year and fiscal quarter of the Borrower ended prior to the Restatement Date and that the Borrower’s filing of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clauses (i) or (ii) as applicable, of this paragraph with respect to financial statements of the Borrower; and
(n)    Pro Forma Financials. The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its consolidated subsidiaries as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in the case of the fourth fiscal quarter of any fiscal year) prior to the Restatement Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).
5.2    Conditions to Each Revolving Loan Extension of Credit After Restatement Date. The agreement of each Lender to make any Revolving Loan, make or participate in any Swing Line Loan or to issue or participate in any Letter of Credit hereunder on any date after the Restatement Date is subject to

Execution Version
the satisfaction of the following conditions precedent, except to the extent not required otherwise hereunder with respect to clauses (a) and (b):
(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”), in each case on and as of such date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of such earlier date.
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)    Reserved.
(d)    Notice. The Administrative Agent and, if applicable, the applicable Issuing Lender or the Swing Line Lender shall have received a Borrowing Notice, Letter of Credit Request and/or Swing Line Loan Notice, as applicable, in accordance with the requirements hereof.
Each borrowing of a Revolving Loan and/or Swing Line Loan by and issuance, extension or renewal of a Letter of Credit on behalf of the Borrower hereunder after the Restatement Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6.    AFFIRMATIVE COVENANTS
The Borrower (on behalf of itself and each of the Restricted Subsidiaries) hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been cash collateralized or backstopped, in each case on terms agreed to by the Borrower and the applicable Issuing Lender) or any Loan, Swing Line Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations), the Borrower shall, and shall cause (except in the case of the covenants set forth in Section 6.1, Section 6.2 and Section 6.7) each of the Restricted Subsidiaries to:
6.1    Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (which may be delivered via posting on IntraLinks or another similar electronic platform):
(a)    within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending September 30, 2024, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth, in comparative form the figures as of the end of and for the previous year, reported on without qualification arising out of the scope of the audit (other than any such qualification, exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (i) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary, (ii) an upcoming maturity date under the Facilities that is scheduled to occur within one year from the time such audit is delivered or (iii) a prospective or actual Event of Default under Section 7.1 or any other financial covenant), by Ernst & Young, LLP or other independent certified public accountants of nationally recognized standing; and

Execution Version
(b)    within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the fiscal quarter ending June 30, 2024, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (subject to normal year end audit adjustments and the lack of notes); all such financial statements to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein and except in the case of the financial statements referred to in clause (b), for customary year-end adjustments and the absence of footnotes).
The Borrower may satisfy its obligations under this Section 6.1 by delivering information relating to the Borrower and its consolidated Subsidiaries, it being agreed that the furnishing of the Borrower’s annual report on Form 10-K for such year, as filed with the SEC, together with unaudited consolidating schedules of the balance sheet and the statements of income and cash flows prepared by management for the Borrower and its consolidated Subsidiaries in substantially the form of Exhibit K (it being understood that the Borrower may alter the presentation of financial information in any such consolidating schedules to conform to any changes to the presentation of financial information of the Borrower in its Form 10-K (but in any event shall include a balance sheet and statements of income and cash flows) or make such other changes to the consolidating schedules as consented to by the Administrative Agent, such consent not to be unreasonably withheld or delayed) will satisfy the Borrower’s obligation under Section 6.1(a) with respect to such year and that the furnishing of the Borrower’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, together with unaudited consolidating schedules of the balance sheet and the statements of income and of cash flows prepared by management for the Borrower and its consolidated Subsidiaries in substantially the form of Exhibit K (it being understood that the Borrower may alter the presentation of financial information in any such consolidating schedules to conform to any changes to the presentation of financial information of the Borrower in its Form 10-Q (but in any event shall include a balance sheet and statements of income and cash flows) or make such other changes to the consolidating schedules as consented to by the Administrative Agent, such consent not to be unreasonably withheld or delayed) will satisfy the Borrower’s obligations under the Section 6.1(b) with respect to such quarter. Documents required to be delivered pursuant to this Section 6.1 may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
6.2    Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender, or, in the case of clause (e), to the relevant Lender:
(a)    to the extent permitted by the internal policies of such independent certified public accountants, concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants in customary form reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default arising from a breach of Section 7.1, except as specified in such certificate;
(b)    concurrently with the delivery of any financial statements pursuant to Section 6.1(a) and Section 6.1(b), (i) a Compliance Certificate of a Responsible Officer on behalf of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that

Execution Version
has occurred and is continuing except as specified in such certificate and (ii) to the extent not previously disclosed to the Administrative Agent, (x) a description of any Default or Event of Default that occurred and (y) a description of any new Subsidiary and of any change in the name or jurisdiction of organization of any Loan Party and a listing of any registrations of or applications for United States trademarks or patents, registrations of United States Copyrights, and inbound exclusive licenses to registrations of for United States copyrights, by any Loan Party (other than Excluded Collateral) since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Restatement Date);
(c)    not later than 60 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending September 30, 2024, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Annual Operating Budget”));
(d)    promptly after the same are sent, copies of all financial statements and material reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, promptly after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC, in each case to the extent not already provided pursuant to Section 6.1 or any other clause of this Section 6.2; and
(e)    promptly, such additional financial and other information as the Administrative Agent (for its own account or upon the request from any Lender) may from time to time reasonably request.
Notwithstanding anything to the contrary in this Section 6.2, (a) none of the Borrower or any of the Restricted Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) unless such material is identified in writing by the Borrower as “Public” information, the Administrative Agent shall deliver such information only to “private-side” Lenders (i.e., Lenders that have affirmatively requested to receive information other than Public Information). Documents required to be delivered pursuant to this Section 6.2 may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and if so posted, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
6.3    Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material Taxes, governmental assessments and governmental charges (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations would not reasonably be expected to have a Material Adverse Effect.
6.4    Conduct of Business and Maintenance of Existence, etc.; Compliance. (a) Preserve, renew and keep in full force and effect its corporate or other existence and take all reasonable action to

Execution Version
maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 or except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.5    Maintenance of Property; Insurance.
(a)    Keep all Property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)    Take all reasonable and necessary steps that in the exercise of their reasonable business judgment should be taken, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the United States Intellectual Property owned by the Borrower or its Restricted Subsidiaries, including filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c)    Maintain insurance with financially sound and reputable insurance companies on all its material Property, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. The Borrower shall use its commercially reasonable efforts to ensure that all material insurance policies shall, to the extent customary (but in any event, not including business interruption insurance and personal injury insurance) (i) provide that no cancellation thereof shall be effective until at least 10 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as insured party or loss payee.
(d)    With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages, if any) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, the National Flood Insurance Act of 1968, the National Flood Insurance Reform Act of 1994 and the Biggert-Waters Flood Insurance Act of 2012, in each case as it may be amended from time to time.
Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Restatement Date until the date that is no earlier than (a) if such Mortgaged Property relates to a property not located in a “special flood hazard area”, ten (10) Business Days or (b) if such Mortgaged Property relates to a property located in a “special flood hazard area”, thirty (30) days, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Laws, evidence of required flood insurance.
6.6    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in a manner to allow financial statements to be prepared in conformity with GAAP,

Execution Version
(b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at such reasonable times during normal business hours (provided that (i) such visits shall be coordinated by the Administrative Agent, (ii) such visits shall be limited to no more than one such visit per calendar year, and (iii) such visits by any Lender shall be at the Lender’s expense, except in the case of the foregoing clauses (ii) and (iii) during the continuance of an Event of Default), (c) permit representatives of any Lender to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers of the Borrower and its Restricted Subsidiaries (provided that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions, (ii) such discussions shall be coordinated by the Administrative Agent, and (iii) such discussions shall be limited to no more than once per calendar quarter except during the continuance of an Event of Default) and (d) permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with its independent certified public accountants to the extent permitted by the internal policies of such independent certified public accountants (provided that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions and (ii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default). Notwithstanding anything to the contrary in this Section 6.6, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information.
6.7    Notices. Promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof, give notice to the Administrative Agent (for delivery to each Lender) of:
(a)    the occurrence of any Default or Event of Default;
(b)    any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any other Person that would reasonably be expected to have a Material Adverse Effect; and
(c)    any other development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Restricted Subsidiary proposes to take with respect thereto.
6.8    Additional Collateral, etc.
(a)    With respect to any Property (other than Excluded Collateral) located in the United States having a value, individually or in the aggregate, of at least $10,000,000 acquired after the Restatement Date by any Loan Party (other than (i) any interests in Real Property and any Property described in paragraph (c) or paragraph (d) of this Section 6.8, (ii) any Property subject to a Lien expressly permitted by Section 7.3(g) or 7.3(z) and (iii) Instruments, Certificated Securities, Securities and Chattel Paper, which are referred to in the last sentence of this paragraph (a)) as to which the Collateral Agent for the benefit of the Secured Parties does not have a perfected Lien, promptly (A) give notice of such Property to the Collateral Agent and execute and deliver to the Collateral Agent such

Execution Version
amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably requests to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in such Property and (B) take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in such Property (with respect to Property of a type owned by a Loan Party as of the Restatement Date to the extent the Collateral Agent for the benefit of the Secured Parties, has a perfected security interest in such Property as of the Restatement Date), including the filing of Uniform Commercial Code financing statements in such jurisdictions, or of Intellectual Property security agreements in the United States, as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent. If any amount in excess of $12,500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Security or Chattel Paper (or, if more than $12,500,000 in the aggregate payable under or in connection with the Collateral shall become evidenced by Instruments, Certificated Securities, Securities or Chattel Paper), such Instrument, Certificated Security, Security or Chattel Paper shall be promptly delivered to the Collateral Agent indorsed in a manner reasonably satisfactory to the Collateral Agent to be held as Collateral pursuant to this Agreement.
(b)    With respect to any fee interest in any Material Real Property acquired after the Restatement Date by any Loan Party (other than Excluded Real Property), (i) give notice of such acquisition to the Collateral Agent and, if requested by the Collateral Agent execute and deliver a first priority Mortgage (subject to liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage) in favor of the Collateral Agent for the benefit of the Secured Parties, covering such Real Property (provided that no Mortgage nor survey shall be obtained if the Administrative Agent determines in consultation with the Borrower that the costs of obtaining such Mortgage or survey are excessive in relation to the value of the security to be afforded thereby), (ii) if reasonably requested by the Collateral Agent, within the later of (x) 120 days after such acquisition (or such later date as agreed to by the Collateral Agent) or (y) 365 days after such acquisition (or such later date as agreed to by the Collateral Agent) if such Material Real Property was acquired in connection with an Investment permitted under Section 7.7 hereof and the Borrower intends to dispose of such Material Real Property, (A) use commercially reasonable efforts to provide the Lenders with a lenders’ title insurance policy with extended coverage covering such Real Property in an amount at least equal to the purchase price of such Real Property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate unless the title insurance policy referred to above shall not contain an exception for any matter shown by a survey (except to the extent an existing survey has been provided and specifically incorporated into such title insurance policy), each in form and substance reasonably satisfactory to the Collateral Agent, (B) use commercially reasonable efforts to obtain any consents or estoppels reasonably deemed necessary by the Collateral Agent, in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (C) use commercially reasonable efforts to provide to the Administrative Agent evidence of (1) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Property and (2) flood hazard insurance if any portion of the improvements on the owned Property is currently or at any time in the future identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) or otherwise being designated as a “special flood hazard area or part of a 100 year flood zone”, in an amount equal to 100% of the full replacement cost of the improvements; provided, however, that a portion of such flood hazard insurance may be obtained under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended and (iii) if requested by the Collateral Agent deliver to the

Execution Version
Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.
(c)    Except as otherwise contemplated by Section 7.7(p), with respect to any new Domestic Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Restatement Date (which, for the purposes of this paragraph, shall include any Subsidiary that was previously an Excluded Subsidiary that becomes a Non-Excluded Subsidiary) by any Loan Party, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary that is owned by such Loan Party, (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock (other than Excluded Capital Stock), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (to the extent the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in the same type of Collateral as of the Restatement Date), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent. Without limiting the foregoing, if (i) the aggregate Consolidated Total Assets and annual consolidated revenues of all Subsidiaries designated as “Immaterial Subsidiaries” hereunder shall at any time exceed 10.0% of Consolidated Total Assets and annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time) or (ii) if any Subsidiary shall at any time cease to constitute an Immaterial Subsidiary under clause (i) of the definition of “Immaterial Subsidiary” (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), the Borrower shall promptly, (x) in the case of clause (i) above, rescind the designation as “Immaterial Subsidiaries” of one or more of such Subsidiaries so that, after giving effect thereto, the aggregate Consolidated Total Assets and annual consolidated revenues, as applicable, of all Subsidiaries so designated (and which designations have not been rescinded) shall not exceed 10.0% of Consolidated Total Assets and annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), as applicable, and (y) in the case of clauses (i) and (ii) above, to the extent not already effected, (A) cause each affected Subsidiary to take such actions to become a “Guarantor” hereunder and under the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments referred to in this paragraph (c) to the extent such affected Subsidiary is not otherwise an Excluded Subsidiary and (B) cause the owner of the Capital Stock of such affected Subsidiary to take such actions to pledge such Capital Stock to the extent required by, and otherwise in accordance with, the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments required hereby and thereby unless such Capital Stock otherwise constitutes Excluded Capital Stock.
(d)    Except as otherwise contemplated by Section 7.7(p), with respect to any new first tier Foreign Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Restatement Date by any Loan Party, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or reasonably advisable in

Execution Version
order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary (other than any Excluded Capital Stock) that is owned by such Loan Party and (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock (other than any Excluded Capital Stock), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and take such other action as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect or ensure appropriate priority of the Lien of the Collateral Agent thereon.
(e)    Notwithstanding anything in this Section 6.8 to the contrary, neither the Borrower nor any of its Restricted Subsidiaries shall be required to take any actions in order to perfect the security interest in the Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties under the laws of any jurisdiction outside the United States.
(f)    Notwithstanding the foregoing, to the extent any new Restricted Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an acquisition permitted by Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within 10 Business Days).
(g)    From time to time the Loan Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Collateral Agent may reasonably request for the purposes implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Collateral Agent, for the ratable benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including filing any financing or continuation statements or financing change statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created thereby. Notwithstanding the foregoing, the provisions of this Section 6.8 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.
(h)    Notwithstanding anything in any Loan Document to the contrary, from and after the occurrence of an Investment Grade Event and until such time (if any) as the Borrower is required to cause a repledge of Collateral pursuant to Section 10.15(d), none of the Loan Parties shall be required to comply with any provision of this Section 6.8 or any other provision of this Agreement or any other Loan Document, in each case that requires the creation, maintenance or perfection of any security interest in Collateral or other property.
6.9    Use of Proceeds. The proceeds of the Initial Tranche A Term Loans and Initial Tranche B Term Loans shall be used solely to effect the Transactions and to pay related fees and expenses. The proceeds of the Revolving Loans and the Letters of Credit shall be used to finance Permitted Acquisitions and Investments permitted hereunder, for general corporate purposes and for other purposes of the Borrower and its Subsidiaries not prohibited by this Agreement. All proceeds of the Tranche A-1 Term Loans borrowed on the First Amendment Effective Date will be used as set forth in the First Amendment.

Execution Version
6.10    Post Closing. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, satisfy the requirements set forth on Schedule 6.10 on or before the date set forth opposite such requirement or such later date as consented to by the Administrative Agent in its sole discretion.
6.11    Changes in Jurisdiction or Organization; Name. In the case of any Loan Party, upon any change of its name or change of its jurisdiction or organization, such Loan Party shall deliver prompt (and in any event no later than 30 days following such change) written notice to the Collateral Agent and deliver to the Collateral Agent, all additional executed financing statements, financing change statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for in the Security Documents.
6.12    Anti-Corruption Laws; Sanctions. The Borrower and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, other similar anti-corruption legislation and any Sanctions in other jurisdictions to the extent applicable to the Borrower or any Subsidiary.
6.13    Maintenance of Ratings. So long as the Tranche B Term Facility is outstanding, the Borrower shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case, in respect of the Borrower and (ii) a public rating (but not any specific rating) in respect of the Initial Tranche B Term Loans from each of S&P and Moody’s.
SECTION 7.    NEGATIVE COVENANTS
The Borrower (on behalf of itself and each of the Restricted Subsidiaries), hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been cash collateralized or backstopped, in each case on terms agreed to by the Borrower and the applicable Issuing Lender) or any Loan, Swing Line Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations), the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to:
7.1    Financial Covenants. In respect of the Revolving Facility and the Tranche A Term Facility:
(a)    Consolidated Net Total Leverage Ratio. Commencing with the Test Period ending September 30, 2024, permit the Consolidated Net Total Leverage Ratio as at the last day of any Test Period to be in excess of 4.00 to 1.00; provided, however, that, at the Borrower’s option, the foregoing threshold shall be 4.50 to 1.00 for any Test Period ending on the last day of a fiscal quarter during which a Permitted Acquisition with a total consideration in excess of $250,000,000 has been consummated (a “Trigger Quarter”) and for each Test Period ending on the last day of the next three succeeding fiscal quarters, in each case, for all purposes under this Agreement; provided, further, however, that the threshold shall return to 4.00 to 1.00 no later than the last day of the Test Period ending on the last day of the fourth full fiscal quarter after such Trigger Quarter and no additional Trigger Quarter may occur within two fiscal quarters of such return; provided, further that, there shall be no more than three Trigger Quarters prior to the Revolving Maturity Date.
(b)    Consolidated Net Interest Coverage Ratio. Commencing with the Test Period ending September 30, 2024, permit the Consolidated Net Interest Coverage Ratio as at the last day of any Test Period to be less than 3.00:1.00.

Execution Version
7.2    Indebtedness. Create, issue, incur, assume, or permit to exist any Indebtedness, except:
(a)    Indebtedness of the Borrower and any Restricted Subsidiary pursuant to any Loan Document or Hedge Agreement or in respect of any Cash Management Obligations;
(b)    Indebtedness (i) of the Borrower to any of its Restricted Subsidiaries or of any Guarantor to the Borrower or any Restricted Subsidiary, provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations pursuant to the Guarantee and Collateral Agreement or otherwise and (ii) of any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary;
(c)    Indebtedness (including Capital Lease Obligations) secured by Liens in an aggregate principal amount, when combined with the aggregate principal amount of Indebtedness outstanding under clauses (t) and (u) of this Section 7.2, not to exceed the greater of (i) $164,000,000 and (ii) the amount equal to 25% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding;
(d)    Indebtedness outstanding on the Restatement Date and listed on Schedule 7.2(d) and any Permitted Refinancing thereof;
(e)    Guarantee Obligations (i) by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Guarantor not prohibited by this Agreement to be incurred and (ii) by any Non-Guarantor Subsidiary of obligations of any other Non-Guarantor Subsidiary;
(f)    Indebtedness of the Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;
(g)    (i) Indebtedness of any joint venture or Non-Guarantor Subsidiary owing to any Loan Party and (ii) Guarantee Obligations of the Borrower or any Guarantor of Indebtedness of any joint venture or Non-Guarantor Subsidiary, to the extent such Indebtedness and Guarantee Obligations are permitted as Investments by Section 7.7(h), (k), (m), (v) or (z);
(h)    Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of acquisitions or Investments permitted by Section 7.7 (both before or after any liability associated therewith becomes fixed);
(i)    Indebtedness of the Borrower and any Restricted Subsidiary constituting (i) Permitted Debt Exchange Notes in respect of Indebtedness incurred pursuant to this Agreement, (ii) Permitted Refinancing Obligations in respect of Indebtedness incurred pursuant to this Agreement, (iii) Rollover Indebtedness in respect of Indebtedness incurred pursuant to this Agreement and (iv) Permitted Refinancings in respect of Indebtedness incurred pursuant to the preceding clauses (i) through (iii);
(j)    additional Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries), not to exceed the greater of (i) $295,000,000 and (ii) the amount equal to 45% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any time outstanding;

Execution Version
(k)    Indebtedness of Non-Guarantor Subsidiaries, in an aggregate principal amount, when combined with the aggregate principal amount of Indebtedness outstanding under clause (s)(ii) and Indebtedness of Non-Guarantor Subsidiaries outstanding under clause (v) of this Section 7.2, not to exceed the greater of (i) $197,000,000 and (ii) the amount equal to 30% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any time outstanding;
(l)    Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of workers’ compensation claims, bank guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, appeal and surety bonds, completion guaranties and other obligations of a similar nature, in each case in the ordinary course of business;
(m)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations (including earn-outs) in any case incurred in connection with the acquisition or Disposition of any business, assets or Subsidiary;
(n)    Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;
(o)    Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 7.6; provided that such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(p)    Indebtedness of the Borrower or any Restricted Subsidiary constituting (i) Additional Obligations in an aggregate principal amount at the time of incurrence not in excess of the Maximum Incremental Facilities Amount and (ii) Permitted Refinancings in respect of Indebtedness incurred pursuant to the preceding clause (i);
(q)    Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;
(r)    Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;
(s)    (i) Guarantee Obligations made in the ordinary course of business; provided that such Guarantee Obligations are not of Indebtedness for Borrowed Money and (ii) Guarantee Obligations in respect of Indebtedness of joint ventures; provided that the aggregate principal amount of any such Guarantee Obligations under this sub-clause (ii), when combined with the aggregate principal amount of Indebtedness outstanding under clause (k) and of Indebtedness of Non-Guarantor Subsidiaries outstanding under clause (v) of this Section 7.2, shall not exceed the greater of (A) $197,000,000 and (B) the amount equal to 30% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any time outstanding;
(t)    Indebtedness of any Person that becomes a Restricted Subsidiary or is merged into the Borrower or a Restricted Subsidiary after the Restatement Date as part of an acquisition, merger or consolidation or amalgamation or other Investment not prohibited hereunder (a “New Subsidiary”), which Indebtedness exists at the time of such acquisition, merger or consolidation or amalgamation or other Investment, and any Permitted Refinancing thereof; provided that (A) such Indebtedness exists at

Execution Version
the time such Person becomes a Restricted Subsidiary or is merged into the Borrower or a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or with such merger (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such Person becoming a Restricted Subsidiary), (B) the aggregate principal amount of Indebtedness permitted by this clause (t) and Sections 7.2(c) and 7.2(u) shall not at any one time outstanding exceed the greater of (i) $164,000,000 and (ii) the amount equal to 25% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding and (C) neither the Borrower nor any Restricted Subsidiary (other than the applicable New Subsidiary and its Subsidiaries) shall provide security therefor;
(u)    Indebtedness incurred to finance any acquisition or other Investment permitted under Section 7.7 in an aggregate amount for all such Indebtedness together with the aggregate principal amount of Indebtedness permitted by Sections 7.2(c) and 7.2(t) not to exceed the greater of (i) $164,000,000 and (ii) the amount equal to 25% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding;
(v)    other Indebtedness so long as, at the time of incurrence thereof, (i) after giving pro forma effect to the incurrence of such Indebtedness, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1; (ii) no Event of Default shall be continuing immediately after giving effect to the incurrence of such Indebtedness (or in the case of an incurrence of Indebtedness necessary or advisable (as determined in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice of declaration of such Limited Condition Acquisition); and (iii) the terms of which Indebtedness do not provide for a maturity date or weighted average life to maturity earlier than the Latest Maturity Date or shorter than the weighted average life to maturity of the Latest Maturing Tranche B Term Loans (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Latest Maturity Date or the weighted average life to maturity of the Latest Maturing Tranche B Term Loans, as applicable), together with Permitted Refinancings in respect thereof;; provided, that the amount of Indebtedness incurred by Non-Guarantor Subsidiaries under this Section 7.2(v) when combined with the aggregate principal amount of Indebtedness of Non-Guarantor Subsidiaries outstanding under clause (k) of this Section 7.2 and Indebtedness outstanding under clause (s)(ii) of this Section 7.2 shall not exceed the greater of (i) $197,000,000 and (ii) the amount of 30% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any time outstanding.
(w)    (i) Indebtedness representing deferred compensation or stock-based compensation to employees of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business (including but not limited to any make whole or dividend equivalent payments to be paid to holders of stock options upon vesting or exercise of such options to reflect dividends previously paid in respect of Capital Stock of the Borrower) and (ii) Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation and any Investment permitted hereunder;

Execution Version
(x)    Indebtedness issued by the Borrower or any Restricted Subsidiary to the officers, directors and employees of the Borrower or any Restricted Subsidiary, in lieu of or combined with cash payments to finance the purchase of Capital Stock of the Borrower, in each case, to the extent such purchase is permitted by Section 7.6(e);
(y)    Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;
(z)    (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business and (ii) Indebtedness of the Borrower or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements);
(aa)    Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of Foreign Currency L/C Agreements in an aggregate principal amount not to exceed the greater of (i) $66,000,000 and (ii) the amount equal to 10 % of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding;
(bb)    all premium (if any), interest (including post-petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations described in clauses (a) through (aa) above;
(cc)    pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;
(dd)    Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of customary accounts receivables purchase facilities (including any factoring arrangements) to the extent the sale of such accounts receivables are permitted pursuant to Section 7.5(t); and
(ee)    obligations of the Borrower arising in connection with the Maximus Deferred Compensation Plan.
For purposes of determining compliance with this Section 7.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (c), (i), (j), (k), (p), (s)(ii), (t), (u), (v), or (aa) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.2 and may include the amount and type of such Indebtedness in one or more of the above clauses or subclauses. Furthermore, for purposes of this definition, the amount of any Indebtedness denominated in any currency other than US Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness), on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than US Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing

Execution Version
Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. For the avoidance of doubt, a Permitted Refinancing pursuant to this Section 7.2 in respect of Indebtedness incurred pursuant to a US Dollar-denominated basket shall not increase capacity to incur Indebtedness under such US Dollar-denominated basket, and such US Dollar-denominated basket shall be deemed to continue to be utilized by the amount of such Permitted Refinancing unless and until the Indebtedness incurred to effect such Permitted Refinancing is no longer outstanding.
7.3    Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a)    Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP;
(b)    landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;
(c)    pledges, deposits or statutory trusts in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d)    deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory obligations, surety, judgment and appeal bonds, performance bonds, bank guarantees and other obligations of a like nature incurred in the ordinary course of business;
(e)    encumbrances shown as exceptions in the title insurance policies insuring the Mortgages, easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(f)    Liens (i) in existence on the Restatement Date listed on Schedule 7.3(f) (or to the extent not listed on such Schedule 7.3(f), where the Fair Market Value of the Property to which such Lien is attached is less than $7,500,000), (ii) securing Indebtedness permitted by Section 7.2(d) and (iii) created after the Restatement Date in connection with any refinancing, refundings, or renewals or extensions thereof permitted by Section 7.2(d); provided that no such Lien is spread to cover any additional Property of the Borrower or any Restricted Subsidiary after the Restatement Date;
(g)    (i) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Sections 7.2(c), 7.2(e)(ii), 7.2(i), 7.2(k), 7.2(p), 7.2(r), 7.2(t), 7.2(u), solely in respect of Indebtedness of a New Subsidiary, Liens on the assets of such New Subsidiary existing at the time of the acquisition, merger or consolidation or other Investment, and any Permitted Refinancing thereof; provided that such Indebtedness was not incurred in contemplation of or in connection with such Person becoming a New Subsidiary (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such Person becoming a Restricted Subsidiary) and 7.2(aa); provided that (A) in the case of any such Liens securing Indebtedness pursuant to Sections 7.2(g) or 7.2(k), such Liens do not at any time encumber any Property of the Borrower or any Guarantor other than Capital Stock of any Non-Guarantor Subsidiary, (B) in the case of any such Liens securing Indebtedness incurred pursuant to Section 7.2(r),

Execution Version
such Liens do not encumber any Property other than cash paid to any such insurance company in respect of such insurance, (C) in the case of any such Liens securing Indebtedness pursuant to Section 7.2(t), such Liens exist at the time that the relevant Person becomes a Restricted Subsidiary and are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (except to the extent such Liens secure Indebtedness which refinanced other secured Indebtedness to facilitate such Person becoming a Restricted Subsidiary) and (D) in the case of Liens securing Indebtedness pursuant to Section 7.2(i) or 7.2(p), such Liens (1) (x) are only on the Collateral and are pari passu or junior to the Liens on the Collateral securing the Obligations and (y) are subject to the terms of an Intercreditor Agreement or an Other Intercreditor Agreement or (2) are on assets non constituting Collateral and (ii) any extension, refinancing, renewal or replacement of the Liens described in clause (i) of this Section 7.3(g) in whole or in part; provided that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property, if any);
(h)    Liens created pursuant to the Loan Documents;
(i)    judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings;
(j)    Liens on Property or assets acquired pursuant to an acquisition permitted under Section 7.7 (and the proceeds thereof) or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to an acquisition permitted under Section 7.7 and not created in contemplation thereof and Liens created after the Restatement Date in connection with any refinancing, refundings, or renewals or extensions of the obligations secured thereby permitted hereunder, provided that no such Lien is spread to cover any additional Property after the Restatement Date;
(k)    (i) Liens on Property of Non-Guarantor Subsidiaries securing Indebtedness or other obligations not prohibited by this Agreement to be incurred by such Non-Guarantor Subsidiaries and (ii) Liens securing Indebtedness or other obligations of the Borrower or any Subsidiary in favor of any Loan Party;
(l)    receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;
(n)    Liens arising out of consignment or similar arrangements for the sale by the Borrower and its Restricted Subsidiaries of goods through third parties in the ordinary course of business;
(o)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with an Investment permitted by Section 7.7;
(p)    Liens deemed to exist in connection with Investments permitted by Section 7.7(b) that constitute repurchase obligations;
(q)    Liens upon specific items of inventory or other goods and proceeds of the Borrower or any of its Restricted Subsidiaries arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

Execution Version
(r)    Liens on cash deposits securing any Hedge Agreement permitted hereunder;
(s)    any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and any financing statement filed in connection with any such lease;
(t)    Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness, provided that such defeasance or satisfaction and discharge is not prohibited hereunder;
(u)    (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) other Liens securing cash management obligations in the ordinary course of business;
(v)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(w)    Liens on Capital Stock in joint ventures securing obligations of such joint venture;
(x)    Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;
(y)    Liens securing obligations in respect of trade-related letters of credit permitted under Section 7.2 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;
(z)    other Liens with respect to obligations that do not exceed the greater of (i) $262,000,000 and (ii) the amount equal to 40% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such incurrence, at any one time outstanding;
(aa)    Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;
(bb)    non-exclusive licenses of Intellectual Property granted by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(cc)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments permitted by this Agreement; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise;
(dd)    trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only

Execution Version
obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;
(ee)    (i) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) Liens encumbering reasonably customary initial deposits and margin deposits attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(ff)    Liens of assets of a Foreign Subsidiary securing working capital, lines of credit and overdraft lines of such Foreign Subsidiary to the extent permitted by this Agreement; and
(gg)    Liens on Receivables Assets of the Borrower or any of its Restricted Subsidiaries incurred in respect of customary accounts receivables purchase facilities (including any factoring arrangements); provided that the Liens permitted under this Section 7.3(gg) shall only secure Indebtedness permitted under Section 7.2(dd) and costs, fees, expenses and other obligations incurred in connection therewith.
For purposes of determining compliance with this Section 7.3, in the event that any secured Indebtedness is classified, reclassified or divided at any time in accordance with the last paragraph of Section 7.2, and the Lien securing such Indebtedness meets the criteria of more than one of the categories of Liens described in clauses (a) through (gg) above, then at such time, the Borrower may, in its sole discretion, classify and reclassify or divide such Lien (or any portion thereof) in any manner that complies with this Section 7.3 and may include the amount and type of such Lien in one or more of the above clauses or subclauses.
7.4    Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:
(a)    (i) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into any Guarantor (provided that (x) a Guarantor shall be the continuing or surviving corporation or (y) substantially simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and the Borrower shall comply with Section 6.8 in connection therewith);
(b)    any Non-Guarantor Subsidiary may be merged or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;
(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets upon voluntary liquidation or otherwise to the Borrower or any Guarantor;
(d)    any Non-Guarantor Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;
(e)    Dispositions permitted by Section 7.5 and any merger, dissolution, liquidation, consolidation, amalgamation, investment or Disposition, the purpose of which is to effect a Disposition permitted by Section 7.5 may be consummated;

Execution Version
(f)    any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation;
(g)    [Reserved]; and
(h)    any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Loan Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 7.4 or 7.5 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Loan Party after giving effect to such liquidation or dissolution.
7.5    Dispositions of Property. Dispose of any of its owned Property (including receivables) whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:
(a)    (i) the Disposition of surplus, obsolete or worn out Property in the ordinary course of business, (ii) the sale of defaulted receivables in the ordinary course of business, (iii) abandonment, cancellation, allowance to lapse or be dedicated to the public domain, or disposition of any Intellectual Property (x) which is not material to the business of the Borrower or any of its Restricted Subsidiary, or (y) that is no longer used or useful to the business of the Borrower and its Restricted Subsidiaries or is no longer economically practicable to maintain and (iv) sales, leases or other dispositions of inventory determined by the management of the Borrower to be no longer useful or necessary in the operation of the Business;
(b)    (i) the sale of inventory or other property in the ordinary course of business, (ii) the non-exclusive cross-licensing or non-exclusive licensing of Intellectual Property in the ordinary course of business, and (iii) the contemporaneous exchange, in the ordinary course of business, of Property for Property of a like kind, to the extent that the Property received in such exchange is of a Fair Market Value equivalent to the Fair Market Value of the Property exchanged (provided that after giving effect to such exchange, the Fair Market Value of the Property of the Borrower or any Guarantor subject to Liens in favor of the Collateral Agent under the Security Documents is not materially reduced);
(c)    Dispositions permitted by Section 7.4 (other than Section 7.4(e));
(d)    the sale or issuance of (i) any Subsidiary’s Capital Stock to the Borrower or any Guarantor; provided that the sale or issuance of Capital Stock of an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary is otherwise permitted by Section 7.7, (ii) the Capital Stock of any Non-Guarantor Subsidiary that is a Restricted Subsidiary to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary and (iii) the Capital Stock of any Subsidiary that is an Unrestricted Subsidiary to any other Subsidiary that is an Unrestricted Subsidiary, in each case, including in connection with any tax restructuring activities not otherwise prohibited hereunder;
(e)    (x) the Disposition of other assets for Fair Market Value; provided that (i) in the case of a Disposition having a Fair Market Value in excess of the greater of (i) $33,000,000 and (ii) the amount equal to 5% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1, at least 75% of the total consideration (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) for any such Disposition received by the Borrower and its Restricted Subsidiaries is in the form of cash or Cash Equivalents and other Designated Noncash Consideration treated as cash so long as the total Designated

Execution Version
Noncash Consideration outstanding at any time does not exceed the greater of (A) $98,000,000 and (B) the amount equal to 15% of Consolidated EBITDA, as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1, in the aggregate and (ii) the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith and (y) the Disposition of assets that are necessary or advisable, in the good faith judgment of the Borrower, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Acquisition or any Investment permitted by Section 7.7; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith;
(f)    (i) any Recovery Event; provided that the requirements of Section 2.12(b) are complied with in connection therewith and (ii) any event that would constitute a Recovery Event but for the Dollar threshold set forth in the definition thereof;
(g)    the leasing, occupancy agreements or sub-leasing of Property that would not materially interfere with the required use of such Property by the Borrower or its Restricted Subsidiaries;
(h)    the transfer for Fair Market Value of Property (including Capital Stock of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred Property; provided that such transfer is permitted under Section 7.7(h), (v) or (z);
(i)    the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);
(j)    transfers of condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement;
(k)    the Disposition of any Immaterial Subsidiary or any Unrestricted Subsidiary;
(l)    the transfer of Property (including Capital Stock of Subsidiaries) of the Borrower or any Guarantor to any Restricted Subsidiary for Fair Market Value;
(m)    the transfer of Property (i) by the Borrower or any Guarantor to the Borrower or any other Guarantor or (ii) from a Non-Guarantor Subsidiary to (A) the Borrower or any Guarantor for no more than Fair Market Value or (B) any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;
(n)    the sale of cash or Cash Equivalents in the ordinary course of business;
(o)    (i) Liens permitted by Section 7.3, (ii) Restricted Payments permitted by Section 7.6 (other than Section 7.6(i)) and (iii) Investments permitted by Section 7.7;
(p)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith;

Execution Version
(q)    Dispositions of Property between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (p) above;
(r)    a true lease or sublease of real property not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;
(s)    Dispositions of the assets set forth on Schedule 7.5(s);
(t)    Dispositions by the Borrower or a Restricted Subsidiary of accounts receivables in connection with the factoring thereof pursuant to customary accounts receivables purchase facilities and on terms and conditions reasonably acceptable to the Administrative Agent; provided, that the aggregate amount of all outstanding accounts receivable subject to any such accounts receivables purchase facilities shall not exceed $400,000,000 at any time;
(u)    any Dispositions if an Investment Grade Event shall have occurred and be continuing, so long as (i) immediately after giving effect to any such Disposition the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (ii) at the time of such Disposition and after giving effect thereto, no Event of Default shall have occurred and be continuing; and
(v)    the Disposition of other assets in an aggregate amount not to exceed $125,000,000;
provided that, notwithstanding anything to the contrary in this Section 7.5, neither the Borrower nor any of its Restricted Subsidiaries shall be permitted to transfer ownership of or Dispose of any Intellectual Property to any Unrestricted Subsidiary or other Person who is not a Borrower or a Restricted Subsidiary if such Intellectual Property is material to the business of the Borrower and its Restricted Subsidiaries taken as a whole.
7.6    Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, (i) the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary or (ii) the optional prepayment, redemption, purchase, defeasement or satisfaction, prior to the scheduled maturity thereof, of Indebtedness subordinated to the Obligations of the Borrower or any Guarantee thereof, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or any Restricted Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:
(a)    (i) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor and (ii) Non-Guarantor Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries or to any Loan Party; provided that if (i) no Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition

Execution Version
Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)) the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount, and (ii)(x) no Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)) and (y) the Consolidated Net Total Leverage Ratio shall not exceed 4.00 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Restricted Payment, the Borrower may make unlimited Restricted Payments;
(b)    the Borrower may make Restricted Payments in the form of Capital Stock of the Borrower;
(c)    the Borrower or any Subsidiary may make Restricted Payments to, directly or indirectly, purchase the Capital Stock of the Borrower from present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of the Borrower upon the death, disability, retirement or termination of the applicable officer, director, consultant, agent or employee or pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that the aggregate amount of payments under this clause (d) in any fiscal year of the Borrower shall not exceed the sum of (i) $35,000,000, plus (ii) any proceeds received from key man life insurance policies, plus (iii) any proceeds received by the Borrower during such fiscal year from sales of the Capital Stock of the Borrower to directors, consultants, officers or employees of the Borrower in connection with permitted employee compensation and incentive arrangements; provided that any Restricted Payments permitted (but not made) pursuant to this clause (d) in any prior fiscal year may be carried forward to any subsequent calendar year, and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary by any member of management of the Borrower or its Restricted Subsidiaries in connection with a repurchase of the Capital Stock of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 7.6;
(d)    [Reserved];
(e)    [Reserved];
(f)    [Reserved];
(g)    [Reserved];
(h)    to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.4, 7.5, 7.7 and 7.9 (other than clause (b)(ii) thereof);
(i)    any non-wholly owned Restricted Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Restricted Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the equity interests in the Restricted Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interest of such Restricted Subsidiary);

Execution Version
(j)    to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may consummate Permitted Refinancings of any Indebtedness subordinated to the Obligations of the Borrower or any Guarantee thereof to the extent such Permitted Refinancing is permitted under Section 7.2;
(k)    the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;
(l)    other Restricted Payments in the form of voluntary or optional prepayments or repurchases, retirements or redemptions of Indebtedness subordinated to the Obligations made on or after the Restatement Date in an amount not to exceed $40,000,000;
(m)    provided that no Event of Default is continuing or would result therefrom (or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into (or, if applicable, the date of delivery of an irrevocable notice or declaration of such Limited Condition Acquisition)), other Restricted Payments made on or after the Restatement Date in an amount not to exceed $400,000,000; and
(n)    the Borrower may make unlimited Restricted Payments if an Investment Grade Event shall have occurred and be continuing, so long (i) as immediately after giving effect to any such Restricted Payment the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (ii) at the time of such Restricted Payment and after giving effect thereto, no Event of Default shall have occurred and be continuing.
7.7    Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or all or substantially all of the assets constituting an ongoing business from, or make any other similar investment in, any other Person (all of the foregoing, “Investments”), except:
(a)    (i) extensions of trade credit in the ordinary course of business and (ii) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;
(b)    Investments in cash and Cash Equivalents and Investments that were Cash Equivalents when made;
(c)    Investments arising in connection with (i) the incurrence of Indebtedness permitted by Section 7.2 to the extent arising as a result of Indebtedness among the Borrower or any Restricted Subsidiary and Guarantee Obligations permitted by Section 7.2 and payments made in respect of such Guarantee Obligations, (ii) the forgiveness or conversion to equity of any Indebtedness permitted by Section 7.2 and (iii) guarantees by any Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

Execution Version
(d)    loans and advances to employees, consultants or directors of any the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate amount (for and all Restricted Subsidiaries) not to exceed $35,000,000 (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation expenses) at any one time outstanding;
(e)    Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Guarantor or is a Domestic Subsidiary that becomes a Guarantor in connection with such Investment;
(f)    (i) Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a Guarantor or a part of the Borrower or any Guarantor or becomes (whether or not such Person is a wholly owned Subsidiary) a Guarantor in the manner contemplated by Section 6.8(c) and (ii) other Permitted Acquisitions in an aggregate purchase price in the case of this clause (ii) in an aggregate amount not to exceed (A) the greater of (x) $394,000,000 and (y) the amount equal to 60% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 plus (B) an amount equal to the Available Amount; provided, that immediately after giving effect to any such Permitted Acquisition, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Permitted Acquisition;
(g)    loans by the Borrower or any of its Restricted Subsidiaries to the employees, officers or directors of the Borrower or any of its Restricted Subsidiaries in connection with management incentive plans;
(h)    Investments by the Borrower and its Restricted Subsidiaries in joint ventures or similar arrangements and Non-Guarantor Subsidiaries in an aggregate amount at any one time outstanding (for the Borrower and all Restricted Subsidiaries), not to exceed the sum of (A) the greater of (x) $140,000,000 and (y) the amount equal to 21% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 plus (B) an amount equal to the Available Amount; provided, that any Investment made for the purpose of funding a Permitted Acquisition permitted under Section 7.7(f) shall not be deemed a separate Investment for the purposes of this clause (h); provided, further, that no Investment may be made pursuant to this clause (h) in any Unrestricted Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 7.6;
(i)    Investments (including debt obligations) received in the ordinary course of business by the Borrower or any Restricted Subsidiary in connection with the bankruptcy or reorganization of suppliers, customers and other Persons and in settlement of delinquent obligations of, and other disputes with, suppliers, customers and other Persons arising out of the ordinary course of business;
(j)    Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;
(k)    Investments in existence on, or pursuant to legally binding written commitments in existence on, the Restatement Date and listed on Schedule 7.7 and, in each case, any extensions or

Execution Version
renewals thereof, so long as the amount of any Investment made pursuant to this clause (k) is not increased;
(l)    Investments of the Borrower or any Restricted Subsidiary under Hedge Agreements permitted hereunder;
(m)    Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided that such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary;
(n)    Investments in connection with the Maximus Deferred Compensation Plan maintained in a Rabbi Trust consistent with past practices;
(o)    Investments consisting of (i) accounts receivables incurred in the ordinary course of business and consistent with past practice, (ii) negotiable instruments held for collection in the ordinary course of business and consistent with past practice, (iii) lease, utility and other similar deposits in the ordinary course of business, and (iv) securities of trade creditors or customers that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(p)    any Investments if an Investment Grade Event shall have occurred and be continuing, so long as (i) immediately after giving effect to any such Investment the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (ii) at the time of such Investment and after giving effect thereto, no Event of Default shall have occurred and be continuing;
(q)    Subsidiaries of the Borrower may be established or created, if (i) to the extent such new Subsidiary is a Domestic Subsidiary, the Borrower and such Subsidiary comply with the provisions of Section 6.8(c) and (ii) to the extent such new Subsidiary is a Foreign Subsidiary, the Borrower complies with the provisions of Section 6.8(d); provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a merger, consolidation, amalgamation or similar transaction pursuant to an acquisition permitted by this Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any consideration contributed to it contemporaneously with the closing of such transactions, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply within 10 Business Days or such longer period as the Administrative Agent shall agree);
(r)    Investments arising directly out of the receipt by the Borrower or any Restricted Subsidiary of non-cash consideration for any sale of assets permitted under Section 7.5;
(s)    Investments resulting from pledges and deposits referred to in Sections 7.3(c) and (d);
(t)    Investments consisting of the non-exclusive licensing or non-exclusive sub-licensing of Intellectual Property;
(u)    any Investment in a Foreign Subsidiary to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Foreign Subsidiary;

Execution Version
(v)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(w)    additional Investments so long as the aggregate amount thereof outstanding at no time exceeds the sum of (i) the greater of (x) $180,000,000 and (y) the amount equal to 27.5% of Consolidated EBITDA as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 plus (ii) an amount equal to the Available Amount; provided that no Investment may be made pursuant to this clause (v) in any Unrestricted Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 7.6;
(x)    advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business;
(y)    [Reserved]; and
(z)    provided that (x) if no Event of Default is continuing immediately after giving effect thereto (or, in the case of an Investment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into) and (y) the Consolidated Net Total Leverage Ratio shall not exceed 4.00 to 1.00 on a pro forma basis as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 at the time of such Investment, any Investment.
Notwithstanding the foregoing, no Investment of any Intellectual Property may be made by the Borrower or any Restricted Subsidiary to an Unrestricted Subsidiary (including by designating a Restricted Subsidiary that owns Intellectual Property as an Unrestricted Subsidiary) if such Intellectual Property is material to the business of the Borrower and its Restricted Subsidiaries taken as a whole.
It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes of this Section 7.7, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (not to exceed the original amount invested). Notwithstanding the foregoing, no Investment in an Unrestricted Subsidiary is permitted under this Section 7.7, unless such Investment is permitted pursuant to clause (h), (v) or (z) above.
7.8    [RESERVED].
7.9    Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Restricted Subsidiary) unless such transaction is (a) otherwise not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may (i) enter into any transaction with an Affiliate that is not prohibited by the terms of this Agreement to be entered into by the Borrower or such Restricted Subsidiary with an Affiliate; (ii) make any Restricted Payment permitted pursuant to Section 7.6; (iii) perform their obligations under the Loan Documents; and (iv) without being subject to the terms of this Section 7.9, enter into any transaction with any Person which is an Affiliate of the Borrower only by reason of such Person and the Borrower having common directors; and (v) enter into any transaction with an Affiliate if an Investment Grade Event shall have occurred and be continuing, so long as (x)

Execution Version
immediately after entering into such transaction the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (y) at the time of such transaction and after given effect thereto, no Event of Default shall have occurred and be continuing. For the avoidance of doubt, this Section 7.9 shall not apply to employment, benefits, compensation, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business. For purposes of this Section 7.9, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or such Restricted Subsidiary, as applicable. “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower or any options, warrants or other rights in respect of such Capital Stock.
7.10    Anti-Corruption Laws; Sanctions. The Borrower, its Subsidiaries and their respective officers and employees shall not use the proceeds of the Loans, and the Borrower and its Subsidiaries shall use commercially reasonable efforts to ensure that their respective directors and agents shall not use the proceeds of the Loans, directly or indirectly, (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person, or in any country or territory, that, at the time of such funding or financing, is, or whose government is, the subject of Sanctions, except as otherwise permitted by applicable law, regulation or license, (ii) in any manner that would result in a violation of Sanctions applicable to any party hereto or (iii) in any manner that would result in a violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, other similar anti-corruption legislation.
7.11    Changes in Fiscal Periods. (x) Permit the fiscal year of the Borrower to end on a day other than September 30; and (y) prior to the occurrence or after the cessation of an Investment Grade Event, change the fiscal year of the Borrower, provided, in each of the preceding clauses (x) and (y) that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary to reflect such change in fiscal year.
7.12    Negative Pledge Clauses. Enter into any agreement that prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement, other than:
(a)    this Agreement, the other Loan Documents, the Intercreditor Agreement and any Other Intercreditor Agreement;
(b)    any agreements governing Indebtedness and/or other obligations secured by a Lien permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets subject to such Liens permitted by this Agreement);
(c)    customary provisions contained in software and other Intellectual Property licenses pursuant to which the Borrower or such Restricted Subsidiary is the licensee of the relevant

Execution Version
software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license);
(d)    Contractual Obligations incurred in the ordinary course of business and on customary terms which limit Liens on the assets subject of the applicable Contractual Obligation;
(e)    any agreements regarding Indebtedness or other obligations of any Non-Guarantor Subsidiary not prohibited under Section 7.2 (in which case, any prohibition or limitation shall only be effective against the assets of such Non-Guarantor Subsidiary and its Subsidiaries);
(f)    prohibitions and limitations in effect on the Restatement Date and listed on Schedule 7.12;
(g)    customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures not prohibited by this Agreement;
(h)    customary provisions restricting the subletting or assignment of any lease governing a leasehold interest;
(i)    customary restrictions and conditions contained in any agreement relating to any Disposition of Property not prohibited hereunder;
(j)    any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary;
(k)    restrictions imposed by applicable law;
(l)    restrictions in any agreements or instruments relating to any Indebtedness permitted to be incurred by this Agreement (including indentures, instruments or agreements governing any Additional Obligations, indentures, instruments or agreements governing any Permitted Debt Exchange Notes, indentures, instruments or agreements governing any Permitted Refinancing Obligations, indentures, instruments or agreements governing any Rollover Indebtedness and indentures, instruments or agreements governing any Permitted Refinancings of each of the foregoing) (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive on the Restricted Subsidiaries than the encumbrances contained in this Agreement (as determined in good faith by the Borrower) or (ii) if such encumbrances and restrictions are customary for similar financings in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to create and maintain the Liens on the Collateral pursuant to the Security Documents;
(m)    restrictions in respect of Indebtedness secured by Liens permitted by Sections 7.3(g) and 7.3(z) relating solely to the assets or proceeds thereof secured by such Indebtedness to the extent required to be so limited by such Sections;
(n)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and
(o)    customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder.

Execution Version
7.13    Clauses Restricting Subsidiary Distributions. Enter into any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any Restricted Subsidiary or (b) make Investments in the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any encumbrances or restrictions existing under this Agreement and the other Loan Documents and under the Intercreditor Agreement and any Other Intercreditor Agreement, (ii) any encumbrances or restrictions with respect to such Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iii) customary net worth provisions contained in Real Property leases entered into by the Borrower and its Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing payment obligations hereunder, (iv) any encumbrances or restrictions contained in agreements related to Indebtedness permitted by this Agreement (including indentures, instruments or agreements governing any Additional Obligations, indentures, instruments or agreements governing any Permitted Debt Exchange Notes, indentures, instruments or agreements governing any Permitted Refinancing Obligations, indentures, instruments or agreements governing any Rollover Indebtedness and indentures, instruments or agreements governing any Permitted Refinancings of each of the foregoing) to the extent that (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive on the Restricted Subsidiaries than the encumbrances and restrictions contained in this Agreement (as determined in good faith by the Borrower) or (ii) such encumbrances and restrictions are customary for similar financings in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to pay the Obligations when due, (v) customary provisions contained in licenses or sublicenses by the Borrower and its Restricted Subsidiaries of Intellectual Property not prohibited by this Agreement, (vi) Contractual Obligations incurred in the ordinary course of business which include customary provisions restricting the assignment of any agreement relating thereto, (vii) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures not prohibited by this Agreement, (viii) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (ix) customary restrictions and conditions contained in any agreement relating to any Disposition of Property not prohibited hereunder, (x) any agreement in effect at the time any Person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (xi) encumbrances or restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xii) encumbrances or restrictions imposed by applicable law, and (xiii) any encumbrances or restrictions if an Investment Grade Event shall have occurred and be continuing, so long as (x) immediately after giving effect to the entry into such encumbrances or restrictions, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 as of the end of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.1 and (y) at the time of the entry into such encumbrances or restrictions and after given effect thereto, no Event of Default shall have occurred and be continuing.
7.14    Lines of Business. Enter into any business, either directly or through any of its Restricted Subsidiaries, except for a Permitted Business or a business reasonably related thereto or that are reasonable extensions thereof.
7.15    Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.

Execution Version
SECTION 8.    EVENTS OF DEFAULT
8.1    Events of Default. If any of the following events shall occur and be continuing:
(a)    The Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof, (ii) any principal of any Reimbursement Obligation when due in accordance with the terms hereof or (iii) any interest owed by it on any Loan or Reimbursement Obligation, or any other amount payable by it hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)    Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate or other document furnished by it at any time under or in connection with this Agreement or any such other Loan Document, shall in either case prove to have been inaccurate in any material respect and such inaccuracy is adverse to the Lenders on or as of the date made or deemed made or furnished and, for the failure of any representation or warranty that is capable being cured, such Default continues unremedied for a period of 30 days after the date made or deemed made or furnished; or
(c)    Any Loan Party shall default in the observance or performance of any agreement contained in Section 7; provided that the failure of the Borrower and its Restricted Subsidiaries to observe or perform their obligations under Section 7.1 shall not constitute an Event of Default for purposes of the Tranche B Term Loans unless and until the Required Pro Rata Lenders have terminated the Revolving Commitments and declared the Revolving Loans due and payable and/or have declared the Tranche A Term Loans due and payable (which such Event of Default for purposes of any Tranche B Term Loans shall terminate automatically and immediately upon the Required Pro Rata Lenders rescinding such acceleration and/or waiving such Event of Default with respect to the Revolving Loans or the Tranche A Term Loans, as applicable); or
(d)    Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier of the date (x) that such Loan Party receives from the Administrative Agent or the Required Lenders notice of the existence of such default or (y) a Responsible Office of such Loan Party has knowledge thereof; or
(e)    The Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness for Borrowed Money (excluding the Loans, Swing Line Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or (ii) default in making any payment of any interest on any such Indebtedness for Borrowed Money beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Borrowed Money or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which payment or other default or other event of default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness for Borrowed Money to become due prior to its Stated Maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or to become payable; provided that (A) a default, event or condition

Execution Version
described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults or events of default of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness for Borrowed Money the outstanding principal amount of which individually exceeds $100,000,000, and in the case of Indebtedness for Borrowed Money of the types described in clauses (i) and (ii) of the definition thereof, with respect to such Indebtedness which exceeds such amount either individually or in the aggregate and (B) this paragraph (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer, destruction or other disposition of the Property or assets securing such Indebtedness for Borrowed Money if such sale, transfer, destruction or other disposition is not prohibited hereunder and under the documents providing for such Indebtedness or (ii) any Guarantee Obligations except to the extent such Guarantee Obligations shall become due and payable by any Loan Party and remain unpaid after any applicable grace period or period permitted following demand for the payment thereof; or
(f)    (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall consent to or approve of, or acquiesce in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    (i) the Borrower or any of its Subsidiaries shall incur any liability in connection with any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a failure to meet the minimum funding standards (as defined in Section 302(a) of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability as a result of a withdrawal from, or the Insolvency of, a Multiemployer Plan; or (vi) any other event or condition shall occur or exist with respect to any Plan and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(h)    One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) involving the Borrower and any such

Execution Version
Restricted Subsidiaries taken as a whole a liability (not paid or fully covered by third-party insurance or effective indemnity) equal to, or in excess of $100,000,000 (net of any amounts which are covered by insurance or an effective indemnity), and all such judgments or decrees shall not have been vacated, discharged, dismissed, stayed or bonded within 30 days from the entry thereof; or
(i)    (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof in accordance with the terms thereof or hereof) to be in full force and effect or shall be asserted in writing by the Borrower or any Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document with respect to any material portion of the Collateral of the Borrower and its Restricted Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from limitations of foreign laws, rules and regulations as they apply to pledges of Capital Stock in Foreign Subsidiaries or the application thereof, or from (A) the Collateral Agent no longer having possession of certificates actually delivered to it representing equity interests pledged under any Loan Document, or (B) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner or (y) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) the Guarantee Obligations pursuant to the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or such Guarantee Obligations shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations;
(j)    for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Restatement Date, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) shall become the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 as in effect on the Restatement Date), directly or indirectly, of more than 35% of the then outstanding voting securities having ordinary voting power of the Borrower (a “Change of Control”); or
(k)    to the extent then in effect, the Intercreditor Agreement or any Other Intercreditor Agreement shall cease, for any reason (other than by reason of the express release thereof in accordance with the terms thereof or hereof) to be in full force and effect or shall be asserted in writing by the Borrower or any Guarantor not to be a legal, valid and binding obligation of any party thereto;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and (c) if such event is an Event of Default under Section 7.1, either or both of the following actions may be taken: (i) with the

Execution Version
consent of the Required Pro Rata Lenders, the Administrative Agent may, or upon the request of the Required Pro Rata Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments; and (ii) with the consent of the Required Pro Rata Lenders, the Administrative Agent may, or upon the request of the Required Pro Rata Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Term Loans and/or Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been backstopped or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower then due and owing hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8.1 or otherwise in any Loan Document, presentment, demand and protest of any kind are hereby expressly waived by the Borrower.
For the avoidance of doubt, Excluded Swap Obligations with respect to a Loan Party shall not be paid with amounts received from such Loan Party but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations set forth above in this Section.
SECTION 9.    THE ADMINISTRATIVE AGENT
9.1    Authorization and Action.
(a)    Each Lender, the Swing Line Lender and each Issuing Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender, the Swing Line Lender and each Issuing Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender, the Swing Line Lender and each Issuing Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender, the Swing Line Lender and each Issuing Lender; provided, however, that the Administrative Agent shall not be required to take any action that ~~(i)~~  the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a

Execution Version
manner satisfactory to it from the Lenders, the Swing Line Lender and the Issuing Lenders with respect to such action or ~~(ii)~~  is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders, the Swing Line Lender and the Issuing Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Swing Line Lender, Issuing Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)    where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and
(iii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

Execution Version
(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)    None of any Co-Documentation Agent, Co-Syndication Agent or any Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan, Swing Line Loans or any Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Swing Line Lender, the Issuing Lenders and the Administrative Agent (including any claim under Sections 2.9, 2.15, 2.20, 3.3, and 10.5) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, the Swing Line Lender, each Issuing Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Swing Line Lender, the Issuing Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.5). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swing Line Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, the Swing Line Lender or Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender, the Swing Line Lender or Issuing Lender in any such proceeding.
(g)    The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the

Execution Version
Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
9.2    Administrative Agent’s Reliance, Limitation of Liability, Etc.
(a)    Neither the Administrative Agent nor any of its Related Persons shall be ~~(i)~~  liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Persons under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or ~~(ii)~~  responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)    The Administrative Agent shall be deemed not to have knowledge of any ~~(i)~~  notice of any of the events or circumstances set forth or described in Section 6.7 unless and until written notice thereof stating that it is a “notice under Section 6.7” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or ~~(ii)~~  notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender, the Swing Line Lender or an Issuing Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into ~~(A)~~  any statement, warranty or representation made in or in connection with any Loan Document, ~~(B)~~  the contents of any certificate, report or other document delivered thereunder or in connection therewith, ~~(C)~~  the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, ~~(D)~~  the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, ~~(E)~~  the satisfaction of any condition set forth in Article 5 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or ~~(F)~~  the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Borrower, any Subsidiary, any Lender, any Swing Line Lender or any Issuing Lender as a result of, any determination of the Aggregate Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender, Swing Line Lender or any Issuing Lender, or any Dollar Equivalent or Alternative Currency Equivalent, except to the extent that such Liabilities, costs or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent.

Execution Version
(c)    Without limiting the foregoing, the Administrative Agent ~~(i)~~  may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.6, ~~(ii)~~  may rely on the Register to the extent set forth in Section 10.6(b)(iv), ~~(iii)~~  may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, ~~(iv)~~  makes no warranty or representation to any Lender, the Swing Line Lender or any Issuing Lender and shall not be responsible to any Lender, the Swing Line Lender or any Issuing Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, ~~(v)~~  in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Swing Line Lender or an Issuing Lender, may presume that such condition is satisfactory to such Lender, Swing Line Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender, Swing Line Lender or Issuing Lender sufficiently in advance of the making of such Loan and/or Swing Line Loan or the issuance of such Letter of Credit and ~~(vi)~~  shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
9.3    Posting of Communications.
(a)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders, the Swing Line Lender and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Swing Line Lender, each of the Issuing Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Swing Line Lender, each of the Issuing Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF

Execution Version
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE SWING LINE LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender, the Swing Line Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)    Each Lender, the Swing Line Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender, the Swing Line Lender and each Issuing Lender agrees ~~(i)~~  to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s, Swing Line Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and ~~(ii)~~  that the foregoing notice may be sent to such email address.
(e)    Each of the Lenders, the Swing Line Lender, each of the Issuing Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender, the Swing Line Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
9.4    The Administrative Agent Individually. With respect to its Commitments, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, Swing Line Lender or Issuing Lender, as the case may be. The terms “Issuing Lenders”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders, the Swing Line Lender or the Issuing Lenders.

Execution Version
9.5    Successor Administrative Agent and Issuing Lenders.
(a)    The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Swing Line Lender, the Issuing Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, the Swing Line Lender and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York City or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Swing Line Lender, the Issuing Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, ~~(i)~~  the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and ~~(ii)~~  the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that ~~(A)~~  all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and ~~(B)~~  all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender, the Swing Line Lender and each Issuing Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 10.5, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

Execution Version
(c)    Any resignation by JPMorgan Chase Bank, N.A., as Administrative Agent pursuant to this Section 9.5(c) shall also constitute its resignation as the Swing Line Lender, in which case the resigning Administrative Agent (x) shall not be required to make any further Swing Line Loans hereunder and (y) shall maintain all of its rights as Swing Line Lender with respect to any Swing Line Loans made by it prior to the date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder or upon the expiration of the thirty (30) day period following the retiring Administrative Agent’s notice of resignation without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, (ii) the retiring Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii)  the successor Swing Line Lender, in coordination with the Borrower, shall make Swing Line Loans hereunder the proceeds of which shall be applied to the repayment of any outstanding Swing Line Loans of the retiring Swing Line Lender.
(d)    Notwithstanding anything to the contrary contained herein, if at any time any Issuing Lender assigns all of its Commitment and Loans hereunder, such Issuing Lender may, upon 30 days’ notice to the Borrower and the Revolving Lenders, resign as Issuing Lender. If any Issuing Lender resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of such resignation.
9.6    Acknowledgements of Lenders, the Swing Line Lender and Issuing Lenders.
(a)    Each Lender, the Swing Line Lender and each Issuing Lender represents and warrants that ~~(i)~~  the Loan Documents set forth the terms of a commercial lending facility, ~~(ii)~~  it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, Swing Line Lender or Issuing Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender, the Swing Line Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing), ~~(iii)~~  it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, the Swing Line Lender or any other Lender or Issuing Lender, or any of the Related Persons of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and ~~(iv)~~  it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, the Swing Line Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, the Swing Line Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, the Swing Line Lender or any other Lender or Issuing Lender, or any of the Related Persons of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Restatement Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be

Execution Version
delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Date.
(c)
(i)    Each Lender, the Swing Line Lender and each Issuing Lender hereby agrees that (x) if the Administrative Agent notifies such Lender, Swing Line Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender, Swing Line Lender or Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender, Swing Line Lender or Issuing Lender (whether or not known to such Lender, Swing Line Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender, Swing Line Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in Same Day Funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender, Swing Line Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender, Swing Line Lender or Issuing Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender, the Swing Line Lender or any Issuing Lender under this Section 9.6(c) shall be conclusive, absent manifest error.
(ii)    Each Lender, the Swing Line Lender and each Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender, the Swing Line Lender and each Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender, Swing Line Lender or Issuing Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in Same Day Funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

Execution Version
(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv)    Each party’s obligations under this Section 9.6(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
9.7    Collateral Matters.
(a)    Except with respect to the exercise of setoff rights in accordance with Section 10.7 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of cash management services, the obligations under which constitute Cash Management Obligations and Hedge Agreement the obligations under which constitute Specified Swap Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.3. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
9.8    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral ~~(a)~~  at any sale thereof conducted under the provisions of the U.S. Bankruptcy Code, including under Sections 363, 1123 or 1129 of the U.S. Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or ~~(b)~~  at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise)

Execution Version
in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, ~~(i)~~  the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, ~~(ii)~~  each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, ~~(iii)~~  the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.1 of this Agreement), ~~(iv)~~  the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and ~~(v)~~  to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
9.9    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

Execution Version
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof ~~(i)~~  may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents ~~(ii)~~  may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or ~~(iii)~~  may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees,

Execution Version
term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.10    Authorization to Release Liens and Guarantees. The Agents are hereby irrevocably authorized by each of the Lenders to effect any release or subordination of Liens or Guarantee Obligations contemplated by Section 10.15.
SECTION 10.    MISCELLANEOUS
10.1    Amendments and Waivers.
(a)    Except to the extent otherwise set forth in Sections 2.25, 2.26, 2.27, 7.11 and 10.16, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, subject to the acknowledgment of the Administrative Agent, or, with the written consent of the Required Lenders, the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Agents, the Swing Line Lender, the Issuing Lenders, the Lenders or of the Loan Parties or their Subsidiaries hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agents may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date or reduce the amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or premium payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby; (B) amend, modify or waive any provision of paragraph (a) of this Section 10.1 without the written consent of all Lenders; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any Guarantor that is a Significant Subsidiary from its obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders (except as expressly permitted hereby (including pursuant to Section 7.4 or 7.5) or by any Security Document); (D) amend, modify or waive any provision of paragraph (a) or (c) of Section 2.18, Section 10.07(a) hereof or Section 6.7 of the Guarantee and Collateral Agreement without the written consent of all Lenders directly and adversely affected thereby; (E) amend, modify or waive any provision of paragraph (b) of Section 2.18 without the written consent of the Majority Facility Lenders in respect of each Facility directly and adversely affected thereby; (F) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (G) amend, modify or waive any provision of Section 9 without the written consent of the Agents; (H) amend, modify or waive any provision of Section 3 or adversely affect the rights and duties of the Issuing Lenders under this Agreement without the written consent of the Issuing Lenders; (I) with respect to the making of any Revolving Loan, making of any Swing Line Loan or the issuance, extension or renewal of a Letter of Credit after the Restatement Date, waive any of the conditions precedent set

Execution Version
forth in Section 5.2 without the consent of the Required Revolving Lenders (it being understood and agreed that the waiver of any Default or Event of Default effected with the requisite percentage of Lenders under the other provisions of this Section 10.1 shall be effective to waive such Default or Event of Default, despite the provisions of this clause (I) and following such waiver such Default or Event of Default shall be treated as cured for all purposes hereunder, including under Section 5.2 and this clause (I)); (J) reduce any percentage specified in the definition of Required Revolving Lenders without the written consent of all Revolving Lenders; (K) reduce any percentage specified in the definition of Required Tranche A Term Lenders without the written consent of all Tranche A Term Lenders ; (L) reduce any percentage specified in the definition of Required Pro Rata Lenders without the written consent of all Revolving Lenders and Term Loan A Lenders; (M) reduce any percentage specified in the definition of Required Prepayment Lenders without the written consent of all Term Lenders; (N) amend or modify Section 1.4 or the definition of “Alternative Currency” without the written consent of each Revolving Lender and (to the extent an Issuing Lender is obligated to issue Letters of Credit in an Alternative Currency) each such Issuing Lender; (O) amend, modify or waive any provision of Section 2.6 or adversely affect the rights and duties of the Swing Line Lender under this Agreement without the consent of the Swing Line Lender (provided, however, that this Agreement may be amended to increase the Swing Line Sublimit with only the written consent of the Swing Line Lender, the Borrower and the Required Revolving Lenders); or (P) change any term or provision to permit the issuance or incurrence of any Indebtedness (including any exchange of existing Indebtedness hereunder that results in another class of Indebtedness) with respect to which (x) the Liens on the assets securing the Obligations of any Facility or Tranche would be subordinated or (y) all or any portion of the Obligations of any Facility or Tranche would be subordinated in right of payment, in each case without the consent of 100% of the Lenders of such Class directly and adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing unless limited by the terms of such waiver; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything set forth herein to the contrary, no amendment to Section 7.1, Section 8.1(c) (solely as it relates to an Event of Default under Section 7.1) or the defined terms used in any thereof (but not as used in other Sections), no consent to departure therefrom, and no waiver with respect to a Default or Event of Default under Section 7.1, shall be effective without the prior written consent of the Borrower and the Required Pro Rata Lenders, it being understood that the consent of no other Lender (including the Required Lenders) shall be required.
(b)    Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Required Lenders, the Agents and the Borrower (i) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (ii) to include appropriately, after the effectiveness of any such amendment (or amendment and restatement), the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders, as applicable.
(c)    In addition, notwithstanding the foregoing, this Agreement may be amended, with the written consent of the Agents, the Borrower and the Lenders providing the relevant Refinancing Term Loans (as defined below), as may be necessary or appropriate, in the opinion of the Borrower and

Execution Version
the Administrative Agent, to provide for the incurrence of Permitted Refinancing Obligations under this Agreement in the form of a new tranche of Term Loans hereunder (“Refinancing Term Loans”), which Refinancing Term Loans will be used to refinance all or any portion of the outstanding Term Loans of any Tranche (“Refinanced Term Loans”); provided that (i) the aggregate principal amount of such Refinancing Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, discounts, premiums and expenses), (ii) except as otherwise permitted by the definition of the term “Permitted Refinancing Obligations” (including with respect to maturity and amortization), all terms (other than with respect to pricing, fees and optional prepayments, which terms shall be as agreed by the Borrower and the applicable Lenders) applicable to such Refinancing Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to such Refinanced Term Loans, other than for any covenants and other terms applicable solely to any period after the Latest Maturity Date. The Borrower shall notify the Administrative Agent of the date on which the Borrower proposes that such Refinancing Term Loans shall be made, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that no such Refinancing Term Loans shall be made, and no amendments relating thereto shall become effective, unless the Borrower shall deliver or cause to be delivered documents of a type comparable to those described under clause (xi) of Section 2.25(b).
(d)    In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Agents, the Borrower and the Lenders providing the relevant Refinancing Revolving Commitments (as defined below), as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to provide for the incurrence of Permitted Refinancing Obligations under this Agreement in the form of a new tranche of Revolving Commitments hereunder (“Refinancing Revolving Commitments”), which Refinancing Revolving Commitments will be used to refinance all or any portion of the Revolving Commitments hereunder (“Refinanced Revolving Commitments”); provided that (i) the aggregate amount of such Refinancing Revolving Commitments shall not exceed the aggregate amount of such Refinanced Revolving Commitments (plus accrued interest, fees, discounts, premiums and expenses), (ii) except as otherwise permitted by the definition of the term “Permitted Refinancing Obligations” (including with respect to maturity), all terms (other than with respect to pricing and fees, which terms shall be as agreed by the Borrower and the applicable Lenders) applicable to such Refinancing Revolving Commitments shall be substantially identical to, or less favorable to the Lenders providing such Refinancing Revolving Commitments than, those applicable to such Refinanced Revolving Commitments, other than for any covenants and other terms applicable solely to any period after the Latest Maturity Date. Any New Revolving Loans and Refinancing Revolving Commitments that have the same terms shall constitute a single Tranche hereunder. The Borrower shall notify the Administrative Agent of the date on which the Borrower proposes that such Refinancing Revolving Commitments shall become effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that no such Refinancing Revolving Commitments, and no amendments relating thereto, shall become effective, unless the Borrower shall deliver or cause to be delivered documents of a type comparable to those described under clause (xi) of Section 2.25(b).
(e)    [Reserved].
(f)    Furthermore, notwithstanding the foregoing, if following the Restatement Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, omission, defect, or inconsistency, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders

Execution Version
within five Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.
(g)    Furthermore, notwithstanding the foregoing, this Agreement may be amended, supplemented or otherwise modified in accordance with Section 10.16.
10.2    Notices; Electronic Communications.
(a)    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent (except in the case of a telecopy notice not given during normal business hours for the recipient, which shall be deemed to have been given at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrower, the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such Person or at such other address as may be hereafter notified by the respective parties hereto:
The Borrower:
Maximus, Inc.
1600 Tysons Boulevard, Suite 1400
McLean, VA 22102
Attention: John Martinez
Email: johntmartinez@maximus.com
With a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
300 North LaSalle Dr., Suite 5000
Chicago, IL 60654
Attention: Jacob Schtevie
Email: jschtevie@willkie.com
Agents:
If to the Administrative Agent from the Borrower or any Lender, to the address or addresses separately provided to the Borrower or such Lender, as applicable;
~~JPMorgan Chase Bank, N.A.~~
~~500 Stanton Christiana Road, NCC5, Floor 1~~
~~Newark, DE 19713-2107, United States~~
~~Attention: [•]~~
~~Email: [•]~~
provided that any notice, request or demand to or upon the Agents, the Lenders or the Borrower shall not be effective until received.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the

Execution Version
Administrative Agent and the applicable Lender. The Agents or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders, the Swing Line Lender and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive information other than information that is publicly available, or not material with respect to the Borrower or its Subsidiaries, or their respective securities, for purposes of the United States Federal and state securities laws (collectively, “Public Information”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that is Public Information and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Lenders, the Swing Line Lender and the Lenders to treat such Borrower Materials as containing only Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 10.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that there is no requirement that the Borrower identify any such information as “PUBLIC.”
(d)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Swing Line Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet or notices through the Platform or any other electronic platform or electronic messaging service, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party or any of its Related Persons; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Swing Line Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(e)    Each of the Borrower, the Administrative Agent, the Swing Line Lender and each Issuing Lender may change its address, telecopier or telephone number for notices and other

Execution Version
communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Swing Line Lender and each Issuing Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain information other than Public Information.
(f)    The Administrative Agent, the Swing Line Lender, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of borrowing) believed in good faith by the Administrative Agent to be given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.3    No Waiver; Cumulative Remedies.
(a)    No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders, the Swing Line Lender and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (i) each Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each Issuing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.7(b) (subject to the terms of Section 10.7(a)), (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law and (v) the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents.
10.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant

Execution Version
hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5    Payment of Expenses; Indemnification. (a) Except with respect to Taxes which are addressed in Section 2.20, the Borrower agrees (i) to pay or reimburse each Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation, execution and delivery of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and any amendment, supplement or modification thereto, and, as to the Agents only, the administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements and other charges of a single firm of counsel to the Agents (plus one firm of special regulatory counsel and one firm of local counsel per material jurisdiction as may reasonably be necessary in connection with collateral matters) in connection with all of the foregoing, (ii) to pay or reimburse each Lender and each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a)(i) above (including all such costs and expenses incurred in connection with any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the documented fees and disbursements of a single firm of counsel and, if necessary, a single firm of special regulatory counsel and a single firm of local counsel per material jurisdiction as may reasonably be necessary, for the Agents and the Lenders, taken as a whole and, in the event of an actual or perceived conflict of interest, where the Agent or Lender affected by such conflict informs the Borrower and thereafter retains its own counsel, one additional counsel for each Lender or Agent or group of Lenders or Agents subject to such conflict and (iii) to pay, indemnify or reimburse each Lender, each Agent, the Swing Line Lender, each Issuing Lender, each Lead Arranger and their respective Affiliates, and their respective partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements arising out of any actions, judgments or suits of any kind or nature whatsoever, arising out of or in connection with any claim, action or proceeding relating to or otherwise with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a) above and the transactions contemplated hereby and thereby, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”); provided that, the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from (A) the gross negligence, bad faith, willful misconduct or material breach of the Loan Documents of such Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto) or (B) any dispute solely among Indemnitees or their respective Related Persons other than claims against any agent or arranger in its capacity or in fulfilling its role as agent or arranger or any similar role in respect of the credit facilities provided hereunder and other than claims to the extent arising out of any act or omission on the part of the Borrower or its Related Parties)). For purposes hereof, a “Related Person” of an Indemnitee means (i) if the Indemnitee is any Agent or any of its Affiliates or their respective partners that are natural persons, members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Agent and its Affiliates and their respective officers, directors, employees, agents and controlling Persons; provided that solely for purposes of Section 9, references to each Agent’s Related Persons shall

Execution Version
also include such Agent’s trustees and advisors, and (ii) if the Indemnitee is any Lender or any of its Affiliates or their respective partners that are natural persons, members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Lender and its Affiliates and their respective officers, directors, employees, agents and controlling Persons. All amounts due under this Section 10.5 shall be payable promptly after receipt of a reasonably detailed invoice therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address thereof set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Obligations.
(b)    To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, the Collateral Agent, any Lead Arranger, any Issuing Lender, any Lender and any Swing Line Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.5(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.5(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
10.6    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) subject to Sections 2.24 and 2.26(e), no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may, in compliance with applicable law, assign (other than to a Defaulting Lender, a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or, except as provided in clause (g) below, to the Borrower or any of its Affiliates) to one or more assignees (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided that no consent of the Borrower shall be required for an assignment of (x) Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below), (y) Revolving Commitments and/or Revolving Loans to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender, in each case, who are capable of funding in each Alternative Currency within the time periods specified for borrowings of Revolving Loans hereunder or

Execution Version
(z) any Loan or Commitment if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing, any other Person and provided further, that a consent under this clause (A) shall be deemed given if the Borrower shall not have objected in writing to a proposed assignment within ten Business Days after receipt by it of a written notice thereof from the Administrative Agent; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to (i) in the case of Term Loans, a Lender, an Affiliate of a Lender or an Approved Fund and (ii) in the case of Revolving Commitments and/or Revolving Loans, a Revolving Lender; and
(C)    in the case of an assignment under the Revolving Facility, the Swing Line Lender and each Issuing Lender.
(ii)    Subject to Sections 2.24 and 2.26(e), assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of (I) the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or (II) if earlier, the “trade date” (if any) specified in such Assignment and Assumption) shall not be less than (x) $5,000,000, in the case of the Revolving Facility or (y) $1,000,000, in the case of the Tranche A Term Facility or the Tranche B Term Facility, unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent and the Borrower (or, at the Borrower’s request, manually) together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more related Approved Funds; and
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and all applicable tax forms.
For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions

Execution Version
of credit in the ordinary course and that is administered or managed by (I) a Lender, (II) an Affiliate of a Lender, (III) an entity or an Affiliate of an entity that administers or manages a Lender or (IV) an entity or an Affiliate of an entity that is the investment advisor to a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be subject to the obligations under and entitled to the benefits of Sections 2.19, 2.20, 2.21, 10.5 and 10.14). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6 (and will be required to comply therewith).
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans, Swing Line Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive absent demonstrable error for such purposes), notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Swing Line Lender, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee (except as contemplated by Sections 2.24 and 2.26(e)), the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder) and all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of any Person, in compliance with applicable law, sell participations to one or more banks or other entities (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lenders and the other Lenders shall continue to deal solely and directly

Execution Version
with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.07(b) (if such Participant agrees to have related obligations thereunder) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation). No Participant shall be entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20, as (and to the extent) applicable, as if such Participant were a Lender.
(iii)    Each Lender that sells a participation, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register on which it enters the name and addresses of each Participant, and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (it its capacity as such) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may, without the consent of or notice to the Administrative Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

Execution Version
(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring the same (in the case of an assignment, following surrender by the assigning Lender of all Notes representing its assigned interests).
(f)    The Borrower may prohibit any assignment if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee to determine whether any such filing or qualification is required or whether any assignment is otherwise in accordance with applicable law.
(g)    Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Tranche B Term Loans hereunder to the Borrower or any of their Subsidiaries, solely to the extent that:
(i)    such assignment is made pursuant to a Dutch auction open to all Lenders holding Tranche B Term Loans on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent;
(ii)    no Event of Default has occurred and is continuing or would result therefrom;
(iii)    any such Tranche B Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Borrower or any of their Subsidiaries;
(iv)    the Borrower and their Subsidiaries do not use the proceeds of the Revolving Facility to acquire such Tranche B Term Loans; and
(v)    the aggregate outstanding principal amount of the Tranche B Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Tranche B Term Loans purchased by the Borrower or its Subsidiaries pursuant to Section 10.6(g) and each principal repayment installment with respect to the Term Loans of such Tranche pursuant to Section 2.3 shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased;
provided that there shall be no requirement for the Borrower or any of its Subsidiaries to make a representation that, as of the date of any such purchase and assignment, it is not in possession of material non-public information with respect to the Borrower and/or any Subsidiary thereof and/or any of their respective securities.
(h)    Notwithstanding anything to the contrary contained herein, the replacement of any Lender pursuant to Section 2.24 or 2.26(e) shall be deemed an assignment pursuant to Section 10.6(b) and shall be valid and in full force and effect for all purposes under this Agreement.
10.7    Adjustments; Set off.
(a)    Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or Lenders or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise) in a greater proportion than any such

Execution Version
payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the expiration of any cure or grace periods, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tiff”) transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof.
10.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
10.12    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

Execution Version
(a)    submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents and any Letter of Credit to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) any Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 10.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;
(b)    consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Loan Parties to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5).
10.13    Acknowledgments. The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    neither the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders;

Execution Version
(d)    no advisory or agency relationship between it and any Agent or Lender is intended to be or has been created in respect of any of the transactions contemplated hereby,
(e)    the Agents and the Lenders, on the one hand, and the Borrower, on the other hand, have an arms-length business relationship,
(f)    the Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents,
(g)    each of the Agents and the Lenders is engaged in a broad range of transactions that may involve interests that differ from the interests of the Borrower and none of the Agents or the Lenders has any obligation to disclose such interests and transactions to the Borrower by virtue of any advisory or agency relationship, and
(h)    none of the Agents or the Lenders has advised the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, the validity, enforceability, perfection or avoidability of any aspect of any of the transactions contemplated hereby under applicable law, including the U.S. Bankruptcy Code or any consents needed in connection therewith), and none of the Agents or the Lenders shall have any responsibility or liability to the Borrower with respect thereto and the Borrower has consulted with its own advisors regarding the foregoing to the extent it has deemed appropriate. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.14    Confidentiality. The Agents and the Lenders agree to treat any and all information, regardless of the medium or form of communication, that is disclosed, provided or furnished, directly or indirectly, by or on behalf of the Borrower or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby, whether furnished before or after the Restatement Date (“Confidential Information”), as strictly confidential and not to use Confidential Information for any purpose other than evaluating the Transactions and negotiating, making available, syndicating and administering this Agreement (the “Agreed Purposes”). Without limiting the foregoing, each Agent and each Lender agrees to treat any and all Confidential Information with adequate means to preserve its confidentiality, and each Agent and each Lender agrees not to disclose Confidential Information, at any time, in any manner whatsoever, directly or indirectly, to any other Person whomsoever, except (1) to its partners that are natural persons, members that are natural persons, directors, officers, employees, counsel, advisors, trustees, Affiliates (including natural persons, directors, officers, employees, counsel, advisors, trustees thereof) and other representatives (collectively, the “Representatives”), to the extent necessary to permit such Representatives to assist in connection with the Agreed Purposes (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any pledgee referred to in Section 10.6(d) and prospective Lenders and participants in connection with the syndication (including secondary trading) of the Facilities and Commitments and Loans hereunder, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms, (3) to any party or prospective party (or their advisors) to any swap, derivative or similar transaction under which payments are made by reference to the Borrower and the Obligations, this Agreement or payments hereunder, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms, (4) upon the request or demand of any Governmental Authority having or

Execution Version
purporting to have jurisdiction over it, (5) in response to any order of any Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (6) to the extent reasonably required or necessary, in connection with any litigation or similar proceeding relating to the Facilities, (7) information that has been publicly disclosed other than in breach of this Section 10.14, (8) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or in connection with examinations or audits of such Lender, (9) to the extent reasonably required or necessary, in connection with the exercise of any remedy under the Loan Documents, (10) to the extent the Borrower has consented to such disclosure in writing, (11) to any other party to this Agreement, (12) to any actual or potential insurer or reinsurer, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms or (13) by the Administrative Agent to the extent reasonably required or necessary to obtain a CUSIP for any Loans or Commitment hereunder, to the CUSIP Service Bureau. Each Agent and each Lender acknowledges that (i) Confidential Information includes information that is not otherwise publicly available and that such non-public information may constitute confidential business information which is proprietary to the Borrower and (ii) the Borrower has advised the Agents and the Lenders that it is relying on the Confidential Information for its success and would not disclose the Confidential Information to the Agents and the Lenders without the confidentiality provisions of this Agreement. All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Assumption, the provisions of this Section 10.14 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively.
10.15    Release of Collateral and Guarantee Obligations; Subordination of Liens.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with (i) any Disposition of Property permitted by the Loan Documents or (ii) (x) any Loan Party becoming an Excluded Guaranty Subsidiary (other than solely as a result of becoming a non-wholly owned subsidiary) or ceasing to be a Subsidiary (y) any Loan Party ceasing to be a wholly-owned subsidiary pursuant to a transaction (I) with a Person that is not an Affiliate of the Borrower, (II) for a bona fide business purpose (the primary purpose (as reasonably determined by the Borrower) of which was not to cause such entity to become an Excluded Guaranty Subsidiary) and (III) for fair market value, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement, any Specified Foreign Currency L/C Agreement or documentation in respect of Cash Management Obligations) execute and deliver all releases reasonably necessary or desirable to evidence the release of Liens created in any Collateral being Disposed of in such Disposition or of such Subsidiary, as applicable, and to provide notices of the termination of the assignment of any Property for which an assignment had been made pursuant to any of the Loan Documents which is being Disposed of in such Disposition or of such Subsidiary, as applicable, and to release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition or which becomes an Excluded Guaranty Subsidiary or ceases to be a Subsidiary, as applicable. Any representation, warranty or covenant contained in any Loan Document relating to any such Property so Disposed of (other than Property Disposed of to the Borrower

Execution Version
or any of its Restricted Subsidiaries) or of a Loan Party which becomes an Excluded Guaranty Subsidiary or ceases to be a Subsidiary, as applicable, shall no longer be deemed to be repeated once such Property is so Disposed of.
(b)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (x) obligations in respect of any Specified Hedge Agreement, any Specified Foreign Currency L/C Agreement or Cash Management Obligations and (y) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not cash collateralized or backstopped, upon the request of the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement, any Specified Foreign Currency L/C Agreement or documentation in respect of Cash Management Obligations) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements, Specified Foreign Currency L/C Agreements or Cash Management Obligations or contingent or indemnification obligations not then due. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Liens permitted by the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.3.
(d)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Investment Grade Event and upon the written request of the Borrower, the security interest of the Collateral Agent in the Collateral shall be automatically and unconditionally released, and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Specified Hedge Agreement, any Specified Foreign Currency L/C Agreement or documentation in respect of Cash Management Obligations) take such actions as the Borrower may reasonably request to effect or evidence such release; provided, however, that, if thereafter the Borrower’s Investment Grade Status is not maintained, the Borrower shall within 60 days (or such longer period of time as may be agreed to by the Collateral Agent), cause all such released Collateral to be repledged to the Collateral Agent as and to the extent such Collateral was, or was required to be, pledged under the applicable Security Documents as in effect immediately prior to such release. Any release or repledge of Collateral contemplated by this Section 10.15(d) shall be at the sole cost and expense of the Borrower, and any such release shall be without recourse or warranty.
10.16    Accounting Changes. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial ratios, standards or terms in this Agreement, then following notice either from the Borrower to the Administrative Agent or from the Administrative Agent to the Borrower (which the Administrative Agent shall give at the request of the Required Lenders), the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same

Execution Version
after such Accounting Changes as if such Accounting Changes had not been made. If any such notices are given then, unless the Borrower notifies the Administrative Agent that it would be unduly burdensome on the Borrower to do so (as determined in good faith by the Borrower, which determination shall be conclusive), regardless of whether such notice is given prior to or following such Accounting Change, until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders and have become effective, all financial ratios, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. Any amendment contemplated by the prior sentence shall become effective upon the consent of the Required Lenders, it being understood that a Lender shall be deemed to have consented to and executed such amendment if such Lender has not objected in writing within five Business Days following receipt of notice of execution of the applicable amendment by the Borrower and the Administrative Agent, it being understood, that the posting of an amendment referred to in the preceding sentence electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, in each case, occurring after the Restatement Date, including any change to IFRS contemplated by the definition of “GAAP.”
10.17    WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.
10.18    USA PATRIOT ACT. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Publ. 107 56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the USA Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender or Agent reasonably promptly upon request from such Lender or Agent.
10.19    Effect of Certain Inaccuracies. In the event that any financial statement delivered pursuant to Section 6.1(a) or (b) or any Compliance Certificate delivered pursuant to Section 6.2(b) is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or Applicable Commitment Fee Rate for any period (an “Applicable Period”) than the Applicable Margin or Applicable Commitment Fee Rate for such Applicable Period, then (i) promptly following the correction of such financial statement by the Borrower, the Borrower shall deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin or Applicable Commitment Fee Rate for the Test Period preceding the delivery of such corrected financial statement and Compliance Certificate shall be determined based on the corrected Compliance Certificate for such Applicable Period and (iii) the Borrower shall promptly pay to the Administrative Agent the accrued additional interest or commitment fees owing as a result of such increased Applicable Margin or Applicable Commitment Fee Rate for such Test Period. This Section 10.19 shall not limit the rights of the Administrative Agent or the Lenders hereunder, including under Section 8.1.

Execution Version
10.20    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.20 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
10.21    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, or the Administrative Agent, any Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Swing Line Lender, such Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender, the Swing Line Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders, the Swing Line Lender and the Issuing Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.22    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby, including any Borrowing Notice, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

Execution Version
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document;
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)    As used in this Section 9.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:

Execution Version
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
10.25    Amendment and Restatement. This Agreement amends and restates in its entirety and in all respects, the Existing Credit Agreement from and after the Restatement Date. The parties hereto acknowledge and agree, however, that (i) this Agreement does not constitute a novation or termination of the Obligations (under and as defined in the Existing Credit Agreement) as in effect prior to the Restatement Date and (ii) the Obligations (under and as defined in the Existing Credit Agreement) are hereby renewed and increased pursuant to the terms set forth in this Agreement in each case, except to the extent any such Obligations have been repaid or extinguished in connection herewith. The parties hereto further acknowledge and agree that the liens and security interest in favor of the Administrative Agent for the benefit of the Lenders and the other Secured Parties securing payment of the Obligations (under and as defined in the Existing Credit Agreement) are in all respects continuing and in full force and effect with respect to all Obligations.
10.26    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law).